Exhibit 10.2

Execution Version

FSSL Finance BB AssetCo LLC,
ISSUER,

BARCLAYS BANK PLC,

LIQUIDATION AGENT

AND

Computershare TRUST COMPANY, N.A.,
TRUSTEE

INDENTURE

Dated as of September 6, 2023

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULES

Schedule A	Schedule of Collateral Obligations

Schedule B	Eligibility Criteria

EXHIBITS

Exhibit A	Form of Rule 144A Global Note

Exhibit B	Form of Regulation S Global Note

Exhibit C	[Reserved]

Exhibit D	Form of Owner Certificate

Exhibit E-1	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Regulation S Global Note

Exhibit E-2	Form of Transferor Certificate for Transfer of Regulation S Global Note or Certificated Note to Rule 144A Global Note

Exhibit E-3	Form of Transferee Certificate of Regulation S Global Note

Exhibit E-4	Form of Transferee Certificate of Rule 144A Global Note

Exhibit F	Form of Important Section 3(c)(7) Notice

Exhibit G	[Reserved]

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INDENTURE, dated as of September 6, 2023, between FSSL Finance BB AssetCo LLC, a Delaware limited liability company (the “Issuer”), Barclays Bank PLC, a public limited company incorporated in England and Wales, as liquidation agent (the “Liquidation Agent”), and Computershare Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the terms of this Indenture have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising,

(a)            the Collateral Obligations listed, as of the Closing Date, in Schedule A to this Indenture and as such Schedule A may be modified, amended and revised subsequent to the Closing Date by the Issuer, including any part thereof which consists of general intangibles relating thereto, all payments made or to be made thereon or with respect thereto, and all Collateral Obligations including any part thereof which consists of general intangibles relating thereto, which are delivered or credited to the Trustee, or for which a Security Entitlement is delivered or credited to the Trustee or which are credited to one or more of the Issuer Accounts on or after the Closing Date and all payments made or to be made thereon or with respect thereto,

(b)            the Investment Management Agreement as and to the extent set forth in Article XV, the Sale and Contribution Agreement, the Collateral Administration Agreement, the Subscription Agreement, each other Transaction Document and the Issuer’s rights under each of them,

(c)            the Issuer Accounts and any other accounts of the Issuer, Eligible Investments purchased with funds on deposit therein or credited thereto, and all funds or Financial Assets now or hereafter deposited therein and income from the investment of funds therein or credited thereto, including any part thereof which consists of general intangibles relating thereto,

(d)            all money (as defined in the UCC) delivered to the Trustee (or its bailee),

(e)            all securities, investments, investment property, instruments, money, deposit accounts and agreements of any nature in which the Issuer has an interest, including any part thereof which consists of general intangibles relating thereto, and

(f)            all Proceeds of any of the foregoing.

provided that such Grants shall not include any Excepted Property.

Such Grants are made, however, in trust, to secure the Secured Obligations equally and ratably without prejudice, priority or distinction between the Secured Obligations by reason of difference in time of issuance or incurrence or otherwise, except as expressly provided in this Indenture (including Section 2.7, Article XI and Article XIII), and to secure (i) the payment of all amounts due on the Secured Obligations in accordance with their terms and (ii) compliance with the provisions of this Indenture and each related document, all as provided herein and therein.

Except to the extent otherwise provided herein, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties. Upon the occurrence of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held, subject to Section 6.16 hereof, for the benefit and security of the Secured Parties, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the provisions hereof such that, subject to Section 6.16, the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE I.

DEFINITIONS

Section 1.1      Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination or calculation of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of determination or calculation is expressly specified in the particular provision.

“Act”: The meanings specified in Section 14.2(a).

“Administrative Expenses”: Amounts (other than any Reserved Expenses) due or accrued with respect to any Payment Date and payable in the following order to:

(i)	the Trustee (in all of its capacities) pursuant to Section 6.7 and other provisions under this Indenture and the Transaction Documents;

(ii)	the Collateral Administrator under the Collateral Administration Agreement or this Indenture and the Bank in any of its other capacities under the Transaction Documents;

(iii)	after the occurrence and during the continuance of an Event of Default, and to the extent that such amounts are not already payable to or paid to the Liquidation Agent in its capacity as the Repo Buyer or as a Holder, the Liquidation Agent, including reasonable and documented legal fees and out-of-pocket expenses of one external counsel;

(iv)	the Investment Manager (other than the Investment Management Fees) under the Investment Management Agreement, including legal fees and expenses of counsel to the Investment Manager;

(v)	the Independent Managers pursuant to the Independent Manager Agreement in respect of certain services provided to the Issuer;

(vi)	the agents and counsel of the Issuer for fees, including retainers, and expenses; and

(vii)	without duplication, any Person in respect of any other reasonable fees or expenses of the Issuer (including in respect of any indemnity obligations, if applicable) not prohibited under this Indenture and any reports and documents delivered pursuant to or in connection with this Indenture and the Notes.

“Adverse Proceeding”: Any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Issuer) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Issuer’s or the Investment Manager’s knowledge, threatened in writing against the Issuer or the Investment Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in subclause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to the Issuer, this definition shall exclude the Independent Managers, their Affiliates and any other special purpose vehicle to which the Independent Managers are or will be providing administrative services, as a result solely of the Independent Managers acting in such capacity or capacities. With respect to the Investment Manager, the Equity Owner, the Issuer or the Repo Seller, this definition shall exclude any entity, other than the Investment Manager, Equity Owner, Issuer or Repo Seller, for which such Person’s or any of their respective Affiliates’ equity therein constitutes an investment held by such Person in the ordinary course of business (such excluded entities, “Portfolio Companies”).

“Affiliate Obligation”: An obligation whose obligor is an Affiliate or Portfolio Company of the Issuer or the Investment Manager.

“Agent Members”: Members of, or participants in, DTC.

“Aggregate Outstanding Amount”: When used with respect to any or all of the Notes, the aggregate principal of such Notes Outstanding on the date of determination.

“Aggregate Principal Amount”: When used with respect to any or all of the Collateral Obligations, Eligible Investments or Cash, the aggregate of the Principal Balances of such Collateral Obligations, Eligible Investments or Cash, in each case, without giving effect to the proviso in the definition of “Principal Balance”, on the date of determination.

“Aggregate Unfunded Exposure Leverage Amount”: On any date of determination, with respect to all of the Delayed Funding Term Loan or Revolving Loans then held by the Issuer, the sum of all Unfunded Exposure Leverage Amounts.

“Anti-Corruption Laws”: All laws, rules, or regulations of any jurisdiction concerning or relating to bribery or corruption, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, each as amended.

“Anti-Money Laundering Laws”: All laws, rules or regulations of any jurisdiction concerning or relating to money laundering or terrorism financing, including but not limited to the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act.

“Applicable Law”: For any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Authenticating Agent”: With respect to the Notes, the Person, if any, designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.15.

“Authorized Officer”: With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer. With respect to the Investment Manager, any officer, employee or agent of the Investment Manager who is authorized to act for the Investment Manager in matters relating to, and binding upon, the Investment Manager with respect to the subject matter of the request, certificate or order in question, and, in each case, with direct responsibility for the administration of this transaction. With respect to the Collateral Administrator, any officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of (i) the current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) the principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) the purchase price or the accreted value, as applicable, (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: Computershare Trust Company, N.A., in its individual capacity and not as Trustee, and any successor thereto.

“Bankruptcy Code”: The United States Bankruptcy Code, as set forth in Title 11 of the United States Code, as amended.

“Bankruptcy Event”: With respect to any Person, such Person (i) becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, and in the case of any such involuntary proceeding, such proceeding shall continue undismissed, unstayed, undischarged and/or unrestrained and in effect for a period of 60 consecutive days or (ii)has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Benefit Plan Investor”: Any (a) employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) plan as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (c) entity whose underlying assets include “plan assets” (within the meaning of the Plan Asset Regulation, as modified by Section 3(42) of ERISA) by reason of any such employee benefit plan’s or plan’s investment in the entity.

“Bonds”: An obligation that (i) constitutes borrowed money and (ii) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or an interest therein).

“Borrowing Base”: The meaning specified in the Margining Agreement.

“Borrowing Base Test”: The meaning specified in the Margining Agreement.

“Business Day”: Any day on which commercial banks are open for general business in New York, New York and the city in which the Corporate Trust Office of the Trustee is located.

“Calculation Agent”: The Calculation Agent as defined in and under the Repurchase Agreement, who shall initially be Barclays Bank PLC.

“CAD”: Such coin or currency of Canada as at the time shall be legal tender for all debts, public and private.

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Equivalents”: Any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by the Liquidation Agent or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s. Subject to the foregoing, Cash Equivalents may include investments in which the Trustee or its Affiliates provide services and receive compensation.

“Cause”: The meaning specified in the Investment Management Agreement.

“Certificate of Authentication”: The Trustee’s or Authenticating Agent’s certificate of authentication on any Note, as set forth in Exhibit A or Exhibit B, as applicable.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: A Collateral Obligation that is a Financial Asset that is registered in the name of a Clearing Corporation or the nominee of such Clearing Corporation and, if a Certificated Security, is held in the custody of such Clearing Corporation.

“Clearstream”: Clearstream Banking S.A., a company incorporated as a société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 42, avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-9248 (formerly Cedel Bank) and a wholly-owned subsidiary of Clearstream International.

“Closing Date”: September 6, 2023.

“Closing Date Participation Interest”: A Participation Interest that is contributed to the Issuer pursuant to the Sale Agreement on the Closing Date.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: All money, instruments, investment property and other property and rights and all Proceeds that have been Granted by the Issuer to the Trustee, but excluding, for the avoidance of doubt, the Excepted Property, under the Granting Clause.

“Collateral Account”: The segregated trust account or accounts established pursuant to Section 10.2(c).

“Collateral Administration Agreement”: An agreement dated as of the Closing Date, among the Issuer, the Investment Manager and the Collateral Administrator, as amended from time to time.

“Collateral Administrator”: Computershare Trust Company, N.A., solely in its capacity as Collateral Administrator under the Collateral Administration Agreement, until a successor Person shall have become the Collateral Administrator pursuant to the applicable provisions of the Collateral Administration Agreement, and thereafter “Collateral Administrator” shall mean such successor Person.

“Collateral Obligation”: A Loan (or a Participation Interest) or Bond that, at the time it is Purchased (or a commitment is made to Purchase such obligation) by the Issuer, satisfies each of the Eligibility Criteria (except in each case to the extent any one or more of such criteria are expressly waived in writing by the Liquidation Agent), as determined by the Liquidation Agent in its sole and absolute discretion.

“Collateral Portfolio”: On any date of determination, all Pledged Obligations and all Cash held in any Issuer Account (excluding Eligible Investments and Cash constituting, in each case, Interest Proceeds).

“Competitor”: Has the meaning given to such term in the Repurchase Agreement.

“Confidential Information”: The meaning specified in Section 14.14.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee, (a) for note transfer purposes and for purposes of presentment and surrender of the Notes for the final distributions thereon, Computershare Trust Company, N.A., Corporate Trust Services Division, 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Corporate Trust Services – FSSL Finance BB Assetco LLC , and (b) for all other purposes, Computershare Trust Company, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: CLO Trust Services – FSSL Finance BB Assetco LLC, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Investment Manager, or the principal corporate trust office of any successor Trustee.

“Current Market Value”: The meaning assigned to such term in the Margining Agreement.

“Default”: Any event or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”: Any Collateral Obligation shall constitute a “Defaulted Obligation” if with respect to such Collateral Obligation there has occurred any one or more of the following: (a) a Bankruptcy Event with respect to the obligor thereunder; (b) a default with respect to the payment of principal or interest in accordance with its terms (including the terms of its Reference Instruments, after giving effect to the shorter of (x) any grace and/or cure period set forth in the related Reference Instruments and (y) a grace period of five (5) Business Days) or (c) a breach by the obligor (or, in each case, any parent or other Affiliate thereof to which such obligations apply) thereunder of any financial covenant set forth in its Reference Instrument, or (d) a default resulting from a failure to deliver financial statements required in accordance with the terms of its Reference Instruments after giving effect to any grace and/or cure period set forth in the related Reference Instrument, unless, in each case of clauses (a) to (d), waived by the Liquidation Agent.

“Definitive Note”: Any Note delivered in exchange for a Global Note under Section 2.10.

“Delayed Funding Term Loan”: Any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the Reference Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the obligor thereon expire or are terminated or reduced to zero.

“Delayed Settlement Asset” means a Collateral Obligation consisting of a Secondary Bond which has traded but not settled within 3 Business Days from the related Trade Date thereof.

“Deliver” or “Delivery”: The taking of the following steps by the Issuer (or the Investment Manager on its behalf):

(1)            except as provided in clauses (3) or (4) below, in the case of Collateral Obligations and Eligible Investments by (x) (A) in the case of any certificated security or instrument (other than any instrument covered by clause (3) below), causing the delivery thereof to the Issuer Accounts Securities Intermediary endorsed to the Issuer Accounts Securities Intermediary or endorsed in blank, (B) in the case of an Uncertificated Security, causing such Uncertificated Security to be continuously registered on the books of the obligor thereof to the Issuer Accounts Securities Intermediary and (C) in the case of any security maintained on the books and records of a clearing corporation (as defined in Section 8-102(a)(5) of the UCC), causing the relevant clearing corporation to continuously credit such security to a securities account of the Issuer Accounts Securities Intermediary, (y) causing the Issuer Accounts Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (z) causing the Issuer Accounts Securities Intermediary to agree, pursuant to this Indenture, that it will comply with entitlement orders originated by the Trustee with respect to each such security entitlement without further consent by the Issuer;

(2)            in the case of Collateral Obligations consisting of instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Trustee pursuant to clause (1) above, by causing (x) the Trustee to obtain possession of such Possessory Collateral in the State of Minnesota or another State of the United States that has adopted Articles 8 and 9 of the Uniform Commercial Code (a “UCC State”), or (y) a Person other than the Issuer and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in a UCC State, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Trustee or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Trustee and (II) to then acquire possession of such Possessory Collateral in a UCC State;

(3)            in the case of cash, by causing it to be credited to an account hereunder which constitutes a “deposit account” or a “securities account” under Article 9 of the UCC, and, in the case of a “securities account”, by causing the Issuer Accounts Securities Intermediary to treat such Cash or money as a Financial Asset maintained by such Securities Intermediary and, in the case of a “deposit account”, continuously identify in its books and records the security interest of the Trustee in such account and, except as may be expressly provided herein to the contrary, establishing control within the meaning of Section 9-104 or 9-106 of the UCC over such account in favor of the Trustee in the manner set forth herein;

(4)            in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, by causing the Issuer Accounts Securities Intermediary to continuously identify in its books and records the security interest of the Trustee in such account and, except as may be expressly provided herein to the contrary, establishing control within the meaning of Section 9-104 of the UCC over such account in favor of the Trustee in the manner set forth herein;

(5)            in all cases, including general intangibles, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and

(6)            in all cases by (x) otherwise ensuring that all steps, if any, required under Applicable Law or reasonably requested by the Liquidation Agent to ensure that this Indenture creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of Trustee, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (y) obtaining all applicable consents to the pledge of the Collateral in accordance with the Transaction Documents (except to the extent that the requirement for consent by any Person to the pledge hereunder or transfer thereof to the Trustee or the Liquidation Agent is rendered ineffective under Section 9-406 of the UCC, no such requirement for consent exists in the Reference Instruments or such consent has otherwise been obtained).

“Deposit”: Any Cash deposited with the Trustee by the Issuer on, before or after the Closing Date, for inclusion as Collateral and deposited by the Trustee in the Principal Collection Account.

“deposit accounts”: The meaning specified in the UCC.

“Determination Date”: With respect to a Payment Date, the last Business Day of the calendar month immediately preceding such Payment Date.

“Distribution”: Any payment of principal or interest or any dividend, premium or fee payment made on, or any other distribution in respect of, a security or obligation.

“Distribution Conditions”: With respect to any proposed withdrawal from the Principal Collection Account, the Interest Collection Account or the Collateral Account to make a distribution to the Equity Owner (or a Person designated by the Equity Owner), conditions which shall be satisfied if:

(a)            [reserved];

(b)            in the case of a distribution of Interest Proceeds, Principal Proceeds or Collateral Obligations, such distribution shall only be permitted:

(i) in the case of a distribution of Interest Proceeds or Principal Proceeds in the form of Cash (a) on a Payment Date, to the extent of Excess Waterfall Proceeds or (b) on a day that is not a Payment Date, to the extent of Excess Waterfall Proceeds reasonably expected to be available as of the next succeeding Payment Date; or

(ii) for the avoidance of doubt, if such distribution is in connection with a sale or disposition of Collateral Obligations, such distribution is in compliance with Article XII;

(c)            no Default or Event of Default has occurred and is continuing (or would occur immediately after giving effect to such withdrawal or distribution);

(d)            the Borrowing Base Test is satisfied and will be satisfied on a pro forma basis immediately after giving effect to such withdrawal or distribution;

(e)            [reserved];

(f)            the Issuer gives at least two (2) Business Days prior written notice thereto to the Liquidation Agent, the Trustee and the Collateral Administrator;

(g)            the Issuer represents in writing (which may be by email) to the Liquidation Agent, Trustee and the Collateral Administrator that the Distribution Conditions set forth herein are satisfied; and

(h)            [reserved].

“Dollar” “USD” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Dollar Equivalent”: With respect to any amount denominated (i) in USD, such amount, or (ii) in a currency other than USD, the amount of USD that would be required to purchase such amount of such non-USD currency using the reciprocal foreign exchange rates obtained as described in the definition of the term “Spot Rate”.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which a Distribution is due on a Pledged Obligation.

“Due Period”: Each period beginning on, and including, a Financing Fee Period End Date (or, in the case of the initial Due Period, beginning on, and including, the Facility Commencement Date) and ending on, and excluding, the immediately following Financing Fee Period End Date, where “Facility Commencement Date” means September 6, 2023 and “Financing Fee Period End Date” means the 15th calendar day of each March, June, September and December in each year, commencing with December 15, 2023; provided that in the case of a Due Period that is applicable to the Payment Date relating to the Stated Maturity of any Note or the final Redemption Date ending on (and including) the Business Day immediately preceding such Payment Date. As used herein, each Payment Date shall be related to the Due Period most recently ended as of such Payment Date.

“EBITDA”: With respect to any Collateral Obligation for any trailing twelve month period , the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Reference Instrument for such Collateral Obligation for such trailing twelve month period (together with all add-backs and exclusions as designated in such Reference Instrument), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Reference Instrument, an amount, for the principal obligor on such Collateral Obligation and any of its parents that are obligated as guarantor pursuant to Reference Instrument for such Collateral Obligation and any of its subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Investment Manager in case of any acquisitions)) equal to earnings from continuing operations for such trailing twelve month period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the obligors and (g) any other item the Issuer and the Liquidation Agent mutually deem to be appropriate; provided that with respect to any obligor for which twelve full months of financial data are not available, EBITDA shall be determined for such obligor based on annualizing the financial data from the reporting periods actually available.

“Election Notice”: The meaning specified in Section 5.20.

“Eligibility Criteria”: The eligibility criteria set forth in Schedule B as determined by the Liquidation Agent as of the Trade Date of the relevant Collateral Obligation.

“Eligible Currency”: USD, GBP, Euro and CAD.

“Eligible Jurisdictions”: The United States and any State therein, Canada, Austria, Finland, Ireland, Italy, Netherlands, Portugal, Spain, Switzerland, the United Kingdom, Belgium, Denmark, France, Germany, Luxembourg, Norway, Sweden and any other jurisdiction consented to by the Liquidation Agent in writing (including via email) to the Investment Manager (with a copy to the Issuer and the Trustee) in its sole discretion.

“Eligible Investment”: Any (a) Cash or (b) Cash Equivalents with a rate of return not less than zero.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Owner”: FS Energy and Power Fund (and, following the effectiveness of its name change, FS Specialty Lending Fund or such other name as notified by the Investment Manager to the Liquidation Agent), as the owner of the entire membership interest of the Issuer.

“Equity Owner Purchased Loan Balance”: As of any date of determination, an amount equal to the aggregate Principal Balance (as determined without giving effect to the proviso to the definition of “Principal Balance”) of all Collateral Obligations sold and/or contributed at the time of sale or contribution by the Equity Owner or any of its Affiliates (other than the Issuer or any of its Subsidiaries) to the Issuer or its Subsidiaries prior to such date.

“Equity Security”: Other than a Permitted Equity Security, (i) any equity security or any other security that is not eligible for purchase by the Issuer hereunder and is received with respect to a Collateral Obligation or (ii) any security purchased as part of a “unit” with a Collateral Obligation and that itself is not eligible for purchase by the Issuer hereunder.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euro”, “EUR” or “€”: Such coin or currency of the European Union as at the time shall be legal tender for all debts, public and private.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excepted Property”: Any assets of the Issuer and any amounts received by the Issuer (a) in respect of any Collateral Obligation pursuant to which the Issuer is required to return, turn over, pay or transfer such assets or amounts pursuant to and in accordance the terms of the relevant Reference Instrument(s), sale and purchase agreement(s) or assignment agreement(s), or (b) that constitute Excluded Amounts (under and as defined in the Sale and Contribution Agreement).

“Excess Waterfall Proceeds”: The meaning specified in Section 11.1(a)(B)(vi).

“Exercise Notice”: The meaning specified in Section 5.19.

“Exercise Notice Purchase Price”: The meaning specified in Section 5.19.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(d).

“Expense Reserve Amount”: $100,000.00.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Firm Bid”: The meaning specified in the Margining Agreement.

“First Lien Asset”: Any Loan or Bond that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien, customary waterfall provisions contained in the applicable Reference Instruments), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the related Reference Instruments that are reasonable for similar Loans or Bonds, as applicable, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the collateral subject to a Permitted Working Capital Lien and (2) validly perfected and first priority under Applicable Law (subject to liens permitted under the related Reference Instruments that are reasonable for similar Loans or Bonds, as applicable, and liens accorded priority by law in favor of any Governmental Authority) in all other collateral under Applicable Law and (iii)  unless otherwise agreed by the Liquidation Agent in its sole discretion as of the Trade Date with respect to such Loan or Bond, the Investment Manager determines in good faith, based on the Investment Management Standard, that the value of the collateral for such Loan or Bond (including based on enterprise value) on or about the time of origination or acquisition by the Issuer equals or exceeds the outstanding principal balance of the Loan or Bond plus the aggregate outstanding balances of all other Loans and Bonds of equal or higher seniority secured by a first priority Lien over the same collateral.

“First Lien Liquid Asset”: A First Lien Asset that at the time of origination or acquisition by the Issuer satisfies each of the following criteria, as determined by the Investment Manager acting in good faith in its commercially reasonable discretion: (i) such obligation has an aggregate Tranche Size of at least the Dollar Equivalent of $400,000,000, (ii) such obligation either (x) has at least two (2) quotes from Independent Dealers visible to the Liquidation Agent through Bloomberg, LoanX/Markit Group Limited, Interactive Data, Loan Pricing Corporation or another nationally recognized commercial loan pricing service (and each such quote is as of a recent date and unexpired) or (y) is actively traded by the Liquidation Agent (or any broker-dealer Affiliate thereof) or is agented by the Liquidation Agent or any of its Affiliates and (iii) such obligation or its obligor has (or will have when issued) an explicit rating by S&P of at least “CCC-” or an explicit rating by Moody’s of at least “Caa3”, and does not have (or will not have when issued, if applicable) a lower explicit rating from either such rating agency (in each case, as such rating is determined in accordance with the applicable rating agency’s then-current criteria).

“First Lien Illiquid Asset”: A First Lien Asset that at the time of origination or acquisition by the Issuer does not satisfy all of the criteria set forth in the definition of “First Lien Liquid Asset”, as determined by the Liquidation Agent acting in good faith in its commercially reasonable discretion.

“First Payment Date”: December 20, 2023.

“general intangibles”: The meaning specified in the UCC.

“GAAP”: Generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Issuer.

“GBP”, “£”, and “Sterling”: Such coin or currency of the United Kingdom as at the time shall be legal tender for all debts, public and private.

“Global Note”: Any Regulation S Global Note or Rule 144A Global Note.

“Governmental Authority”: The government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over or confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Noteholder”: With respect to any Note, the Person in whose name such Note is registered in the Register, or for purposes of voting and determinations hereunder, as long as such Note is in global form, a beneficial owner thereof.

“Important Section 3(c)(7) Notice”: A notice substantially in the form of Exhibit F.

“Indebtedness”: With respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of banker’s acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person (regardless of whether such Person has assumed or otherwise become liable for the payment thereof), (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e), provided that, in each case of clauses (a) to (f), “Indebtedness” shall expressly exclude (i) any obligation of such Person to fund any Loan constituting a Revolving Loan or a Delayed Funding Term Loan, (ii) indebtedness of such Person on account of the sale by such Person of the first out tranche of any First Lien Asset that arises solely as an accounting matter under ASC 860, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of a Collateral Obligation to satisfy unperformed obligations of the seller of such Collateral Obligation and (iv) any accrued incentive, management or other fees to an investment manager or its affiliates (regardless of any deferral in payment thereof). For the avoidance of doubt, “Indebtedness” shall not be constituted to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) is not Affiliated with a firm that fails to satisfy the criteria set forth in (i) and (ii). “Independent” when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

“Independent Manager”: A natural person that is (a) for the three (3)-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Issuer or any of its respective Affiliates (other than his or her service as an Independent Manager of the Issuer or other Affiliates of the Issuer that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Issuer or any of its Affiliates (other than his or her service as an Independent Manager of the Issuer or other Affiliates of the Issuer that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a person described in sub-clause (i) or sub-clause (ii) of this clause (a), and (b) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least five (5) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities.

“Independent Manager Agreement”: That certain agreement relating to the designation of Independent Managers, among the Issuer and/or Member and the Independent Managers signatory thereto, as such agreement may be amended from time to time.

“Initial Market Value”: The meaning assigned to such term in the Margining Agreement.

“Initial Principal Amount”: The initial principal amount of the Notes on the Closing Date, which is $500,000,000.

“instruments”: The meaning specified in the UCC.

“Interest Accrual Period”: Subject to Section 14.13, the period from and including the Closing Date (except with respect to any Increase, from and including the effective date of such Increase) to but excluding the First Payment Date, and each successive period thereafter from and including each Payment Date to but excluding the following Payment Date (except with respect to the Payment Date preceding the Stated Maturity or the final Redemption Date, to but excluding the Stated Maturity or such Redemption Date, as the case may be).

“Interest Collection Account”: The trust account or accounts established pursuant to Section 10.2(a).

“Interest Only Security”: Any obligation or security that does not provide in the related Reference Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

“Interest Proceeds”: All payments of interest received in respect of the Collateral Obligations and Eligible Investments acquired with the proceeds of Collateral Obligations (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Issuer acquired the related Collateral Obligation), all other payments on the Eligible Investments acquired with the proceeds of Collateral Obligations (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Collateral Obligations or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that, for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the Unfunded Exposure Account or the Unfunded Exposure Allocated Amounts or any proceeds therefrom.

“Investment”: (a) The purchase of any debt or equity security of any other Person, (b) the making of any Loan or advance to any other Person or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“Investment Company Act”: The United States Investment Company Act of 1940, as amended.

“Investment Management Agreement”: An agreement dated as of the Closing Date, between the Issuer and the Investment Manager relating to the Investment Manager’s performance on behalf of the Issuer of certain investment management duties with respect to the Collateral, as amended from time to time in accordance with the terms thereof and hereof.

“Investment Management Fee”: The Investment Management Fee as defined in the Investment Management Agreement.

“Investment Management Standard”: The standard of care applicable to the Investment Manager as set forth in the Investment Management Agreement.

“Investment Manager”: FS Energy and Power Fund (and, following the effectiveness of its name change, FS Specialty Lending Fund or such other name as notified by the Investment Manager to the Liquidation Agent), a Delaware statutory trust, until a successor Person shall have become the investment manager pursuant to the provisions of the Investment Management Agreement, and thereafter “Investment Manager” shall mean such successor Person. Each reference in the Transaction Documents to the Investment Manager shall be deemed to constitute a reference as well to any agent of the Investment Manager and to any other Person to whom the Investment Manager has delegated any of its duties hereunder in accordance with the terms of the Investment Management Agreement, in each case during such time as and to the extent that such agent or other Person is performing such duties.

“investments”: The meaning specified in the UCC.

“investment property”: The meaning specified in the UCC.

“instruments”: The meaning specified in the UCC.

“IRS”: The U.S. Internal Revenue Service.

“ISDA Definitions”: The 2014 ISDA Credit Derivatives Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for credit rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuer”: FSSL Finance BB AssetCo LLC, a Delaware limited liability company, unless and until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter Issuer shall mean such successor Person.

“Issuer Accounts”: The Interest Collection Account, the Payment Account, the Collateral Account, the Principal Collection Account, the Unfunded Exposure Account and the Expense Reserve Account.

“Issuer Accounts Securities Intermediary”: The person acting as Securities Intermediary under the Securities Account Control Agreement.

“Issuer Order” and “Issuer Request”: A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or by an Authorized Officer of the Investment Manager, as the context may require or permit.

“Junior Illiquid Asset”: A Loan or Bond that at the time of origination by the Issuer or acquisition by the Issuer satisfies each of the following criteria, as determined by the Liquidation Agent acting in good faith in its commercially reasonable discretion: (i) is (or by its terms is permitted to become) contractually subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or is structurally subordinated to other obligations of the obligor’s Affiliates, (ii) is issued by an obligor that is domiciled in the United States, (iii) is denominated in USD and (iv) [reserved].

“Legacy Energy & Power Asset”: The meaning given to it in the Margining Agreement.

“Letter of Credit”: A facility whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an Reference Instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant.

“Lien”: Any security interest, lien, charge, pledge, preference or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law. For the avoidance of doubt, customary restrictions on assignments or transfers of a Collateral Obligation pursuant to the Reference Instruments of such Collateral Obligation shall not be deemed to be a “Lien”.

“Limited Liability Company Agreement”: The governing organizational document of the Issuer.

“Liquidation Agent”: Barclays Bank PLC, in its capacity as Liquidation Agent under the Transaction Documents, provided that if (a) a Liquidation Agent Cause Event occurs, (b) the Repurchase Date under and as defined in the Repurchase Agreement has occurred with respect to all of the Transactions as defined in and under the Repurchase Agreement dated on or about the Closing Date (as amended, restated, supplemented or otherwise modified from time to time) under the Repurchase Agreement, and all obligations of the Repo Seller to the Repo Buyer, and all of its permitted successors and assigns, have been paid in full (other than any contingent obligation that survives the termination thereof by its terms) or (c) a Default or Event of Default (as each such term is defined in the Repurchase Agreement) with respect to which the Repo Buyer is the defaulting party (as each such term is defined in the Repurchase Agreement) or an event of default (howsoever defined) by Barclays Bank PLC under any other Transaction Document has occurred and is continuing, then (x) any provision of this Indenture or any other Transaction Documents giving the Liquidation Agent any voting, approval, consent, instruction, direction or third-party beneficiary rights shall be of no further force or effect, (y) the appointment of Barclays Bank PLC as the Liquidation Agent shall be immediately terminated and (z) any instructions or directions that are to be provided under this Indenture or any other Transaction Documents by the Liquidation Agent to the Issuer or to the Trustee or any other Person shall be provided by the Investment Manager.

“Liquidation Agent Cause Event”: The occurrence of any of the following:

(i)             the Liquidation Agent breaches any provision of any Transaction Document to which it is a party in a manner which has a Material Adverse Effect on the Issuer, Investment Manager or Repo Seller, which violation or breach, if capable of being cured, is not cured within 2 Business Days after the date on which written notice of such breach has been given to the Liquidation Agent by the Issuer (or the Investment Manager on its behalf);

(ii)            the filing of a decree or order for relief by a court having jurisdiction over the Liquidation Agent or any substantial part of its property in an involuntary case under Bankruptcy Laws or any other applicable bankruptcy, insolvency or other law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Liquidation Agent or for any substantial part of its property, or ordering the winding up or liquidation of the Liquidation Agent’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days;

(iii)            the commencement by the Liquidation Agent of a voluntary case under Bankruptcy Laws or any other applicable bankruptcy, insolvency or other law now or hereafter in effect, or the consent by the Liquidation Agent to the entry of an order for relief in an involuntary case under any such law;

(iv)            the consent by the Liquidation Agent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Liquidation Agent or for any substantial part of its property, or the making by the Liquidation Agent of any general assignment for the benefit of creditors; and

(v)            the failure by the Liquidation Agent generally to pay its debts as such debts become due, or the taking of action by the Liquidation Agent in furtherance of the actions described in the immediately preceding clauses (ii), (iii) or (iv).

“Liquidation Proceeds”: With respect to any optional redemption: (i) all Sale Proceeds in Cash from Collateral Obligations sold in connection with such redemption; and (ii) all Cash and Eligible Investments on deposit in the Issuer Accounts.

“Liquid Characteristics”: The meaning given to it in the Margining Agreement.

“Loans”: Collectively, any obligation for the payment or repayment of borrowed money that is documented by a term, delayed draw and/or revolving loan agreement or other similar credit agreement.

“Majority”: With respect to the Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes.

“Margin Stock”: Margin stock as defined under Regulation U issued by the Board of Governors of the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock”.

“Margining Agreement”: the Margining Agreement, dated as of the Closing Date, by and among the Issuer, the Investment Manager, the Liquidation Agent, the Repo Seller, the Repo Buyer and the Calculation Agent.

“Material Action”: To: (i) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming the Issuer as debtor or other initiation of bankruptcy or insolvency proceedings by or against the Issuer, or otherwise seek, with respect to the Issuer, relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Issuer or all or any portion of its properties; (iii) make or consent to any assignment for the benefit of the Issuer’s creditors generally; (iv) admit in writing the inability of the Issuer to pay its debts generally as they become due; (v) petition for or consent to substantive consolidation of the Issuer with any other person; (vi) amend or alter or otherwise modify or remove all or any part of the Special Purpose Provisions of the Limited Liability Company Agreement; (vii) amend, alter or otherwise modify or remove all or any part of the definition of “Independent Manager”, the definition of “Special Purpose Provisions” or the definition of “Material Action” in the Limited Liability Company Agreement; or (viii) consolidate, divide or merge the Company with or into any Person or sell all or substantially all of the assets of the Company.

“Material Adverse Effect”: A material adverse effect on (a) the business, assets, operations or financial condition of the Issuer or the Investment Manager (taken as a whole), (b) the ability of the Issuer or the Investment Manager to perform its material obligations under this Indenture or any of the other Transaction Documents to which it is a party or (c) the rights of or remedies available to the Trustee, the Collateral Administrator, the Issuer Account Securities Intermediary or the Noteholders under this Indenture or any of the other Transaction Documents.

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“maturity”: With respect to any Collateral Obligation, the date on which such obligation shall be deemed to mature (or its maturity date) shall be the earlier of (x) the Stated Maturity of such obligation and (y) if the Issuer has a right to require the issuer or obligor of such Collateral Obligation to purchase, redeem or retire such Collateral Obligation (at par) on any one or more dates prior to its Stated Maturity (a “put right”) and the Investment Manager determines that it shall exercise such put right on any such date, the maturity date shall be the date specified in a certification provided to the Trustee and Collateral Administrator.

“Maturity”: With respect to any Note, the date on which any unpaid principal or notional amount, as applicable, of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maximum Principal Amount”: $500,000,000.

“Member”: FS Energy and Power Fund (and, following the effectiveness of its name change, FS Specialty Lending Fund or such other name as notified by the Investment Manager to the Liquidation Agent), as the initial member of the Issuer, and any Person admitted as an additional member of the Issuer or a substitute member of the Issuer pursuant to the provisions of the Limited Liability Company Agreement, each in its capacity as a member of the Issuer; provided, however, the term “Member” shall not include the Independent Managers.

“money”: The meaning specified in the UCC.

“Monthly Report”: The monthly report provided to the Trustee pursuant to Section 10.5(a), summarizing the account transactions with respect to the Collateral.

“Moody’s”: Moody’s Investors Service, Inc. and any successor or successors thereto.

“Non-Permitted Holder”: The meaning specified in Section 2.5(g)(ii).

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.12(b).

“Non-USD Currency”: Euros, CAD, or GBP.

“Notes”: The notes having the Stated Maturity as set forth in Section 2.3.

“Offer”: (i) With respect to any Collateral Obligation or Eligible Investment, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property (other than, in any case, pursuant to any redemption in accordance with the terms of any related Reference Instrument or for the purpose of registering the security or debt obligation) or (ii) with respect to any Collateral Obligation or Eligible Investment that constitutes a bond, any solicitation by the issuer of such security or borrower with respect to such debt obligation or any other Person to amend, modify or waive any provision of such security or debt obligation.

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“Offer Notice”: The meaning specified in Section 5.20.

“Officer”: With respect to the Issuer or any other limited liability company, any manager, officer or other person authorized pursuant to, or by resolutions approved in accordance with, the operating agreement of such limited liability company to act on behalf of such limited liability company; with respect to any corporation, any director, the Chairman of the Board, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or such person’s attorney-in-fact; with respect to any partnership, any general partner thereof or such person’s attorney-in-fact; and with respect to the Trustee or any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

“Officer’s Certificate”: With respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel”: A written opinion addressed to the Trustee, in form and substance reasonably satisfactory to the Trustee, of a nationally or internationally recognized law firm or an attorney at law admitted to practice (or law firm, one or more of the partners of which are admitted to practice) before the highest court of any state of the United States of America or the District of Columbia, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Investment Manager and which attorney or firm shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and otherwise satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee or shall state that the Trustee shall be entitled to rely thereon.

“Outstanding”: With respect to the Notes, as of any date of determination, all of such Notes, theretofore authenticated and delivered under this Indenture except:

(a)	Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation or registered in the Register on the date that the Trustee provides notice to Holders pursuant to Section 4.1 that the Indenture has been discharged;

(b)	Notes or, in each case, portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(c)	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such original Notes are held by a Protected Purchaser;

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(d)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6 of this Indenture;

(e)	in determining whether the Holders of the requisite Outstanding amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder Notes that a Trust Officer of the Trustee has actual knowledge are owned by the Issuer shall be disregarded and deemed not to be Outstanding;

(f)	Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee has the right so to act with respect to such Notes and the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

“Owner Certificate”: A certificate to be signed by the beneficial owner of a Note, in the form attached hereto as Exhibit D.

“Partial Deferrable Obligation”: Any obligation the Reference Instruments of which permit a portion of interest payable thereon on any payment or distribution date to be deferred and/or capitalized.

“Participation Interest”: A participation interest in a commercial loan.

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer, as specified in Section 7.4.

“Payment Account”: The trust account established pursuant to Section 10.3(c).

“Payment Date”: Each of the following, as applicable: (a) the First Payment Date, (b) thereafter, the 20th calendar day of each March, June, September and December in each year to, but excluding, the Stated Maturity (subject to Section 14.13), and (c) the Stated Maturity. If such date is not a Business Day, the next following Business Day. For the avoidance of doubt, any Redemption Date shall be deemed to be a Payment Date.

“Payment Default”: Any Event of Default specified in subclauses (b), (c), (d) or (e) of Section 5.1.

“Permitted Affiliate Obligation”: An Affiliate Obligation in respect of which: (a) the Issuer and its Affiliates collectively hold less than 50.0% of the outstanding principal balance of the tranche of such Affiliate Obligation; (b) neither the Issuer nor any Affiliate thereof was involved in the structuring or pricing of such obligation in the primary market or (c) neither the Issuer nor any Affiliate thereof acts as administrative agent or any similar role under the Reference Instruments for such Affiliate Obligation; provided that any Affiliate Obligation whose obligor is a Portfolio Company in which the Issuer, the Investment Manager or any of their respective Affiliates holds less than 5% of the securities having ordinary voting power shall be deemed to be Permitted Affiliate Obligations.

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“Permitted Equity Securities”: The Pre-Agreed Legacy Energy & Power Preferred Equity Security and such other securities as designated from time to time by the Issuer (or the Investment Manager on its behalf) and as approved by the Liquidation Agent.

“Permitted Lien”: Any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Transaction Documents, (d) judgment Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents and securities on deposit in or credited to one or more accounts maintained by a custodian or bank, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements, netting arrangements or other amounts owing in connection with the maintenance or operation of any bank or securities account, (f) with respect to any collateral underlying a Collateral Obligation, the Lien in favor of the Issuer and Liens permitted under the related Reference Instruments, (g) as to agented Collateral Obligations, Liens in favor of the agent under the related Reference Instruments, (h) customary Liens in favor of any purchaser of a Collateral Obligation if such Collateral Obligation has been sold by the Issuer for cash consideration and (i) such cash consideration has been deposited into a Collateral Account, (ii) the transfer of such Collateral Obligation has not been or cannot be completed and (iii) the Issuer has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer) and (i) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (1) attach only to the securities (or proceeds) being purchased or sold and (2) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing, (j) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by any obligor in the ordinary course of business, (k) any security interest, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer or the relevant obligor as the holder of equity in a Collateral Obligation or any other Lien on a Collateral Obligation that is permitted under the related Reference Instrument and (l) precautionary Liens, and filings of financing statements under the Uniform Commercial Code, covering assets sold or contributed to any Person not prohibited hereunder.

“Permitted Non-CD Participation Interest”: The meaning ascribed to such term in clause (17) of Schedule B (Eligibility Criteria).

“Permitted Non-USD Currency Account”: Such sub-accounts of the Interest Collection Accounts or Principal Collection Accounts that may be from time to time established by the Issuer pursuant to Section 10.3(f).

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“Permitted RIC Distribution” means distributions to the Equity Owner (from the Interest Collection Account, Principal Collection Account, Payment Account or otherwise) to the extent required to allow the Equity Owner to make sufficient distributions to permit the Equity Owner to qualify as a “regulated investment company” within the meaning of Section 851 Code and to otherwise eliminate federal or state income or excise taxes payable by the Equity Owner in or with respect to any taxable year of the Equity Owner (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equity Owner shall not exceed 115% of the amounts that the Issuer would have been required to distribute to the Equity Owner to: (i) allow the Issuer to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Issuer’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Issuer’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Issuer had qualified to be taxed as a “regulated investment company” under the Code.

“Permitted Working Capital Lien”: A first priority lien (senior to any senior, secured Indebtedness) over any accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts and/or other assets securing any Working Capital Revolver and proceeds of any of the foregoing.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), bank, unincorporated association or government or any agency or political subdivision thereof or any other entity of a similar nature.

“Plan Asset Rules”: The U.S. Department of Labor’s “plan assets” regulation, set forth at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Pledged Obligations”: On any date of determination, the Collateral Obligations and the Eligible Investments owned by the Issuer that have been Granted to the Trustee.

“Principal Balance”: As of any date of determination, with respect to (x) any Collateral Obligation, the outstanding principal amount (excluding any deferred or capitalized interest thereon) of such Collateral Obligation on such date; and (y) any Eligible Investment or Cash, the outstanding principal amount of such Eligible Investment or the Dollar Equivalent of such Cash; provided, however, that:

(i)	the Principal Balance of each Defaulted Obligation shall be deemed to be zero;

(ii)	the Principal Balance of each Equity Security shall be deemed to be zero; and

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(iii)	the Principal Balance of any Collateral Obligations and any Eligible Investments in which the Trustee does not have a first priority perfected security interest (subject to Permitted Liens) shall be deemed to be zero; and

(iv)	(a) the Principal Balance of any Collateral Obligation consisting of a Closing Date Participation Interest that has not been elevated to an assignment to the Issuer within sixty (60) calendar days after the Closing Date (as such date may be extended by the Liquidation Agent) shall be deemed to be zero and (b) the Principal Balance of any Collateral Obligation consisting of a Permitted Non-CD Participation Interest that has not been elevated to an assignment to the Issuer within such number of days after the acquisition thereof by the Issuer (as set forth in the approval by the Liquidation Agent for the acquisition of such Permitted Non-CD Participation Interest, as such date may be extended by the Liquidation Agent) shall be deemed to be zero; provided that, in each case, the Issuer shall make commercially reasonable efforts to elevate such Participation Interests within the deadlines described in clauses (a) and (b) hereof.

“Principal Collection Account”: The account or accounts so designated and established pursuant to Section 10.3(a).

“Principal Payments”: With respect to any Payment Date, an amount equal to the sum of any payments of principal (including optional or mandatory redemptions or prepayments) received on the Pledged Obligations during the related Due Period, including payments of principal received in respect of exchange offers and tender offers and recoveries on Defaulted Obligations up to the outstanding principal amount thereof, but not including Sale Proceeds received during the Reinvestment Period.

“Principal Proceeds”: All amounts received with respect to the Collateral Obligations or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed or deposited by or on behalf of the Issuer), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account or the Unfunded Exposure Allocated Amounts.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds”: (i) Any property (including but not limited to Cash and securities) received as a Distribution on the Collateral or any portion thereof, (ii) any property (including but not limited to Cash and securities) received in connection with the sale, liquidation, exchange or other disposition of the Collateral or any portion thereof and (iii) all proceeds (as such term is defined in the UCC) of the Collateral or any portion thereof.

“Protected Purchaser”: The meaning specified in Section 8-303 of the UCC.

“Purchase”: Each acquisition of a Collateral Obligation hereunder, including by way of (x) an assignment, sale or contribution pursuant to the Sale and Contribution Agreement, (y) purchase from any other affiliated or unaffiliated party pursuant to an arms’ length transaction or (z) originating any Loan.

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“Purchase Commitment”: The meaning set forth in Section 12.2(a).

“Qualified Institutional Buyer”: A qualified institutional buyer as defined in Rule 144A.

“Qualified Purchaser”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of the Notes, is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act.

“Redemption Date”: Any Business Day specified for a redemption of the Notes pursuant to Section 9.1.

“Redemption Date Statement”: The meaning specified in Section 10.5(d).

“Redemption Price”: On any day, for each Note, the product of (i) the Redemption Price Adjustment as of such date of determination multiplied by (ii) the Aggregate Outstanding Amount of such Note (or the applicable portion thereof to be redeemed).

“Redemption Price Adjustment”: With respect to any date of determination, (x) during the Reinvestment Period, a ratio:

(i)            the numerator of which is the sum of:

(A)            the Initial Purchase Price (as defined in the Repurchase Agreement); plus

(B)            all Cash amounts that have been contributed, on or after the Closing Date but prior to the end of the Reinvestment Period, by the Equity Owner to the Issuer and deposited into the Principal Collection Account which amount shall be at least equal to the aggregate amounts received by the Equity Owner, after the Closing Date but prior to the end of the Reinvestment Period, pursuant to the Repurchase Agreement to increase the Purchase Price (under and as defined in the Repurchase Agreement) after the Closing Date but prior to the end of the Reinvestment Period, as such amount is confirmed in writing (which may be in the form of an email) by the Equity Owner and the Liquidation Agent to the Issuer, the Collateral Administrator and the Trustee, minus

(C)            all Cash amounts (or any portion thereof) that have been distributed by the Issuer to the Equity Owner, on or after the Closing Date but prior to the end of the Reinvestment Period, in accordance with the terms of this Indenture, which amount shall be no greater than the aggregate amounts paid by the Equity Owner, after the Closing Date but prior to the end of the Reinvestment Period, pursuant to the Repurchase Agreement to decrease the Purchase Price (under and as defined in the Repurchase Agreement) after the Closing Date but prior to the end of the Reinvestment Period, as such amount is confirmed in writing (which may be in the form of an email) by the Equity Owner and the Liquidation Agent to the Issuer, the Collateral Administrator and the Trustee; and

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(ii)            the denominator of which is the excess of (a) U.S.$500,000,000 over (b) the aggregate of principal amount of the Notes that have been repaid prior to such date pursuant to this Indenture (which repayment includes such repayment pursuant to Section 11.1(a) and any and all redemptions prior to such date under this Indenture); and

(y) after the Reinvestment Period, such ratio as of the last day of the Reinvestment Period.

“Redemption Record Date”: With respect to any optional redemption of the Notes, a date fixed pursuant to Section 9.1.”

“Reference Instrument”: The indenture, credit agreement or other agreement pursuant to which a Collateral Obligation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Register”: The register maintained by the Trustee or any Registrar with respect to the Notes pursuant to Section 2.5.

“Registered”: A debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury regulations promulgated thereunder; provided that an interest in a grantor trust will be considered to be Registered if such interest is in registered form and each of the obligations or securities held by such trust was issued after July 18, 1984.

“Registrar”: The meaning specified in Section 2.5(a).

“Regular Record Date”: The date as of which the Holders entitled to receive a payment of principal or interest on the succeeding Payment Date are determined, such date as to any Payment Date being the fifteenth day (whether or not a Business Day) preceding such Payment Date.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Notes”: One or more permanent global notes for the Notes in definitive, fully registered form without interest coupons sold in reliance on exemption from registration under Regulation S as set forth in Exhibit B.

“Reinvestment Period”: The period from the Closing Date to and including the earlier to occur of (i) September 6, 2026, and (ii) the occurrence of an Event of Default that results in an acceleration of the Notes in accordance with Section 5.2.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Repo Buyer”: The meaning given to it in the Margining Agreement.

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“Repo Seller”: The meaning given to it in the Margining Agreement.

“Repurchase Agreement”: The meaning given to it in the Margining Agreement.

“Reserved Expenses”: The meaning specified in Section 10.3(d).

“Restricted Payment”: Any of the following: (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Issuer now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Issuer of any shares or other equity interests in the Issuer now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Issuer now or hereafter outstanding. For the avoidance of doubt, payments of amounts owed to the Investment Manager pursuant to the Investment Management Agreement which are made in accordance with this Indenture and the other Transactions Documents do not constitute “Restricted Payments”.

“Restructuring”: With respect to a Collateral Obligation, a “Restructuring” (as defined in Section 4.7 of the ISDA Definitions) has occurred in respect of such Collateral Obligation. For purposes of this Indenture, the “Multiple Holder Obligation” provisions of the ISDA Definitions will not be applicable in determining whether any such Restructuring occurs.

“Revaluation Event”: The meaning assigned to such term in the Margining Agreement.

“Revolving Loan”: Any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the Reference Instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“Right of First Refusal”: The meaning specified in Section 5.20.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Notes”: One or more permanent global notes for the Notes in fully registered form without interest coupons sold in reliance on exemption from registration under Rule 144A as set forth in Exhibit A.

“Rule 144A Information”: Such information as is specified pursuant to Section (d)(4) of Rule 144A (or any successor provision thereto).

“S&P”: S&P Global Ratings, an S&P Global business, and any successor thereto.

“Sale and Contribution Agreement”: The Sale and Contribution Agreement dated as of the Closing Date, between the Equity Owner and the Issuer.

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“Sale Price”: With respect to any sale (or proposed sale) of any Collateral Obligation, the price at which such Collateral Obligation is (or is proposed to be) sold, expressed in accordance with the market convention for pricing in the principal market for such Collateral Obligation.

“Sale Proceeds”: All amounts representing proceeds from the sale or other disposition of any Collateral Obligation or an Equity Security; provided that Sale Proceeds (a) shall only include proceeds received on or prior to the last day of the relevant Due Period (or with respect to the final Payment Date, the day immediately preceding the final Payment Date) and (b) shall be net of any reasonable fees, expenses actually incurred by the Investment Manager, the Collateral Administrator or the Trustee in connection with such sale or other disposition.

“Sanctioned Country”: At any time, a country, region or territory which is the subject or target of any comprehensive Sanctions (at the time of this Indenture, Cuba, Iran, North Korea, Syria, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person”: At any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b) or (d) any Person in connection with this Indenture that is otherwise the target or subject of Sanctions.

“Sanctions”: All economic and financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state or His Majesty’s Treasury of the United Kingdom.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations set forth on Schedule A hereto or any other schedule substantially in the form of Schedule A and supplemented, in either case, by additional information regarding Collateral Obligations acquired by the Issuer and in which a security interest is Granted to the Trustee and as amended from time to time to reflect the release of Collateral Obligations pursuant to Article X, and the inclusion of Substitute Collateral Obligations as provided in Section 12.2.

“Second Lien Asset”: A Loan or Bond that (i) is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Reference Instruments that are reasonable for similar Loans or Bonds, as applicable, liens accorded priority by law in favor of any Governmental Authority) under Applicable Law (other than a Loan or Bond that is second priority to a Permitted Working Capital Lien) and (ii) unless otherwise agreed by the Liquidation Agent in its sole discretion as of the Trade Date with respect to such Loan or Bond, the Investment Manager determines in good faith, based on the Investment Management Standard, that the value of the collateral securing which (including based on enterprise value) on or about the time of origination or acquisition by the Issuer equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans and Bonds of equal or higher seniority secured by the same collateral.

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“Second Lien Liquid Asset”: A Second Lien Asset that at the time of origination or acquisition by the Issuer satisfies each of the following criteria, as determined by the Investment Manager acting in good faith in its commercially reasonable discretion: (i) such obligation has an aggregate Tranche Size of at least the Dollar Equivalent of $400,000,000, (ii) such obligation either (x) has at least two (2) quotes from Independent Dealers visible to the Liquidation Agent through Bloomberg, LoanX/Markit Group Limited, Interactive Data, Loan Pricing Corporation or another nationally recognized commercial loan pricing service (and each such quote is as of a recent date and unexpired) or (y) is actively traded by the Liquidation Agent (or any broker-dealer Affiliate thereof) or is agented by the Liquidation Agent and (iii) such obligation or its obligor has (or will have when issued) an explicit rating by S&P of at least “CCC” or an explicit rating by Moody’s of at least “Caa2” or an explicit rating by Fitch of at least “CCC” and does not have (or will not have when issued, if applicable) a lower explicit rating from either such rating agency (in each case, as such rating is determined in accordance with the applicable rating agency’s then-current criteria).

“Second Lien Illiquid Asset”: A Second Lien Asset that at the time of origination or acquisition by the Issuer does not satisfy all of the criteria set forth in the definition of “Second Lien Liquid Asset”, as determined by the Liquidation Agent acting in good faith in its commercially reasonable discretion.

“Secondary Bond”: A Bond that is cleared and settled on a recognized clearing system (including, without limitation, Euroclear, Clearstream and the DTC) and that is Purchased (or with respect to which a Purchase Commitment is made) by the Issuer in a secondary market.

“Secured Obligations”: Collectively, all of the indebtedness, liabilities and obligations owed from time to time by the Issuer to any of the Secured Parties whether for principal, interest, fees, costs, expenses or otherwise (including all amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) thereof or any analogous provisions of any similar laws).

“Secured Parties”: The Trustee, the Bank in each of its capacities under the Transaction Documents, and the Holders of the Notes.

“securities”: The meaning specified in the UCC.

“securities account”: The meaning specified in the UCC.

“Securities Account Control Agreement”: An Agreement dated the Closing Date between the Issuer, the Trustee and the Bank, as Securities Intermediary.

“Securities Act”: The U.S. Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

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“Settlement Date”: With respect to any Collateral Obligation, the date on which the Purchase of such Collateral Obligation settles.

“Solvent”: With respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate”: As of any date of determination, (x) with respect to actual currency exchange between USD and any Non-USD Currency, the applicable currency-USD rate available through the banking facilities of the banking entity selected by the Investment Manager and, if such banking entity is not the Trustee (or any of its Affiliates), as consented to by the Liquidation Agent (or, if an Event of Default has occurred and is continuing, as selected by the Liquidation Agent in its sole discretion) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and any Non-USD Currency, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication used by the Investment Manager for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Investment Manager. The determination of the Spot Rate shall be conclusive absent manifest error.

“Stated Maturity”: With respect to any security or debt obligation, including a Note, the date specified in such security or debt obligation as the fixed date on which the final payment of principal of such security or debt obligation is due and payable or, if such date is not a Business Day, the next following Business Day. The Stated Maturity with respect to the Notes will be July 1, 2033.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

“Subscription Agreement” means that certain Subscription Agreement, dated as of the date hereof, among Issuer and Repo Seller.

“Subordinate Interests”: The rights of the Issuer and the Equity Owner in and to the Collateral.

“Subsequent Holder”: Any holder of a Note that is considered to own such Note for U.S. federal income tax purposes and is not the sole Equity Owner.

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“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, provided that, for the avoidance of doubt, with respect to the Investment Manager, the Equity Owner, the Issuer or the Repo Seller, any entity for which such Person’s or any of their respective Affiliates’ equity therein that constitutes an investment held by such Person in the ordinary course of business shall not constitute a “Subsidiary” of such Person.

“Substitute Collateral Obligation”: A Collateral Obligation that is acquired by the Issuer in connection with the sale or other disposal of another Collateral Obligation.

“Synthetic Security”: A security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Event”: An event that will occur upon a change in or the adoption of any U.S. or non-U.S. tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), ruling, practice, procedure published in writing by the relevant taxing authorities, which change, adoption or issuance results or will result in any jurisdiction properly imposing net income, profits or similar tax on the Issuer which would not have been imposed but for such change, adoption or issuance; provided that the aggregate net tax liability for such tax or taxes imposed on the Issuer in any Interest Accrual Period is determined to be in excess of both (i) 5% of the aggregate interest due and payable on the Collateral Obligations and (ii) U.S.$100,000.

“Tranche Size”: With respect to any Collateral Obligation, an amount equal to the sum of the principal amount of the aggregate tranche (including any incremental term loan issuance issued under the same credit document which has the same interest spread, maturity and seniority) of such Collateral Obligation as of the date of its acquisition by the Issuer (without regard to any reduction thereof as a result of scheduled amortization payments).

“Trade Date”: With respect to any Collateral Obligation, the date on which the Purchase Commitment in respect thereof is entered into or such Purchase would otherwise be made, as applicable.

“Transaction Documents”: This Indenture, the Margining Agreement, the Investment Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Sale and Contribution Agreement and the Subscription Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of the Notes.

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“Transfer Date”: The meaning specified in the Sale and Contribution Agreement.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Services Division (or any successor group of the Trustee) including any director, managing director, vice president, assistant vice president, associate or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Trustee”: Computershare Trust Company, N.A., solely in its capacity as Trustee for the Noteholders, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“UCC”: The Uniform Commercial Code as in effect in the state of the United States that governs the relevant security interest as amended from time to time.

“Uncertificated Securities”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Unfunded Exposure Account”: The account or accounts so designated and established pursuant to Section 10.3(e).

“Unfunded Exposure Allocated Amounts”: Funds deposited in any Permitted Non-USD Currency Account and designated to the Trustee and the Issuer Account Securities Intermediary in writing (including via email) for use (in each case, (x) except following the occurrence and continuance of an Event of Default, by the Issuer or the Investment Manager on its behalf or (y) following the occurrence and during the continuance of an Event of Default, by the Liquidation Agent) to cash collateralize the Unfunded Exposure Amount in respect of Collateral Obligations denominated in the related Permitted Non-USD Currency.

“Unfunded Exposure Amount”: On any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate par amount of all unfunded commitments subject to limited conditionality consisting of “bring-down” representations and no default or event of default (howsoever defined) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.

“Unfunded Exposure Equity Amount”: On any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the product of (i) the Unfunded Exposure Amount of such Loan multiplied by (ii) (1 minus the Individual Advance Rate applicable to such Loan).

“Unfunded Exposure Leverage Amount”: On any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the product of (i) the Unfunded Exposure Amount of such Loan multiplied by (ii) the Individual Advance Rate applicable to such Loan.

“Unfunded Exposure Shortfall”: On any date of determination, an amount equal to the greater of (x) 0 and (y) (i) the aggregate Unfunded Exposure Equity Amount for all Collateral Obligations minus (ii) the aggregate amount on deposit in the Unfunded Exposure Account together with the Unfunded Exposure Allocated Amounts.

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“Unregistered Securities”: Securities or debt obligations issued without registration under the Securities Act.

“Unsecured Illiquid Asset”: A Loan or Bond that is not secured by a lien over collateral and at the time of origination by the Issuer or acquisition by the Issuer satisfies each of the following criteria, as determined by the Liquidation Agent acting in good faith in its commercially reasonable discretion: (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable Reference Instruments), (ii) is issued by an obligor that is domiciled in the United States, (iii) is denominated in USD and (iv) [reserved].

“Unsecured Liquid Asset”: A Loan or Bond that is not secured by a lien over collateral and at the time of origination or acquisition by the Issuer satisfies each of the following criteria, as determined by the Liquidation Agent acting in good faith in its commercially reasonable discretion: (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable Reference Instruments), (ii) is issued by an obligor that is domiciled in the United States, (iii) is denominated in USD, (iv) such obligation or its obligor has (or will have when issued) a public rating from a nationally recognized rating agency and (v) such obligation either (x) has at least two (2) quotes from Independent Dealers visible to the Liquidation Agent through Bloomberg, LoanX/Markit Group Limited, Interactive Data, Loan Pricing Corporation, TRACE, IDC or another nationally recognized commercial loan pricing service (and each such quote is as of a recent date and unexpired) or (y) is actively traded by the Liquidation Agent (or any broker-dealer Affiliate thereof) or is agented by the Liquidation Agent or any of its Affiliates.

“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: The meaning specified under Regulation S.

“U.S. Tax Person”: A “United States person” as defined in Section 7701(a)(30) of the Code.

“Valuation Report”: The meaning specified in Section 10.5(b).

“Warranty Transferred Assets” has the meaning set forth in Section 6.03(a) of the Sale and Contribution Agreement.

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“Withholding Tax Security”: A Collateral Obligation if (a) any payments thereon to the Issuer are subject to deduction or withholding for or on account of any withholding or similar tax imposed by any jurisdiction or taxing authority thereof or therein and (b) under the Reference Instrument with respect to such Collateral Obligation, the issuer of or counterparty with respect to such Collateral Obligation is not required to make payments to the Issuer that would result in the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor thereof, the counterparty with respect thereto, or the Issuer) being equal to the full amount that the Issuer would have received had no such deduction or withholding been required.

“Working Capital Revolver”: A revolving lending facility secured on a first priority lien basis solely by all or a portion of the assets of the related obligor, and which the borrowing base of such facility is based on the current assets of the related obligor; provided the total commitment of the revolving lending facility does not exceed 1.00x of EBITDA.

“Zero Value Assets”: The meaning given to it in the Margining Agreement.

“Zero-Coupon Security”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

Section 1.2        Assumptions as to Collateral Obligations.

(a)            In connection with all calculations required to be made pursuant to this Indenture with respect to Distributions on any Pledged Obligations, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Interest Collection Account or the Principal Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b)            All calculations with respect to Distributions on the Pledged Obligations shall be made by the Investment Manager on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of or borrower with respect to such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations. To the extent they are not manifestly in error, any information or report received by the Investment Manager (other than those prepared by the Investment Manager), the Collateral Administrator or the Trustee with respect to the Collateral Obligations may be conclusively relied upon in making such calculations.

(c)            For each Due Period, the Distribution on any Pledged Obligation (other than a Defaulted Obligation or other Collateral which is assigned a Principal Balance of zero, which shall be, until any Distribution is actually received by the Issuer from such Defaulted Obligation or Collateral Obligation, assumed to have a Distribution of zero) shall be the minimum amount, including coupon payments, accrued interest, scheduled Principal Payments, if any, by way of sinking fund payments which are assumed to be on a pro rata basis or other scheduled amortization of principal, return of principal, and redemption premium, if any, assuming that any index applicable to any payments on a Pledged Obligation that is subject to change is not changed, that, if paid as scheduled, will be available in the Interest Collection Account or the Principal Collection Account, at the end of the Due Period net of any cost of assignment, withholding or similar taxes to be withheld from such payments (but taking into account payments made in respect of such taxes that result in the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor thereof, the counterparty with respect thereto, or the Issuer) being equal to the full amount that the Issuer would have received had no such deduction or withholding been required).

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(d)            Any direction or Issuer Order required hereunder relating to the acquisition, sale, disposition or other transfer of Collateral may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Issuer (or the Investment Manager) on which the Trustee may rely.

Section 1.3        Rules of Construction and Certain Other Matters.

(a)            All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision. The term “including” shall mean “including without limitation”.

(b)            The Investment Manager’s judgment in all cases under this Indenture shall be subject to Section 1 of the Investment Management Agreement.

(c)            For purposes of (i) the Schedule of Collateral Obligations, (ii) the Valuation Reports, (iii) the Monthly Reports, (iv) the Additional Reports prepared in accordance with Section 10.8 and (v) preparing any other reports hereunder, Collateral Obligations committed to be purchased by the Issuer shall be treated as owned or acquired by the Issuer (with the Issuer deemed to have a perfected security interest in such Collateral Obligation) and Collateral Obligations committed to be sold by the Issuer shall be treated as having been sold by the Issuer and shall not be treated as owned by the Issuer.

(d)            All determinations and other actions required or permitted to be made or taken by the Liquidation Agent under any Transaction Document shall be interpreted to be in the Liquidation Agent’s sole discretion unless expressly stated otherwise. The Holders by their acceptance of the Notes agree and acknowledge that the Liquidation Agent may, and hereby direct the Liquidation Agent to, in its sole discretion and without any further notice or assumption of fiduciary or other obligations to the Holders, exercise its rights hereunder and under the other Transaction Documents, including without limitation to (i) waive any of the Eligibility Criteria in accordance with the proviso to the definition of “Eligibility Criteria”; (ii) approve or reject any Collateral Obligation proposed to be acquired by the Issuer; and (iii) make any determination, waive any requirement or take any other action specified to be taken by the Liquidation Agent under the Margining Agreement.

(e)            To the extent of any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Trustee and the Collateral Administrator shall request direction from (i) prior to the occurrence of an Event of Default and the acceleration of the Notes pursuant to Section 5.2(a), the Investment Manager and (ii) otherwise, the Liquidation Agent as to the interpretation and/or methodology to be used, and the Trustee and the Collateral Administrator shall follow such direction and shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

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ARTICLE II.

THE NOTES

Section 2.1        Forms Generally.

The Notes and the Certificate of Authentication shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer.

Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2        Forms of Notes and Certificate of Authentication.

(a)            The forms of the Notes, including the Certificate of Authentication, shall be as set forth in the applicable Exhibit hereto.

(b)            Notes offered and sold to Qualified Institutional Buyers (in reliance on Section 4(2), Rule 144A or another exemption under the Securities Act) and to Qualified Purchasers shall be issued in the form of a Rule 144A Global Note, substantially in the form attached as Exhibit A, which shall be deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or the nominee of DTC, in each case, duly executed by the Issuer and authenticated by the Trustee in accordance with Section 2.2(d). The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)            Notes offered and sold to Persons who are not U.S. Persons in offshore transactions in reliance on Regulation S shall be issued in the form of a Regulation S Global Note, substantially in the form attached as Exhibit B, which shall be deposited with the Trustee as custodian for DTC, and registered in the name of DTC or the nominee of DTC, in each case, duly executed by the Issuer and authenticated by the Trustee, in accordance with Section 2.2(d). The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

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(d)            This Section 2.2(d) shall apply only to Global Notes deposited with or on behalf of DTC.

The Issuer shall execute and the Trustee shall upon receipt of an Issuer Order, in accordance with this Section 2.2(d), authenticate and deliver initially one or more Global Notes, that (i) shall be registered in the name of DTC for such Global Note or Global Notes or the nominee of DTC and (ii) is held by the Trustee, as custodian for DTC.

(e)            Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or under the Regulation S Global Note or Rule 144A Global Note, as applicable, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such applicable Global Note for all purposes whatsoever (except to the extent otherwise provided herein). Notwithstanding the foregoing, nothing herein shall (x) prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or (y) impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(f)            Except as provided in Section 2.10, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

Section 2.3        Authorized Amount; Stated Maturity; Denominations.

Subject to the provisions set forth below, the aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is limited to the Maximum Principal Amount, except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5 or 2.6 of this Indenture and (ii) Notes issued in accordance with Article VIII.

For purposes hereof, the Notes shall have an authorized principal amount equal to the Maximum Principal Amount and an original funded principal amount equal to the Initial Principal Amount as of the Closing Date. No Note shall bear any interest and shall mature and be payable on the Stated Maturity of the Notes. All of the Notes are entitled to receive payments of Principal Proceeds and Interest Proceeds on a Redemption Date in the amount of the applicable Redemption Price, the relevant date following the occurrence and continuance of an Event of Default and the Stated Maturity, in each case, pro rata and pari passu among themselves in accordance with the Priority of Payments.

The Notes shall be issuable in the minimum denominations, and be issued with the CUSIP and ISIN numbers, identified in Exhibit A and Exhibit B hereto.

Section 2.4        Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

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At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise (which such Issuer Order shall be deemed to have been given upon delivery to the Trustee of a Note executed by the Issuer to the Trustee for authentication).

Each Note authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations, if applicable, reflecting the original aggregate principal amount or notional amount, as the case may be, of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount or notional amount, as the case may be, of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount or notional amount, as the case may be, of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount or notional amount, as the case may be, of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5        Registration, Registration of Transfer and Exchange.

(a)            The Issuer shall cause to be kept the Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Notes (including the identity of the Holder and the outstanding principal amounts or outstanding notional amounts, as the case may be, on the Note) and the registration of all assignments and transfers of the Notes. The Trustee is hereby initially appointed as agent of the Issuer to act as “Registrar” for the purpose of registering and recording in the Register the Notes and assignments and transfers of such Notes as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Registrar, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts or notional amounts, as the case may be, of such Notes.

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Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.4, the surrendered Notes shall be returned to the Issuer marked “canceled,” or retained by the Trustee in accordance with its standard retention policy and the Issuer shall execute, and the Trustee or the Authenticating Agent, as the case may be, upon Issuer Order, shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount or notional amount, as the case may be.

The Issuer or the Investment Manager, as applicable, will notify the Trustee in writing of any Note beneficially owned by or pledged to the Issuer or the Investment Manager or any of their respective Affiliates promptly upon its knowledge of the acquisition thereof or the creation of such pledge.

All Notes issued and authenticated upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

A Note, and the rights to payments evidenced thereby, may be assigned or otherwise transferred in whole or in part pursuant to the terms of this Section 2.5 only by the registration of such assignment and transfer of such Note (and each Note shall so expressly provide on the Register). No transfer of a Note shall be effective unless such transfer shall have been recorded in the Register by the Registrar as provided in this Section 2.5. Any assignment or transfer of all or part of such Note shall be registered on the Register only upon presentment or surrender for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. The Registrar may request evidence reasonably satisfactory to it proving the identity of the transferee or the transferor or the authenticity of their signatures. Prior to the due presentment for registration of transfer of any Note and in the absence of manifest error, the Issuer, the Trustee and the Registrar shall treat the Person in whose name such Note is registered as the owner thereof for the purpose of receiving all payments or distribution thereon as the case may be, and subject to the provision of Section 2.8 hereof, for all other purposes, notwithstanding any notice to the contrary.

No service charge shall be made to a Holder for any exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange of the Notes. The Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

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(b)            The Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of the Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption. No Note may be sold or transferred (including, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws, is to a Qualified Purchaser and will not cause the Issuer to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c)            For so long as any of the Rule 144A Global Notes are Outstanding for U.S. federal income tax purposes, the Issuer shall issue or permit the transfer of any equity of the Issuer, as determined for U.S. federal income tax purposes, only to Persons that are both U.S. Persons and U.S. Tax Persons.

(d)            [reserved.]

(e)            Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, however, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

(f)        (i)        Definitive Notes. In the event that a Rule 144A Global Note or a Regulation S Global Note is exchanged for the Notes in definitive registered form without interest coupons, pursuant to Section 2.10 such Note may be exchanged for another only in accordance with such procedures and restrictions as are substantially consistent as determined by the Issuer to insure that such transfers comply with Rule 144A or Regulation S, as applicable, or another exemption from registration requirements of the Securities Act.

           (ii)        Restrictions on Transfers. Transfers of interests in a Rule 144A Global Note or a Regulation S Global Note to a Non-Permitted Holder shall be null and void and shall not be given effect for any purpose hereunder, and the Trustee, upon a Trust Officer obtaining actual knowledge of such transfer, to the extent it obtains possession of any funds conveyed by the intended transferee of such interest in such Global Note for the transferor, shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Trustee at its address listed in Section 14.3.

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(g)            Each Holder of a beneficial interest in a Global Note will be deemed to have represented and agreed with the Issuer as follows:

(i)            (A)  only with respect to a beneficial interest in a Rule 144A Global Note, (I) The Holder is a Qualified Institutional Buyer and a Qualified Purchaser and (II) the Holder is purchasing the Notes for its own account or the account of another Qualified Purchaser that is also a Qualified Institutional Buyer as to which the Holder exercises sole investment discretion, (B) only with respect to a beneficial interest in a Regulation S Global Note, (I) the Holder is not a U.S. Person and is a Qualified Purchaser and (II) the Holder is purchasing the Notes for its own account or for the account of another Person that Satisfies the criteria in clause (I) above as to which the Holder exercises sole investment discretion, (C) the Holder and any such account is acquiring the Notes as principal for its own account for investment and not for sale in connection with any distribution thereof, (D) the Holder and any such account was not formed solely for the purpose of investing in the Notes (except when each beneficial owner of the Holder or any such account is a Qualified Purchaser), (E) to the extent the Holder (or any account for which it is purchasing the Notes) is a private investment company formed on or before April 30, 1996, the Holder and each such account has received the necessary consent from its beneficial owners, (F) the Holder is not a broker-dealer that owns and invests on a discretionary basis less than $25,000,000 in securities of unaffiliated issuers, (G) the Holder is not a pension, profit-sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants or affiliates may designate the particular investment to be made, (H) the Holder agrees that it and each such account shall not hold such Notes for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Notes (except when each beneficial owner of the Holder or any such account is a Qualified Purchaser), (I) the Notes purchased directly or indirectly by the Holder or any account for which it is purchasing the Notes constitute an investment of no more than 40% of the Holder’s and each such account’s assets (except when each beneficial owner of the Holder or any such account is a Qualified Purchaser), (J) the Holder and each such account is holding the Notes in a principal amount of not less than the minimum denomination requirement for the Holder and each such account, (K) the Holder will provide notice of the transfer restrictions set forth in this Indenture (including the exhibits hereto) to any transferee of its Notes, (L) the Holder understands and agrees that the Issuer may receive a list of participants in the Notes from one or more book-entry depositories, (M) (I) only with respect to a beneficial interest in a Rule 144A Global Note, the transfer of the Notes to the Holder satisfies the conditions of Section 2.5(c) hereof and (II) only with respect to a beneficial interest in a Regulation S Global Note, the transfer of the Notes to the Holder satisfies the conditions of Section 2.5(d) hereof, and (O) the Holder understands and agrees that any purported transfer of the Notes to a Holder that does not comply with the requirements of this subclause (i) shall be null and void ab initio.

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(ii)            If, (A) only with respect to a beneficial interest in a Rule 144A Global Note, any Person that is not both (I) a Qualified Institutional Buyer and (II) a Qualified Purchaser at the time it acquires an interest in such a Note or becomes the beneficial owner of any Note or (III) any Note is transferred to a Person in a manner that does not satisfy the conditions of Section 2.5(c) hereof, and (B) only with respect to a beneficial interest in a Regulation S Global Note, any Person that is (I) a U.S. Person or (II) not a Qualified Purchaser at the time it acquires an interest in a Note or becomes the beneficial owner of any Note or (III) any Note is transferred to a Person in a manner that does not satisfy the conditions of Section 2.5(d) hereof, in each case (any such Person in clauses (A) or (B) hereof, a “Non-Permitted Holder”), the Issuer shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (and notice by the Trustee to the Issuer, if a Trust Officer has actual knowledge that such Person is a Non-Permitted Holder), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within 30 days of the date of such notice. If such Non-Permitted Holder fails to transfer its Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in Notes to a Holder selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, an investment bank selected by the Issuer, or the Trustee at the written direction of the Issuer (and approved by the Investment Manager) may select the Holder by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder (provided that the bidder satisfies the requirements applicable to a Holder of Notes). However, the Issuer or the Trustee, at the written direction of the Issuer, may select a Holder (provided that such Holder satisfies the requirements applicable to a Holder of Notes) by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses, including fees of attorneys and agents, and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this paragraph shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Collateral Administrator, or the Trustee shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion (including for the price of any such sale).

(iii)            The Holder understands and agrees that the Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and the sale of the Notes to the Holder is being made in reliance on an exemption from registration under the Securities Act, and may be reoffered, resold or pledged or otherwise transferred only (A) to a Person whom the Holder reasonably believes is, (I) only with respect to Rule 144A Global Notes, a Qualified Institutional Buyer purchasing for its own account or for the account of a Qualified Institutional Buyer as to which the Holder exercises sole investment discretion in a transaction meeting the requirements of Rule 144A, or (II) only with respect to Regulation S Global Notes, not a U.S. Person and is a Qualified Purchaser, and (B) in accordance with all applicable securities laws of the states of the United States. The Holder also understands that the Issuer and the Collateral have not been registered under the Investment Company Act and, therefore, no transfer having the effect of causing the Issuer or the Collateral to be required to be registered as an investment company under the Investment Company Act will be recognized. The Holder understands and agrees that any purported transfer of the Notes to a Person that does not comply with the requirements of this subclause (iii) shall be null and void ab initio.

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(iv)            The Holder is not purchasing the Notes with a view toward the resale, distribution or other disposition thereof in violation of the Securities Act. The Holder understands and agrees that an investment in the Notes involves certain risks, including the risk of loss of its entire investment in the Notes under certain circumstances. The Holder has had access to such financial and other information concerning the Issuer and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of, and request information from, the Issuer.

(v)             In connection with the purchase of the Notes: (A) none of the Issuer, the Trustee, the Investment Manager (except such representation is not made by Affiliates of the Investment Manager that purchase any Notes, with respect to the Investment Manager), the Collateral Administrator or the Registrar (or any of their respective Affiliates) is acting as a fiduciary or financial or investment adviser for the Holder; (B) the Holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Trustee, the Investment Manager (except such representation is not made by Affiliates of the Investment Manager that purchase any Notes, with respect to the Investment Manager), the Collateral Administrator or the Registrar (or any of their respective Affiliates) other than any representations expressly set forth in a written agreement with the Issuer and the Investment Manager; (C) none of the Issuer, the Trustee, the Investment Manager (except such representation is not made by Affiliates of the Investment Manager that purchase any Notes, with respect to the Investment Manager), the Collateral Administrator or the Registrar (or any of their respective Affiliates) has given to the Holder (directly or indirectly through any other Person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) as to an investment in the Notes; (D) the Holder has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Trustee, the Investment Manager (except such representation is not made by Affiliates of the Investment Manager that purchase any Notes, with respect to the Investment Manager), the Collateral Administrator or the Registrar (or any of their respective Affiliates); (E) the Holder has evaluated the terms and conditions of the purchase and sale of the Notes with a full understanding of all of the risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; (F) the Holder is a sophisticated investor; and (G) if acquiring the Notes for any account, the Holder has not made any disclosure, assurance, guarantee or representation not consistent with the provisions and the requirements contained herein.

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(vi)            By acquiring a Note (or interest therein), each purchaser and transferee (and, if the purchaser or transferee is an employee benefit plan or other plan, its fiduciary) shall be deemed to represent, warrant and agree on each day on which such purchaser or transferee acquires such Note (or interest therein) through and including the date on which it disposes of such Note (or interest therein) that (A) it is not, and is not acting on behalf of, a Benefit Plan Investor (B) if the purchaser or transferee is a governmental, church, non-U.S. or other plan, (I) its acquisition, holding and disposition of the Note (or interest therein) will not give rise to a non-exempt violation of any federal, state, local or other law or regulation that is substantially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code (“Other Plan Law”) and (II) it is not subject to any to any federal, state, local, or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer (or any persons responsible for the investment or operation of the Issuer’s assets) to Other Plan Law (“Similar Law”) and (III) any purported transfer of a Note (or interest therein) to a purchaser or transferee that does not comply with the applicable requirements of this restriction shall be null and void ab initio.

(vii)            (A) The Rule 144A Global Notes will bear the legend set forth in Exhibit A, and (B) the Regulation S Global Notes will bear the legend set forth in Exhibit B.

(viii)          The purchaser understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and other federal laws prohibit, among other things, U.S. persons or persons under the jurisdiction of the United States from engaging in certain transactions with certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. Neither the purchaser nor any of its Affiliates, owners, directors or officers is, or is acting on behalf of, a country, territory, entity or individual named on such lists, nor is the purchaser or any of its Affiliates, owners, directors or officers a natural person or entity with whom dealings are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a natural person or entity.

(h)            Notwithstanding a request made to remove the legend on any Note or any legend pursuant to Section 4(a)(1) of the Securities Act from any of the Notes, such Notes shall bear the applicable legend, and the applicable legend shall not be removed, unless there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an Opinion of Counsel satisfactory to the Issuer, as may be reasonably required by the Issuer to the effect that neither the applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Regulation S, Rule 144A or Section 4(a)(1) of the Securities Act, as applicable, and the Investment Company Act. Upon provision of such satisfactory evidence, the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver the Notes that do not bear such legend.

(i)             Any transfer of a Note in definitive registered form to a Person that is not a Qualified Purchaser, or, in the case of a Regulation S Global Note, a U.S. Person, shall be null and void and shall not be given effect for any purpose hereunder, and the Trustee shall hold any funds conveyed by the intended transferee of such definitive registered Note for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Trustee at its address listed in Section 14.3.

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(j)             Any purported transfer of a Note or any shares of the Issuer not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.

(k)            Nothing in this Section 2.5 shall be construed to limit any contractual restrictions on transfers of the Notes or interests therein that may apply to any Person.

(l)             Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of DTC, transfers of a Global Note, in whole or in part, shall (i) only be made accordance with Sections 2.2 and 2.5 and (ii) shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(m)            If a Global Note is exchanged for a Note in definitive registered form, without interest coupons, pursuant to Section 2.10, such Global Note may be exchanged only in accordance with such procedures and restrictions as are substantially consistent as determined by the Issuer to insure that such transfers comply with Rule 144A or Regulation S, as applicable, or another exemption from registration requirements of the Securities Act.

(n)            Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the USA PATRIOT Act, the Code or the Investment Company Act; provided, that if a certificate is specifically required by the express terms of Section 2.4 or this Section 2.5 to be delivered to the Trustee by a Holder or transferee of a Note, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms. For the avoidance of doubt, it is hereby acknowledged that the Trustee will not have the ability to monitor transfers of beneficial interests in Rule 144A Global Notes or Regulation S Global Notes and will have no liability for such transfers in violation of the transfer restrictions described herein.

(o)            No Note may be transferred if (i) the transferee is a Benefit Plan Investor, or (ii) the transferee is a governmental, church, non-U.S. or other plan, (x) if its acquisition, holding and disposition of the Note (or interest therein) will give rise to a non-exempt violation of Other Plan Law or (y) if it is subject to Similar Law, and none of the Issuer, the Trustee and the Registrar will recognize any such transfer.

(p)            Holders will be required to provide to the Issuer and the Trustee all information, documentation or certifications acceptable to it to permit the Issuer or the Trustee to comply with its tax reporting obligations under applicable law, including any applicable cost basis reporting obligations.

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(q)            If a holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder (provided that such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit E-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit E-3 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(r)            If a holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit E-2 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a Qualified Institutional Buyer and also a Qualified Purchaser or an entity beneficially owned exclusively by Qualified Purchasers, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit E-4 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and also a Qualified Purchaser or an entity beneficially owned exclusively by Qualified Purchasers, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

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Section 2.6         Mutilated, Destroyed, Lost or Stolen Notes.

If (i) any mutilated Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of written notice to the Issuer, a Trust Officer of the Trustee or such Transfer Agent that such Note has been acquired by a Protected Purchaser, the Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of same tenor and principal amount or notional amount, as applicable, and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer, the Trustee or a Transfer Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

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The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.7         Payment of Principal and Interest, Preservation of Rights.

The Notes shall not bear any interest.

(a)            The principal of each Note shall be due and payable on the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

(b)            Principal due on any Payment Date on the Notes shall be payable by the Paying Agent by wire transfer in immediately available funds to a Dollar account maintained by the Holder thereof or its nominee or, if appropriate instructions are not received prior to the relevant Regular Record Date, by Dollar check drawn on a bank in the United States of America. In the case of a check, such check shall be mailed to the Person entitled thereto at his address as it appears on the Register and, in the case of a wire transfer, such wire transfer shall be sent in accordance with written instructions provided by such Person. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, however, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender. In the case where any final payment of principal is to be made on any Note (other than at the Stated Maturity thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor less than 10 days (or not less than 3 days, in the case of a distribution pursuant to Section 5.7) prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Register, a notice which shall state the date on which such payment will be made, the amount of such payment per $100,000 initial principal amount of the Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

(c)            Subject to the provisions of Sections 2.7(a) and (b) and Section 5.9, the Holders of the Notes as of the Regular Record Date in respect of a Payment Date shall be entitled to the principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Corporate Trust Office of the Trustee or at the office of any Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer to be maintained as provided in Section 7.4.

(d)            Payments of principal to Holders of the Notes shall be made in the proportion that the Aggregate Outstanding Amount of the Notes registered in the name of each such Holder on such Regular Record Date or Redemption Record Date bears to the Aggregate Outstanding Amount of all the Notes on such Regular Record Date or Redemption Record Date.

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(e)            [Reserved].

(f)            [Reserved].

(g)            All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any day shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(h)            Notwithstanding any other provision of this Indenture, the obligations of the Issuer under this Indenture and the Notes are limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the terms of this Indenture. After having realized the Collateral and distributed the net proceeds thereof in accordance with this Indenture, none of the Trustee, the Holders of the relevant Notes nor any other Secured Party may take any further steps against the Issuer in respect of any sums still unpaid in respect of the relevant Notes or any other obligations of the Issuer under this Indenture and all obligations of and claims against either or both of the Issuer hereunder or under the Notes or in connection herewith or therewith shall be extinguished and shall not revive. No recourse shall be had for the payment of any amount owing in respect of the Notes against any agent, officer, manager, member, employee or incorporator of the Issuer, the Investment Manager or any successors or assigns thereof for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture, and the same shall continue until paid or discharged out of the Collateral or until the Collateral has been exhausted. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.

(i)             Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(j)             Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7.

Section 2.8         Persons Deemed Owners.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note on the Register on the applicable Regular Record Date or Redemption Record Date for the purpose of receiving payments of principal and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary; provided, however, that DTC, or its nominee, shall be deemed the owner of the Global Notes, and except as otherwise provided herein, owners of beneficial interests in Global Notes will not be considered the owners of any Notes.

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Section 2.9         Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that they be returned to the Issuer. No Notes shall be cancelled except under the circumstances specified in this Section 2.9.

Section 2.10         Global Notes; Temporary Notes.

(a)            A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.5 of this Indenture and either (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or if at any time such depositary ceases to be a Clearing Agency and a successor depositary is not appointed by the Issuer within 90 days of such notice, or (ii) as a result of any amendment to or change in, the laws or regulations of the United States or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which become effective on or after the Closing Date, the Issuer or the Paying Agent becomes aware that it is or will be required to make any deduction or withholding from any payment in respect of the Notes which would not be required if the Notes were in definitive form. In addition, the owner of a beneficial interest in a Global Note will be entitled to receive a Definitive Note in exchange for such interest if an Event of Default has occurred and is continuing.

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee’s Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall, upon Issuer Order, authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount or notional amount, as the case may be, of the Notes, as applicable, of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered in denominations of $100,000 and integral multiples of $1,000 in excess thereof. None of the Issuer, the Investment Manager, the Registrar nor the Trustee shall be liable for any delay in delivery of such direction and may conclusively rely on, and shall be protected in relying on, such registration directions. None of the Issuer, the Investment Manager, the Registrar nor the Trustee shall have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Notes held by the Depository or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Note delivered by the Trustee or its agent in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5(g), bear the legend set forth in Exhibit A or Exhibit B, as applicable.

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(c)            Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)            Upon receipt of notice from DTC of the occurrence of either of the events specified in paragraph (a) of this Section 2.10 or upon the written request of any beneficial owner of an interest in a Global Note following the occurrence and continuation of an Event of Default, the Issuer shall use its commercially reasonable efforts to make arrangements with DTC for the exchange of interests in the Global Notes for Definitive Notes and cause the requested Definitive Notes to be executed and delivered to the Registrar in sufficient quantities and authenticated by or on behalf of the Trustee for delivery to Holders of the Global Notes. In the event that Definitive Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes, the Issuer expressly acknowledges that such beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Notes would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Rule 144A Global Notes or Regulation S Global Notes, as applicable) as if Definitive Notes had been issued.

Pending the preparation of certificates for such Notes, pursuant to this Section 2.10, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary certificates for such Notes, that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such temporary certificates may determine, as conclusively evidenced by their execution of such certificates.

If temporary certificates for Notes are issued, the Issuer will cause such Notes to be prepared without unreasonable delay. The definitive certificates shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such definitive certificates. After the preparation of definitive certificates, the temporary certificates shall be exchangeable for definitive certificates upon surrender of the temporary certificates at the office or agency maintained by the Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary certificates, the Issuer shall execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive certificates of authorized denominations. Until so exchanged, the temporary certificates shall in all respects be entitled to the same benefits under this Indenture as definitive certificates.

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Persons exchanging interests in a Global Note for individual definitive Notes will be required to provide to the Trustee, through DTC, written instructions and other information required by the Issuer and the Trustee to complete, execute and deliver such individual definitive Notes. In all cases, individual definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC. None of the Issuer, the Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions as to the names of the beneficial owners in whose names such Notes shall be registered or as to delivery instructions for such Notes.

Section 2.11         No Gross Up. Neither the Equity Owner nor the Issuer shall be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes to compensate for any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges required with respect to amounts payable under the Notes.

Section 2.12         Notes Beneficially Owned by Non-Permitted Holders.

(a)            Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Notes to a Person that is a Non-Permitted Holder shall be null and void ab initio and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)            Any transfer to a Person that results in (i) a beneficial interest in a Note being held by a Benefit Plan Investor or a governmental, church, non-U.S. or other plan subject to Similar Law, or (ii) a non-exempt violation of any Other Plan Law (any such Person, a “Non-Permitted ERISA Holder”), shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(c)            If any Non-Permitted ERISA Holder shall become the beneficial owner of an interest in any Note, the Issuer shall, promptly after discovery by the Issuer that such Person is a Non-Permitted ERISA Holder or upon notice from the Trustee (who shall promptly notify the Issuer if a Trust Officer of the Trustee obtains actual knowledge that any Holder of Notes is a Non-Permitted ERISA Holder) send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Notes or an interest therein) within 20 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Notes or an interest therein) on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee, the Registrar, Investment Manager or any of their Affiliates shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

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Section 2.13         [Reserved].

ARTICLE III.

CONDITIONS PRECEDENT; CERTAIN PROVISIONS
RELATING TO COLLATERAL

Section 3.1         General Provisions.

The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request, upon compliance with Section 3.2 and upon receipt by the Trustee of the following:

(a)            an Officer’s Certificate of the Issuer (A) evidencing the authorization by company resolutions of the execution and delivery of, among other documents, this Indenture, the Investment Management Agreement, the Sale and Contribution Agreement, the Securities Account Control Agreement, the Subscription Agreement and the Collateral Administration Agreement, the execution, authentication and delivery of the Notes and specifying the Stated Maturity, the principal amount of the Notes to be authenticated and delivered; and (B) certifying that (1) the attached copy of the company resolutions is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b)            either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel on which the Trustee is entitled to rely, to the effect that no other authorization, approval or consent of any such governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Issuer to the Trustee, to the effect that no such authorization, approval or consent of any such governmental body is required for the valid issuance of such Notes except as may have been given for purposes of the foregoing;

(c)            an opinion of Dechert LLP, counsel to the Investment Manager and the Issuer dated the Closing Date;

(d)            an opinion of Locke Lord LLP, counsel to the Trustee dated the Closing Date;

(e)            an Officer’s Certificate stating that, to the best of the signing Officer’s knowledge, the Issuer is not in Default under this Indenture and that the issuance of the Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Limited Liability Company Agreement or other organizational documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with;

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(f)             an executed copy of each other Transaction Document;

(g)            an Officer’s certificate of the Investment Manager, dated as of the Closing Date, to the effect that each Collateral Obligation to be Delivered by the Issuer on the Closing Date and each Collateral Obligation with respect to which the Investment Manager on behalf of the Issuer has entered into a binding commitment to purchase or enter into, as of the Closing Date, is listed in the Schedule of Collateral Obligations and:

(i)            in the case of each such Collateral Obligation in the Schedule of Collateral Obligations, immediately prior to the Delivery of any Collateral Obligations on the Closing Date, the information with respect to each such Collateral Obligation in the Schedule of Collateral Obligations is complete and correct in all material respects; and

(ii)            in the case of (x) each such Collateral Obligation in the Schedule of Collateral Obligations to be Delivered on the Closing Date, immediately prior to the Delivery thereof on the Closing Date, it satisfies, and (y) each Collateral Obligation that the Investment Manager on behalf of the Issuer committed to purchase on or prior to the Closing Date, each such Collateral Obligation, upon its acquisition, will satisfy, the applicable requirements of the definition of “Collateral Obligation” in this Indenture;

(h)            such other documents as the Trustee may reasonably require; provided that nothing in this subclause (h) shall imply or impose a duty on the Trustee to so require.

Section 3.2         Security for the Notes.

The Notes to be issued on the Closing Date may be executed by the Issuer, and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order and upon delivery by the Issuer to the Trustee, and receipt by the Trustee, of the following:

(a)            Grant of Collateral Obligations. Fully executed copies of this Indenture and copies of any other instrument or document, fully executed (as applicable), necessary to consummate and perfect the Grant set forth in the Granting Clauses of this Indenture of a perfected security interest that is of first priority, free of any adverse claim or the legal equivalent thereof in favor of the Trustee on behalf of the Holders of the Notes in all of the Issuer’s right, title and interest in and to the Collateral Obligations and any Deposit pledged to the Trustee for inclusion in the Collateral on the Closing Date, including compliance with the provisions of Section 3.3.

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(b)            Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Obligation and any Deposit pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the Delivery thereof on the Closing Date:

(i)              the Issuer has good and marketable title to such Collateral Obligation and Deposit free and clear of any liens, claims, encumbrances or defects of any nature whatsoever except (1) for those which are being released on the Closing Date, (2) for those encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Obligation prior to the Closing Date and owed by the Issuer to the seller of such Collateral Obligation or (3) Permitted Liens;

(ii)             the Issuer has acquired its ownership in such Collateral Obligation and Deposit in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii)            the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation and Deposit (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released or will be released on the Closing Date) other than interests Granted pursuant to this Indenture or other Permitted Liens;

(iv)            the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation and Deposit to the Trustee;

(v)             the information set forth with respect to such Collateral Obligation in Schedule A is correct; and

(vi)            upon Grant by the Issuer and the taking of the relevant actions contemplated by Section 3.3, the Trustee has (or will have, upon the filing of the relevant financing statements, the delivery of any promissory notes relating to such Collateral and the execution and delivery of the Securities Account Control Agreement) a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, except as permitted by this Indenture and the other Transaction Documents.

(c)           (i)         [Reserved]

(ii)        Deposit to Expense Reserve Account. On the Closing Date, the Issuer shall have delivered the Expense Reserve Amount to the Trustee for deposit in the Expense Reserve Account.

(d)            Issuer Accounts. Evidence of the establishment of the Issuer Accounts.

(e)            Issuer Requests. An Issuer Request from the Issuer directing the Trustee to authenticate the Notes in the amounts and names set forth therein.

(f)            [Reserved]

(g)            Evidence that the Issuer has irrevocably directed the obligors (or the applicable agent appointed under the relevant Reference Instrument of the Collateral Obligations that are assigned to the Issuer on the Closing Date to receive payments) with respect to the Reference Instruments to remit all monies received in respect of such Collateral Obligations to the applicable Issuer Account; provided that, with respect to Collateral Obligations that are Closing Date Participation Interests, the Issuer shall instead deliver evidence that the relevant seller of such Closing Date Participation Interests has been directed to remit all monies received in respect of such Closing Date Participation Interests to the applicable Issuer Account.

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Section 3.3         Delivery of Pledged Obligations.

(a)            The Trustee shall credit all Collateral Obligations and Eligible Investments purchased in accordance with this Indenture and Cash to the relevant Issuer Account established and maintained pursuant to Article X, as to which in each case the Trustee and the Issuer shall have entered into the Securities Account Control Agreement.

(b)            Each time that the Issuer, or the Investment Manager on behalf of the Issuer, shall direct or cause the acquisition of any Collateral Obligation or Eligible Investment, the Issuer or the Investment Manager on behalf of the Issuer shall, if such Collateral Obligation or Eligible Investment has not already been transferred to the relevant Issuer Account, cause such Collateral Obligation or Eligible Investment to be Delivered. The security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, thereupon be released. The security interest of the Trustee shall nevertheless come into existence and continue in such Collateral Obligation or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Obligation or Eligible Investment.

(c)            Without limiting the foregoing, the Issuer, or the Investment Manager on behalf of the Issuer, will use its commercially reasonable efforts to direct the Issuer Accounts Securities Intermediary to take such different or additional action as may be necessary in order to maintain the perfection or priority of the security interest in the event of any change in applicable law or regulation, including without limitation Articles 8 and 9 of the UCC, in accordance with Section 7.7.

(d)            In addition to the steps specified in subclauses (b) and (c) above, the Issuer or the Investment Manager (at the sole cost and expense of the Issuer) on behalf of the Issuer will use commercially reasonable efforts to take all actions necessary or advisable under the laws of the applicable jurisdiction of organization of the Issuer to protect the security interest of the Trustee.

Section 3.4         Purchase and Delivery of Collateral Obligations and Other Actions During the Reinvestment Period.

(a)            Investment of Deposit in Collateral Obligations. The Issuer (or the Investment Manager on behalf of the Issuer) shall seek to invest the Deposits in Collateral Obligations in accordance with the provisions hereof. Subject to the provisions of this Section 3.4, all or any portion of the Deposit may be applied prior to the end of the Reinvestment Period to purchase a Collateral Obligation or one or more Eligible Investments for inclusion in the Collateral upon (i) in the case of a purchase of a Collateral Obligation, compliance with the conditions to purchase such Collateral Obligation in Article 12 and (ii) receipt by the Trustee of an Issuer Order with respect thereto directing the Trustee to pay out the amount specified therein against delivery of the Collateral Obligations or Eligible Investments specified therein.

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ARTICLE IV.

SATISFACTION AND DISCHARGE

Section 4.1         Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof, interest thereon and distributions as provided herein, (iv) the rights and immunities of the Trustee hereunder and the obligations of the Trustee in respect of the matters described in this Section 4.1, and in the last sentence of Section 4.1(c), (v) the rights and immunities of the Investment Manager hereunder and under the Investment Management Agreement, (vi) the rights and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)            either

(i)            all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust as provided in Section 7.5) have been delivered to the Trustee for cancellation; or

(ii)            all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year pursuant to Section 9.1 under an arrangement satisfactory to the Trustee and there has been given notice of redemption by the Issuer pursuant to Section 9.3 and, in the case of (A), (B) or (C) the Issuer has irrevocably deposited or caused to be deposited with the Trustee in an account which account shall be maintained for the benefit of the Holders, in trust for such purpose, Cash or non-callable direct obligations of the United States of America, provided that (x) the obligations are Eligible Investments, in an amount sufficient, as verified by a firm of certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of the Notes which have become due and payable), or to the Stated Maturity or the Redemption Date, as the case may be and (y) the obligations constitute all of the Eligible Investments owned by the Issuer, the Issuer owns no Collateral Obligations and all such obligations mature no later than the Stated Maturity; provided, however, that this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

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(b)            the Issuer has paid or caused to be paid all other sums payable hereunder and under the Investment Management Agreement by the Issuer; and

(c)           (i)             the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with; or

(ii)            the Issuer has delivered to the Trustee an Officer’s Certificate stating that (i) there are no Pledged Obligations that remain subject to the lien of this Indenture and (ii) all funds on deposit in the Issuer Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Administrator and, if applicable, the Investment Manager and the Noteholders, as the case may be, under Sections 2.5, 2.6, 4.2, 5.4(c), 5.18, 6.1, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.11, 6.16, 6.17 and Article XIII and Article XIV shall survive the satisfaction and discharge of this Indenture.

Section 4.2         Application of Trust Money.

All monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including the Priority of Payments, to the payment of the principal, interest and either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required herein or required by law.

Section 4.3         Repayment of Monies Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.5 and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V.

REMEDIES

Section 5.1         Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(a)            [reserved];

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(b)            a default in the payment of principal on any Note at its Stated Maturity or Redemption Date (unless notice of such redemption has been timely withdrawn) and such default shall continue for a period of five Business Days (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, any Paying Agent or the Registrar, such default continues for a period of seven or more Business Days after the Trustee receives written notice of or a Trust Officer has actual knowledge of such administrative error or omission);

(c)            the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $1,000 in accordance with the Priority of Payments and continuation of such failure for a period of ten Business Days (provided, if such failure results solely from an administrative error or omission by the Trustee, any Paying Agent or the Registrar, such default continues for a period of ten or more Business Days after the Trustee receives written notice of or a Trust Officer has actual knowledge of such administrative error or omission);

(d)            the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other Applicable Law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or an involuntary case or Proceeding shall be commenced against the Issuer seeking any of the foregoing and such case or Proceeding shall continue in effect for a period of 60 consecutive days

(e)            the institution by the Issuer of Proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency Proceedings against it, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other Applicable Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(f)            the Issuer or the portfolio of Collateral becomes an investment company required to be registered under the Investment Company Act and such status continues unremedied for 45 days;

(g)            a default in the performance, or the breach, of any covenant, condition or agreement contained in Sections 7.1(c), 7.1(d), 7.1(f), 7.1(g), 7.1(h), 7.1(i), 7.1(k), 7.1(v), 7.1(ff), 7.1(pp), 7.1(qq), or 7.1(rr);

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(h)            except as otherwise provided in this Section 5.1, a default in the performance, or the breach, of any other covenant or other agreement of the Issuer in this Indenture, or the failure of any representation or warranty of the Issuer made in this Indenture or in any other Transaction Document or in any certificate or other writing (other than projections, pro-forma financial information, forward-looking information, general economic data, industry information or information relating to third parties’ information or, with respect to any information or documentation prepared by the Investment Manager or any of its Affiliates for internal use or consideration, statements as to the value or collectability of, prospects of or potential risks or benefits associated with a Collateral Obligation or the related obligor) delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in all material respects when the same shall have been made (except for any representation or warranty that is qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) notice to the Issuer or the Investment Manager of such failure by the Trustee or the Liquidation Agent and (ii) an officer of the Issuer or Investment Manager becoming aware of such failure;

(i)            (i) a Repurchase Date (under and as defined in the Repurchase Agreement) has occurred following the exercise by the Repo Buyer of its option to declare a “Repo Default Event” (as defined in the Margining Agreement) with respect to the Repo Seller as the defaulting party under the Repurchase Agreement or (ii) a Repurchase Date (under and as defined in the Repurchase Agreement) has occurred and Repo Seller has failed to pay any amounts owed under the Repurchase Agreement in accordance with the terms thereof (taking into account the notice period and grace period under the Repurchase Agreement); or

(j)            (i) failure of the Issuer to fund the Unfunded Exposure Account and/or fund the applicable Permitted Non-USD Currency Accounts with Unfunded Exposure Allocated Amounts, as applicable, when required in accordance with Section 7.21 or (ii) failure of the Issuer to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Indenture); provided that the failure of the Issuer to undertake any action set forth in either clause (j)(i) or clause (j)(ii) is not remedied within five (5) Business Days; provided further that in the case of a failure to fund resulting solely from an administrative error or omission by the Trustee, any Paying Agent or the Registrar, such failure continues for a period of a further three (3) or more Business Days after the Trustee receives written notice of or a Trust Officer has actual knowledge of such administrative error or omission.

Upon the occurrence of an Event of Default, the Issuer shall promptly notify the Trustee, the Collateral Administrator, the Investment Manager, the Holders and each Paying Agent in writing.

Section 5.2         Acceleration of Maturity; Rescission and Annulment.

(a)            If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(d) or 5.1(e)), the Trustee may by notice to the Issuer or shall, at the written direction of a Majority of the Noteholders by notice to the Issuer (and the Trustee shall in turn provide notice to the Holders of all the Notes then Outstanding) declare the principal of all the Notes to be immediately due and payable, and upon any such declaration such principal and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(d) or (e) occurs, all unpaid principal of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

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(b)            At any time after such a declaration of acceleration of the Stated Maturity of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Issuer has paid or deposited with the Trustee a sum sufficient to pay, and shall pay:

(A)            all overdue installments of principal of the Notes (other than amounts due solely as a result of such acceleration);

(B)            [reserved];

(C)            all unpaid taxes and Administrative Expenses and other sums paid or advanced by the Trustee and the Collateral Administrator hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Administrator and their agents and counsel; and

(ii)            the Trustee has determined that either (1) all Events of Default, other than the non-payment of the principal of the Notes that have become due solely by such acceleration, have been cured and the Liquidation Agent (on behalf of the Noteholders) by written notice to the Trustee has agreed with such determination or (2) the Liquidation Agent (on behalf of the Noteholders) by written notice to the Trustee has waived such Event of Default as provided in Section 5.14.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3         Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default has occurred and is continuing and the Notes have been declared due and payable pursuant to, and in accordance with, Section 5.2(a), and such declaration and its consequences have not been rescinded and annulled, or at any time on or after the Stated Maturity of the Notes, the Trustee may in its discretion after written notice to the Holders of the Notes and shall upon written direction of a Majority of the Noteholders (subject to the terms hereof) proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings, in its own name and as trustee of an express trust, as the Trustee shall reasonably deem most effective (if no direction by a Majority of the Noteholders is received by the Trustee) or as the Trustee may be directed by a Majority of the Noteholders, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

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In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)            to file and prove a claim or claims for the whole amount of principal owing and unpaid in respect of each of the Notes and, to file such other papers or documents and take such other actions as may be necessary, including sitting on a committee of creditors, or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Holders of the Notes allowed in any Proceedings relative to the Issuer or other obligor upon the Notes or to the creditors or property of the Issuer or such other obligor;

(b)            unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a Person performing similar functions in comparable Proceedings; and

(c)            to collect and receive any monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of the Notes and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of the Notes, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes.

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Section 5.4         Remedies.

(a)            If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable pursuant to, and in accordance with, Section 5.2(a), and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may (and shall, subject to the terms hereof, upon written direction by the Liquidation Agent), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)              institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral monies adjudged due;

(ii)            subject to Section 5.19, sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 and provided such sale of all or a portion of the Collateral is at market prices obtained at public auction or pursuant to a sale conducted in accordance with Section 5.20 hereof;

(iii)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv)           exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v)             to the extent not inconsistent with subclauses (i) through (iv), exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless (x) any of the conditions specified in Section 5.5(a) is met or the preservation of the Collateral by the Trustee is prohibited by applicable law and (y) any such sale or liquidation is subject to the UCC and other Applicable Law.

Notwithstanding anything to the contrary herein, neither the Trustee nor the Liquidation Agent shall assert any right or remedy in respect of the Collateral prior to the commencement of the exercise of remedies of a secured party under the UCC pursuant to clause (ii), (iii) or (iv) above.

The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation as to the feasibility and recommended manner of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the Proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency and the fees and expenses of any firm so retained shall be Administrative Expenses.

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(b)            Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Party or the Equity Owner or any of its Affiliates, to the extent permitted by the UCC, may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and (if such Secured Party is a Holder) any purchaser at any such sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account any amounts payable prior to such Secured Party in accordance with the Priority of Payments and Article XIII). Said Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Issuer, the Trustee and the Secured Parties, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(c)            Notwithstanding any other provision of this Indenture, none of the Trustee, in its own capacity, or on behalf of any Holder of the Notes, any Secured Parties and the other parties to this Indenture (other than the Issuer) may, prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of all the Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy or similar laws. Subject to Section 2.7(i), nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5         Optional Preservation of Collateral.

(a)            If an Event of Default shall have occurred and be continuing and the Notes have been declared due and payable pursuant to, and in accordance with, Section 5.2(a), the Trustee shall retain the Collateral, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts hereunder in accordance with the provisions of Article X, Article XI, Article XII and Article XIII unless:

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(i)            the Trustee determines (based upon information provided to it in accordance with Section 5.5(c)), and the Liquidation Agent agrees with such determination, that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the expenses of such sale or liquidation) would be sufficient to pay in full the sum of:

(A)            the principal with respect to all the Outstanding Notes (provided that if the principal amount outstanding on all the Outstanding Notes is less than the sum of (x) the Repurchase Price (as defined in the Repurchase Agreement) plus (y) any Make-Whole Amounts (as defined in the Repurchase Agreement) then owed under the Repurchase Agreement, then this clause (A) shall refer to only the sum of the amounts in sub-clause (x) plus sub-clause (y) of this proviso); and

(B)            all items prior to payments on the Outstanding Notes pursuant to Section 11.1(a)(D), including all amounts due and payable pursuant to Section 11.1(a)(D)(ii); and

(C)            [reserved]; or

(ii)            with respect to any Event of Default, the Liquidation Agent, subject to the terms and conditions set forth below, direct (via the Trustee) the sale and liquidation of the Collateral, which sale and liquidation by the Trustee shall comply with Section 5.4(a).

(b)            Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Collateral if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral if prohibited by applicable law or if the Trustee is directed to liquidate the Collateral pursuant to Section 5.5(a)(ii).

(c)            In determining whether the conditions specified in Section 5.5(a)(i) are satisfied, the Trustee shall (i) with respect to Liquid Assets, obtain, with the cooperation and assistance of the Liquidation Agent and the Investment Manager, bid prices with respect to each such Liquid Asset contained in the Collateral Portfolio from two nationally recognized dealers (as specified by the Liquidation Agent or the Investment Manager in writing) at the time making a market in such Collateral Obligations or similar assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Portfolio Asset, and (ii) with respect to Illiquid Assets and MTC Eligible Assets (each as defined in the Margining Agreement), compute the anticipated proceeds of sale or liquidation on the basis of the Current Market Value for each such Collateral Obligation as determined by the Liquidation Agent. In addition, in determining issues relating to whether the conditions specified in Section 5.5(a)(i) are satisfied and to the terms of a bid and sale, the Trustee may retain and rely on an opinion or advice of an Independent investment banking firm of national reputation and their fees will be an Administrative Expense. With respect to Liquid Assets, so long as the Investment Manager obtains bid prices from at least two nationally recognized dealers (unaffiliated with the Investment Manager or its affiliates) for any security or debt obligation contained in the Collateral Portfolio, the Investment Manager and its Affiliates will also be permitted to bid on such security or debt obligation and submit such bid to the Trustee. With respect to Illiquid Assets and MTC Eligible Assets (each as defined in the Margining Agreement), the Investment Manager or any of its Affiliates shall be permitted to bid on such security or debt obligation and submit such bid to the Trustee.

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(d)            The Trustee shall promptly deliver to the Holders of the Notes, the Liquidation Agent and the Investment Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i). The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and acceleration which is continuing and at the request of a Majority of the Noteholders or the Liquidation Agent at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(i). In the case of each calculation made by the Trustee pursuant to Section 5.5(a)(i), the Trustee shall, at the expense of the Issuer, obtain a letter of an Independent certified public accountant of national reputation confirming the mathematical accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture.

Section 5.6         Trustee May Enforce Claims Without Possession of the Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and its agents and attorneys in counsel, shall be applied as set forth in Section 5.7.

Section 5.7         Application of Money Collected.

The application of any money collected by the Trustee (net of any reasonable and documented out-of-pocket expenses incurred in connection with such sale, including reasonable and documented fees and expenses of its attorneys and agents) pursuant to this Article V and any money that may then be held or thereafter received by the Trustee hereunder shall be applied on one or more dates fixed by the Trustee (which may be dates other than Payment Dates, and which may be dates directed by the Liquidation Agent in writing to the Trustee) subject to Section 13.1, and otherwise in accordance with Section 11.1(a)(D). For the avoidance of doubt, any such application of money under this Indenture shall be made only in accordance with the Priority of Payments set forth in Section 11.1(a)(D) except to the extent provided otherwise in Section 13.1.

Section 5.8         Limitation on Suits.

No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy hereunder, unless:

(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)            except as otherwise provided in Section 5.9, the Holders of at least 25% of the Aggregate Outstanding Amount of the Notes shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as the Trustee hereunder;

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(c)            such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)            the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e)            no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Noteholders;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes, subject to and in accordance with Section 13.1 and otherwise in accordance with the Priority of Payments. In addition, any action taken by any one or more Holders of the Notes shall be subject to the same restrictions imposed on the Trustee in accordance with Section 5.4(b).

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Notes, each representing less than a Majority of the Notes, the Trustee shall act on the direction of the group of Holders representing the greater percentage of the Notes, notwithstanding any other provisions of this Indenture.

Section 5.9         Unconditional Rights of Holders of the Notes to Receive Principal.

(a)            Notwithstanding any other provision in this Indenture (but subject to Section 2.7(i)), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of such Note as such principal become due and payable in accordance with the Priority of Payments, except as provided otherwise in Section 13.1.

Section 5.10         Restoration of Rights and Remedies.

If the Trustee or any Holder of the Notes has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of the Notes then and in every such case the Issuer, the Trustee and such Holder of the Notes shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of the Notes shall continue as though no such Proceeding had been instituted.

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Section 5.11     Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12     Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.13     Control by Noteholders.

A Majority of the Noteholders shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust, right, remedy or power conferred on the Trustee; provided that:

(a)            such direction be in writing and shall not be in conflict with any rule of law or with this Indenture;

(b)            the Trustee may take any other action deemed proper by it that is not inconsistent with such direction or this Indenture; provided, however, that, subject to Section 6.1, it need not take any action that it determines might involve it in liability;

(c)            the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d)            any direction to the Trustee to undertake a sale of the Collateral shall be by the Noteholders secured thereby representing the percentage of the Aggregate Outstanding Amount of the Notes specified in Section 5.4 or 5.5, as applicable.

Section 5.14     Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article V, a Majority of the Noteholders may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

(a)            constituting a Payment Default; or

(b)            in respect of a covenant or provision for the individual protection or benefit of the Trustee, without its consent.

In the case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give notice of any such waiver to the Investment Manager.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15     Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of the Notes, or group of Holders of the Notes, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Notes, or to any suit instituted by any Holder of the Notes for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity expressed in such Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16     Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that they may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17     Sale of Collateral.

(a)            The power to effect any sale of any portion of the Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired (subject to Section 5.5(d) in the case of sales pursuant to Section 5.5) until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. Without prejudice to and subject to Section 5.19 below, the Trustee may and shall, upon written direction of the Liquidation Agent, from time to time postpone any sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)            The Trustee may bid for and acquire any portion of the Collateral in connection with a public sale thereof. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)            If any portion of the Collateral consists of Unregistered Securities, the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of the Liquidation Agent, seek a no-action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities.

(d)            The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest, without recourse, representation or warranty, in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to execute and deliver any instruments and take all action (whether in its name or in the name of the Issuer) necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.18     Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of the Notes shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

Section 5.19     Right of First Offer

Notwithstanding anything to the contrary in this Indenture, in connection with any sale or liquidation in whole or in part of the Collateral pursuant to Section 5.4 (provided that no Bankruptcy Event has occurred with respect to the Investment Manager), the Investment Manager or its designated Affiliate (other than the Issuer) shall, subject to the additional requirements set forth in this Section 5.19, have the right to purchase all or a portion of the Collateral Obligations included in the Collateral at a purchase price at least equal to the sum of (x) the Repurchase Price (as defined in the Repurchase Agreement) plus (y) any Make-Whole Amounts (as defined in the Repurchase Agreement) then owed under the Repurchase Agreement, as determined by the Liquidation Agent plus (z) all amounts payable under Section 11.1(a)(D)(i) as of the date of receipt of such sale proceeds (the “Exercise Notice Purchase Price”). The Investment Manager may exercise such right by providing written notice (the “Exercise Notice”) to the Issuer, the Trustee and the Liquidation of its election to exercise such right which shall include the Exercise Notice Purchase Price and shall be delivered not later than 5:00 p.m. (New York City time) on the second Business Day after the Issuer (or the Investment Manager on its behalf) has received the notice from the Trustee that the Notes have been accelerated in accordance with Section 5.2(a) above.

Once an Exercise Notice is given by the Investment Manager (subject to the immediately succeeding sentence), the Investment Manager (or such Affiliate or managed fund designated in the Exercise Notice) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the Exercise Notice Purchase Price referenced in such Exercise Notice, for settlement within the normal settlement period for such Collateral. Neither the Liquidation Agent nor the Trustee shall cause or direct the sale, disposition or liquidation of any of the Collateral Obligations to occur during the time that the Investment Manager is entitled to provide an Exercise Notice. The Exercise Notice Purchase Price must be received by the Liquidation Agent, or its designee, in immediately available funds no later than five (5) Business Days following delivery of the Exercise Notice hereunder, or, if earlier, the date of settlement for such Collateral. In the event that the Exercise Notice is not timely provided and/or the Exercise Notice Purchase Price is not timely received, each pursuant to the conditions set forth in this Section 5.19, the Liquidation Agent may then forthwith direct the Trustee to, and/or the Trustee may then forthwith, liquidate the Collateral Obligations.

Section 5.20     Right of First Refusal

Notwithstanding anything to the contrary in this Indenture, and, for the avoidance of doubt, without prejudice to Section 5.19 above, if, at any time in connection with any sale or liquidation of all or a portion of the Collateral Obligations (the par amount of such Collateral Obligations or portion thereof that the Liquidation Agent intends to sell or liquidate, the “Subject Collateral Obligation Sale Amount”) in the Collateral Portfolio pursuant to Section 5.4, other than any such sale conducted as a public auction and with respect to which the Investment Manager has been notified thereof (provided that no Bankruptcy Event has occurred with respect to the Investment Manager), the Liquidation Agent elects to direct the Trustee to sell or otherwise dispose of such Collateral Obligations and the Trustee receives one or more Firm Bid(s) in respect of such Subject Collateral Obligation Sale Amount, and the Liquidation Agent finds any such Firm Bid(s) to be acceptable (which determination of acceptable shall be based on the Liquidation Agent’s credit policies that are consistently applied across similarly situated counterparties or similar transactions), the Liquidation Agent shall direct the Trustee to deliver to the Issuer and the Investment Manager written notice of the material terms of such offer (such material terms being the amount of such Collateral Obligations (or the relevant portion thereof) to be sold, the Sale Price (being the Sale Price included in such acceptable Firm Bid(s) received by the Liquidation Agent for the Subject Collateral Obligation Sale Amount) and the identity of such Collateral Obligations (or portions thereof), but not the identity of the proposed counterparty) (an “Offer Notice”); provided, for the avoidance of doubt, that the Liquidation Agent shall not be obligated to provide written notice to the Issuer or the Investment Advisor of any Firm Bid(s) received with respect to the Subject Collateral Obligation Sale Amount that are not found to be acceptable by the Liquidation Agent in accordance with the terms of this Section 5.20.

The Offer Notice shall constitute an irrevocable offer by the Trustee to sell all such Collateral Obligations referenced therein to the Investment Manager or its designated Affiliate or managed fund (other than the Issuer) on the same terms and subject to the conditions set forth in the Offer Notice (the “Right of First Refusal”). The Investment Manager (or its designated Affiliate or managed fund) may elect to exercise its Right of First Refusal and purchase such Collateral Obligations referenced in the Offer Notice on the terms set forth in the Offer Notice by delivering written notice of such election (an “Election Notice”) to the Liquidation Agent and the Trustee within two (2) Business Days from the date the Investment Manager received the Offer Notice and consummating such purchase within five (5) Business Days from the date the Trustee receives such Election Notice and the Trustee hereby (x) agrees to cooperate with the Investment Manager and the Issuer in effecting such transaction and (y) acknowledges that the Issuer and the Investment Manager are each permitted to enter into such transaction under the Transaction Documents.

The failure by the Investment Manager to deliver an Election Notice to the Liquidation Agent and the Trustee or failure by the Investment Manager (or its designated Affiliate or managed fund) to consummate the purchase of the entirety of such Collateral Obligations referenced in such Offer Notice within the time periods set forth in the preceding sentence shall be deemed to be an election by the Investment Manager not to purchase such Collateral Obligations pursuant to such particular Offer Notice. For the avoidance of doubt, in the event that the Trustee does not sell or otherwise dispose of the Collateral Obligation(s) subject to the Offer Notice, then the Investment Manager fully retains the Right of First Refusal with respect to any subsequent sales or dispositions of such Collateral Obligation(s) pursuant to the terms of this Section 5.20.

ARTICLE VI.

THE TRUSTEE

Section 6.1     Certain Duties and Responsibilities.

(a)            Except during the continuance of an Event of Default actually known to a Trust Officer of the Trustee:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture or the Transaction Documents against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen (15) days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)            In case an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Noteholders or the Liquidation Agent, as applicable, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Investment Manager and/or the Liquidation Agent or a Majority (or such larger percentage as may be expressly required by the terms hereof) of the Noteholders relating to its obligations as set forth herein and relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)          no provision of this Indenture or the Transaction Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Transaction Documents, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services, including mailing of notices under Article V under the Indenture; and

(v)           in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including loss profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d)            For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in 5.1(d), 5.1(e), 5.1(f), 5.1(g), 5.1(h) or 5.1(i) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Collateral or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

(f)            The Trustee’s services hereunder shall be conducted through its Computershare Corporate Trust division (including, as applicable, any agents or Affiliates utilized thereby) thereof.

Section 6.2     Notice of Default.

Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail or telecopy to the Investment Manager and to all Holders of the Notes, as their names and addresses appear on the Register, notice of all Defaults hereunder actually known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived.

Section 6.3     Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)            the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document (including the Valuation Report) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)            whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports, opinions or advice of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities or loan pricing quotation services;

(d)            as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Noteholders or the Liquidation Agent pursuant to this Indenture, unless such Noteholders or Liquidation Agent shall have offered to the Trustee security or indemnity satisfactory to it against all costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of the Noteholders, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled to receive, on reasonable prior notice to the Investment Manager, copies of the books and records of the Investment Manager relating to the Notes and the Collateral, and on reasonable prior notice to the Issuer, to examine the books and records relating to the Notes and the Collateral and the premises of the Issuer personally or by agent or attorney during the Issuer’s normal business hours; provided that the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory or governmental authority and (ii) except to the extent that the Trustee in its sole judgment may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through Affiliates, agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent or attorney appointed with due care by it hereunder;

(h)            the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within its rights or powers hereunder;

(i)             for the avoidance of doubt, any permissive right or discretionary act of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be responsible for other than its own negligent action, its own negligent failure to act, or its own willful misconduct with respect to the performance of such act;

(j)             the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, the Investment Manager, the Liquidation Agent, any Transfer Agent (other than the Bank acting in such capacity), Issuer Accounts Securities Intermediary (other than the Bank acting in such capacity) or any Paying Agent (other than the Bank acting in that capacity);

(k)            in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(l)             the Trustee shall not be liable for the actions or omissions of the Issuer, the Investment Manager or the Liquidation Agent, and without limiting the foregoing, the Trustee shall not (except to the extent expressly provided in this Indenture) be under any obligation to monitor, calculate, evaluate or verify any report, certificate or information received from the Liquidation Agent, the Issuer or the Investment Manager or be under any obligation to monitor, evaluate or verify compliance by the Issuer, the Investment Manager or the Liquidation Agent with the terms hereof or the Transaction Documents, or to verify or independently determine the accuracy of information received by it from the Issuer, the Investment Manager or the Liquidation Agent (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral and the Trustee shall have no additional duties following the resignation or removal of the Investment Manager;

(m)           the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any Transaction Document referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance;

(n)            the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or the powers granted hereunder;

(o)            nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Investment Manager;

(p)            the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances);

(q)            the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(r)             to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided; and

(s)            Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Trustee’s secure website “www.ctslink.com”;

(t)            the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture;

(u)            the Trustee shall be under no obligation to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with the Grant by the Issuer to the Trustee of any item constituting the Collateral or otherwise, or in that regard to examine any Reference Instruments, in order to determine compliance with applicable requirements of and restrictions on transfer of a Collateral Obligation; and

(v)            the Collateral Administrator and the Bank in each of its capacities under the Transaction Documents shall have the same rights, privileges, immunities and indemnities afforded to the Trustee in this Article VI; provided, that such rights, privileges, immunities and indemnities shall be in addition to, and not in limitation of, any rights, immunities and indemnities provided in the Collateral Administration Agreement or other Transaction Document.

Section 6.4     Not Responsible for Recitals or Issuance of the Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon with respect to the Trustee, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. Except as set forth in Section 6.14, the Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the Proceeds thereof or any money paid to the Issuer pursuant to the provisions hereof.

Section 6.5     May Hold Notes.

The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuer or any of its Affiliates, with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6     Money Held in Trust.

Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments that are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7     Compensation and Reimbursement.

(a)            The Issuer agrees:

(i)            to pay the Trustee on each Payment Date, the compensation set forth in the letter agreement dated September 6, 2023 (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)           except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses, costs, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture relating to the maintenance and administration of the Collateral, the administration of the terms of this Indenture, the performance of its duties hereunder, or in the enforcement of any provision hereof or exercise of any rights or remedies hereunder (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 5.17 or 10.5, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith);

(iii)          to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Transaction Document; and

(iv)         to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13.

(b)            The Issuer shall pay the Trustee the fees and expenses specified in this Section 6.7 in accordance with Section 11.1 of this Indenture.

(c)            The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period) after the payment in full of all of the Notes.

(d)            The amounts payable to the Trustee on any Payment Date pursuant to Section 6.7(a), or which may be deducted by the Trustee pursuant to Section 6.7(b) shall not exceed the amounts permitted to be applied to such Administrative Expenses on such Payment Date as provided in and in accordance with the Priority of Payments, and the Trustee shall have a lien ranking senior to that of the Holders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under Section 6.7 not to exceed such amount with respect to any Payment Date; provided, however, that the Trustee shall not institute any Proceeding for the enforcement of such lien except in connection with an action pursuant to Section 5.3 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties; provided, further, that the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of Holders in the manner set forth in Sections 5.4 and 5.5. For the avoidance of doubt, any amount payable to the Trustee pursuant to Section 6.7(a) and not paid on any Payment Date pursuant to this paragraph shall remain outstanding and be payable on the next Payment Date (subject to the limitations of this paragraph and the Priority of Payments).

The fees payable to the Trustee shall be computed on the basis of the actual number of days elapsed in the applicable Due Period divided by 360, and fees applicable to periods shorter or longer than a calendar quarterly period shall be prorated based on the number of days within such period. The Trustee shall apply amounts pursuant to Section 5.7 and Section 11.1(a)(A), (B) or (D) only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.1(c)(iv) and Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder. No direction by a Majority of the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

The payment of any fee or expense due to the Trustee is subject to the availability of funds and the Priority of Payments. If, on any date when a fee shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable, together with compensatory interest thereon (at a rate not to exceed the federal funds rate), on such later date on which a fee shall be payable and sufficient funds are available therefor.

Section 6.8     Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be an organization, corporation, association or other entity Independent of the Issuer, organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long term senior unsecured debt rating of at least “BBB” by S&P and having an office within the United States. If such organization, corporation, association or other entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization, corporation, association or other entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9     Resignation and Removal; Appointment of Successor.

(a)            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10. The indemnification in favor of the Trustee in Section 6.7 shall survive any resignation or removal of the Trustee.

(b)            The Trustee may resign at any time by giving 30 days prior written notice thereof to the Issuer, the Noteholders and the Investment Manager.

(c)            The Trustee may be removed at any time by Act of a Majority of the Noteholders, or may be removed at any time when an Event of Default shall have occurred and be continuing, by Act of a Majority of the Noteholders, delivered to the Trustee, the Investment Manager and the Issuer.

(d)            If at any time:

(i)            the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by a Majority of the Noteholders; or

(ii)            the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)            Upon (i) receiving any notice of resignation of the Trustee, (ii) any determination that the Trustee be removed, or (iii) any vacancy in the position of Trustee, then the Issuer shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees; provided that such successor Trustee shall be appointed (i) only upon the written consent of a Majority of the Noteholders, and (ii) subject to the approval of the Investment Manager, not to be unreasonably withheld. If the Issuer shall fail to appoint a successor Trustee within 30 days after such notice of resignation, determination of removal or the occurrence of a vacancy, a successor Trustee may be appointed by Act of a Majority of the Noteholders with the consent of the Investment Manager (not to be unreasonably withheld). If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, determination of removal or the occurrence of a vacancy, then the Trustee to be replaced, or any Noteholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, at any time that an Event of Default shall have occurred and be continuing, a Majority of the Noteholders shall have in lieu of the Issuer the Issuer’s rights to appoint a successor Trustee, such rights to be exercised by notice delivered to the Issuer and the retiring Trustee. Any successor Trustee shall, forthwith upon its acceptance of such appointment in accordance with Section 6.10, become the successor Trustee and supersede any successor Trustee.

(f)            The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee (which shall be subject to the approval of the Investment Manager, not to be unreasonably withheld) to the Investment Manager and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail any such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.10     Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of the Noteholders or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11     Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee (which for purposes of this Section 6.11 shall be deemed to be the Trustee) shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12     Co-Trustees and Separate Trustee.

At any time or times, the Issuer and the Trustee (which for purposes of this Section 6.12 shall be deemed to be the Trustee) shall have power to appoint one or more Persons to act as co-Trustee jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.4 and to make such claims and enforce such rights of action on behalf of the Noteholders subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-Trustee. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Issuer be required by any co-Trustee so appointed for more fully confirming to such co-Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay (but only from and to the extent of the Collateral, after payment in full of the amounts payable pursuant to subclauses (i) through (v) of Section 11.1(a)(A)) for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)            the Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by, the Trustee;

(b)            the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-Trustee jointly in the case of the appointment of a co-Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-Trustee;

(c)            the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order with a copy to the Investment Manager, may accept the resignation of or remove any co-Trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-Trustee without the concurrence of the Issuer. A successor to any co-Trustee so resigned or removed may be appointed in the manner provided in this Section 6.12.

(d)            no co-Trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)            the Trustee shall not be liable by reason of any act or omission of a co-Trustee; and

(f)            any Act of the Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-Trustee.

Section 6.13     Certain Duties of Trustee Related to Delayed Payment of Proceeds.

In the event that in any month the Trustee determines based upon the information contained in the Monthly Report or information received from the Collateral Administrator that it has not received a payment with respect to any Pledged Obligation on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Investment Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer), after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the issuer of such Pledged Obligation, the trustee under the related Reference Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of subclause (iv) of Section 6.1(c), shall take such action as the Investment Manager shall reasonably direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Investment Manager requests a release of a Pledged Obligation in connection with any such action under the Investment Management Agreement, such release shall be subject to Section 10.6 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Collateral.

Section 6.14     Representations and Warranties of the Trustee.

The Trustee represents and warrants that: (a) the Trustee is a national banking association or a state-chartered banking association or corporation with trust powers, duly and validly existing under the laws of the United States or a state thereof, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as Trustee under this Indenture; (b) this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (c) neither the execution or delivery by the Trustee of this Indenture nor performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States governing the banking or trust powers of the Trustee; (d) there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of a Trust Officer of the Trustee, threatened that, if determined adversely to the Trustee, would have a material adverse effect upon the performance by the Trustee of its duties under, or on the validity or enforceability of this Indenture; (e) the Trustee is not in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Trustee or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Indenture or the performance by the Trustee of its duties hereunder; and (f) as of the Closing Date, the Trustee is eligible under Section 6.8 to serve as Trustee hereunder.

Section 6.15     Authenticating Agents.

Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of the Notes in connection with issuances, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of the Notes by an Authenticating Agent pursuant to this Section 6.15 shall be deemed to be the authentication of the Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer if the resigning or terminated Authenticating Agent was originally appointed at the request of the Issuer.

Unless the Authenticating Agent is the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense under Section 11.1. The provisions of Sections 2.9, 6.3, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.16     Representative for Holders of the Notes Only; Agent for all other Secured Parties.

With respect to the security interests created hereunder, the pledge of any item of Collateral to the Trustee is to the Trustee as representative of the Holders of the Notes and agent for each of the other Secured Parties; in furtherance of the foregoing, the possession by the Trustee of any item of Collateral, the endorsement to or registration in the name of the Trustee of any item of Collateral (including as entitlement Holder of any Collateral Account) are all undertaken by the Trustee in its capacity as representative of the Holders of the Notes and agent for each of the other Secured Parties. The Trustee shall have no fiduciary duties to each of the other Secured Parties; provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

Section 6.17     Right of Trustee in Capacity of Registrar, Paying Agent or Securities Intermediary.

In the event that the Trustee is also acting in the capacity of Paying Agent, Registrar or Securities Intermediary hereunder, the rights, protections, immunities or indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Trustee in its capacity as Paying Agent, Registrar or Securities Intermediary.

Section 6.18     Withholding.

If any withholding tax is imposed on the Issuer’s payments under the Notes to any Holder, such tax shall reduce the amount otherwise distributable to such Holder. The Trustee or any Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax required with respect to amounts payable under the Notes, but such authorization shall not prevent the Trustee or such Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings. The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trustee or any Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution on a Note and the Trustee or any Paying Agent has not received documentation from such Holder showing an exemption from withholding, the Trustee or such Paying Agent shall withhold such amounts in accordance with this Section 6.18. If any Holder wishes to apply for a refund of any such withholding tax, the Trustee or such Paying Agent shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Trustee or such Paying Agent for any out of pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee or any Paying Agent to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

ARTICLE VII.

COVENANTS

Section 7.1     Covenants. The Issuer:

(a)       shall duly and punctually pay the principal of the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code, the United States Treasury Regulations promulgated thereunder or other applicable law, by the Issuer, the Trustee, any Paying Agent or any other Person from a payment to any Holder of the Notes of principal and/or distribution shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture, and the Issuer shall not be obligated to pay any additional amounts to such Holder or any beneficial owner of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges;

(b)       shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations hereunder and the Issuer shall keep and maintain, or cause the Board of Managers to keep or maintain at all times, or cause to be kept and maintained at all times in the registered office of the Issuer specified in the Limited Liability Company Agreement, all documents, books, records, accounts and other information as are required under the laws of Delaware;

(c)       shall at all times comply with the Special Purpose Provisions (as defined in the Limited Liability Company Agreement) set forth in the Limited Liability Company Agreement;

(d)       shall not (i) [reserved]; (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Collateral Obligation unless in accordance with the Transaction Documents (including pursuant to any restriction on the Issuer (or the Investment Manager on its behalf) and/or permission granted to the Issuer (or the Investment Manager on its behalf) under Section 12) unless such sale, transfer or conveyance is required by any of the Reference Instruments or is otherwise required by any of the other Transaction Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Indenture and the other Transaction Documents and properly reflected on the books and records of the Issuer, enter into any transaction with an Affiliate of the Issuer except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral (but excluding Excepted Property);

(e)       shall take all actions consistent with and shall not take any action contrary to the Further Assumptions and Facts and Assumptions sections in the opinions of Dechert LLP, dated as of the Closing Date, relating to certain true sale and non-consolidation matters;

(f)       shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Transaction Documents, (ii) Indebtedness incurred in the ordinary course of business arising in connection with the acquisition and sale of Collateral Obligations or pursuant to the transactions contemplated by this Indenture and the other Transaction Documents; provided that additional capital contributions to the Issuer are not prohibited by this clause (f);

(g)       shall comply, and shall ensure that its respective managers, officers and employees and the Investment Manager actively involved in the transactions contemplated by the Transaction Document comply (A) in all respects with all applicable Anti-Corruption Laws and Sanctions and (B) in all material respects with all applicable Anti-Money Laundering Laws;

(h)       shall not amend the Limited Liability Company Agreement or any other of its constitutive documents or any document to which it is a party, in each case, in any manner that would reasonably be expected to adversely affect the Noteholders in any material respect, without, in each case, the prior written consent of the Liquidation Agent;

(i)        shall not (A) permit the validity or effectiveness of this Indenture or any grant hereunder to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or any other Transaction Document, except as may be expressly permitted hereby or the other Transaction Documents, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Indenture not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(j)        shall not, without the prior consent of the Liquidation Agent, which consent may be withheld in the sole and absolute discretion of the Liquidation Agent, enter into any hedge agreement for speculative purposes;

(k)       shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Issuer (or by the Trustee on behalf of the Issuer) materially misleading or change its jurisdiction of organization, unless the Issuer shall have given the Liquidation Agent and the Trustee at least 30 days (or such shorter period as agreed to by the Liquidation Agent in its sole discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Trustee and Liquidation Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(l)        shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company, in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Transaction Documents or any of the Collateral;

(m)      (i) shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (ii) without limiting the generality of the foregoing, the Issuer will conduct its business and other activities (x) in compliance in all material respects with all provisions of the Investment Company Act and the rules, regulations or orders issued by the Securities and Exchange Commission thereunder that apply to the Issuer and (y) so as not to cause a violation in any material respect by the Investment Manager of the Investment Company Act or the rules, regulations or orders issued by the Securities and Exchange Commission thereunder;

(n)       [reserved];

(o)       except with respect to Permitted Equity Securities and as permitted under 7.1(w), without the prior written consent of the Liquidation Agent, shall not form, or cause to be formed, any Subsidiaries (other than tax blocker Subsidiaries); or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents;

(p)       (i) shall conduct its affairs so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, (ii) except as would not reasonably be expected to result in a Material Adverse Effect, shall not sponsor or maintain any employee pension benefit plan which is covered by Title IV of ERISA or the minimum funding standards under Section 412 of the Code (“Plan”), and (iii) shall not contribute to, or become required to contribute, or have any liability with respect to any Plan;

(q)       the Issuer shall defend the right, title, and interest of the Trustee (for the benefit of the Secured Parties) and the Noteholders in and to the Collateral against all claims of third parties claiming through or under the Issuer (other than Permitted Liens);

(r)

(i)            shall promptly furnish to the Trustee, and the Trustee shall furnish to the Noteholders, copies of the following financial statements, reports and information: (A) as soon as available, but in any event within 120 days after the end of each fiscal year of the Investment Manager, a copy of the audited consolidated balance sheet of the Investment Manager and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; (B) as soon as available, but in any event within 60 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Investment Manager and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Investment Manager and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Investment Manager and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; and (C) from time to time, such other information or documents (financial or otherwise) as the Liquidation Agent or the Majority of Noteholders may reasonably request with respect to the financial position or business of the Investment Manager and its consolidated Subsidiaries and the Collateral or to comply with obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including the USA PATRIOT Act, provided that, in each case of clauses (A) or (B), the Issuer’s obligation under this Section 7.1(r)(i) shall be deemed to be satisfied if the financial statements of the Investment Manager are made available via EDGAR, or any successor system of the Securities and Exchange Commission;

(ii)            shall promptly furnish to the Liquidation Agent on or before the first year anniversary of the Closing Date, a compliance certificate, certified by an officer of the Issuer to be true and correct, (A) stating whether any Default or Event of Default exists; (B) stating whether the Issuer is in compliance with the covenants set forth in this Indenture, including whether a certification that the Collateral has been Delivered to the Trustee; (C) stating whether the representations and warranties of the Issuer contained in Article VII, or in any other Transaction Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (D) certifying that financial statements delivered (or deemed to be delivered following the publication of the same) in such year before the date of such compliance certificate fairly present in all material respects, the consolidated financial condition and results of operations of the Investment Manager and its consolidated Subsidiaries on the dates and for the periods indicated, in accordance with GAAP applied on a consistent basis, subject, in the case of interim financial statements or unaudited financial statements, to year-end adjustments and lack of footnote disclosure;

(s)       shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Issuer or upon the income, profits or property of the Issuer; provided that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(t)        shall permit representatives of the Liquidation Agent at any time and from time to time as the Liquidation Agent shall reasonably request, at the Issuer’s expense, (A) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations and (B) to visit its properties in connection with the collection, processing or managing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Indenture and the other Transaction Documents with any officer or employee or with the presence of an officer of the Investment Manager or auditor (if any) of such Person having knowledge of such matters. The Issuer agrees to render to the Liquidation Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Issuer’s or the Investment Manager’s business and operations. So long as no Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon ten (10) calendar days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day prior notice will be required before any inspection;

(u)       shall not use any part of the proceeds of any Note issuance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(v)      shall not make any Restricted Payments without the prior written consent of the Liquidation Agent or unless such Restricted Payments are expressly permitted herein (and, for the avoidance of doubt, any Restricted Payments that satisfy the Distribution Conditions or that are Permitted RIC Distributions shall not require the Liquidation Agent’s consent);

(w)      shall not make or hold any Investments, except (A) the Collateral Obligations or Investments constituting Eligible Investments (in each case, measured at the time of acquisition), (B) those that have been consented to by the Liquidation Agent or (C) those the Issuer shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Collateral Obligation or any issuer thereof;

(x)       the Issuer shall not directly or indirectly use, and shall ensure that the managers, officers and employees of the Issuer and the Investment Manager actively involved in the transactions contemplated by the Transaction Documents shall not directly or indirectly use, the proceeds of any Note issuance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (B) in any other manner that would constitute a violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (C) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (D) in any manner that would otherwise constitute or give rise to a violation of any Sanctions applicable to any party hereto;

(y)      the Issuer shall not transfer or otherwise dispose of any Collateral Obligation (1) unless consented to by the Liquidation Agent or (2) except as expressly permitted under Article 12 and the other Transaction Documents or, for so long as the Distribution Conditions are satisfied, as otherwise permitted by this Indenture;

(z)       subject to any confidentiality obligations to which the Issuer or the Investment Manager are subject, shall either (i) post on a password protected website maintained by the Investment Manager to which the Liquidation Agent will have access or (ii) deliver via email to the Liquidation Agent, with respect to each obligor in respect of a Collateral Obligation, without duplication of any other reporting requirements set forth in this Indenture or any other Transaction Document, to the extent actually available to the Issuer or the Investment Manager and subject to redaction of confidential or proprietary information, any management discussion and analysis provided by such obligor and any financial reporting packages (including any attached or included information, statements and calculations, including compliance certificates with corresponding calculations, and any other supporting documentation, in each case, subject to redaction of confidential or proprietary information), in each case within five (5) Business Days of the Issuer or the Investment Manager obtaining knowledge of the receipt thereof by it. The Issuer shall cause the Investment Manager to provide such other information (but excluding any internal credit memo) as the Liquidation Agent may reasonably request with respect to any Collateral Obligation or obligor (to the extent actually available to the Investment Manager and subject to redaction of confidential or proprietary information and with neither undue burden nor expense) to the extent the provision thereof would not violate any confidentiality obligations to which it is subject;

(aa)     shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Issuer take any other action or actions that would cause it to be treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Issuer on or through an established securities market or secondary market (or the substantial equivalent thereof), in each case, within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder)); without limiting the generality of the foregoing, the Issuer shall not cause or permit the number of “partners” in the Issuer (determined for U.S. federal income tax purposes) to exceed 90 (after applying certain “look-through” rules under Treasury regulations section 1.7704-1(h)(3));

(bb)     shall only have partners or owners that are treated as U.S. Tax Persons (or that are disregarded entities owned by a U.S. Tax Person for U.S. federal income tax purposes) and shall not recognize the transfer of any interest in the Issuer treated as equity for U.S. federal income tax purposes to a Person that is not a U.S. Tax Person (or that is a disregarded entity owned by a U.S. Tax Person for U.S. federal income tax purposes);

(cc)     [reserved]

(dd)     promptly upon (and in no event later than three (3) Business Days after) the Issuer obtaining actual knowledge thereof, the Issuer shall provide notice to the Liquidation Agent of any amounts deposited in any Collateral Accounts manifestly in error;

(ee)     [reserved];

(ff)      shall not maintain any bank accounts or securities accounts other than the Issuer Accounts;

(gg)     except as otherwise expressly permitted herein or except as consented to by the Liquidation Agent in its sole discretion, after the occurrence and during the continuance of an Event of Default, shall not (i) cancel or terminate any of the Reference Instruments in respect of a Collateral Obligation to which it is party or beneficiary (in any capacity), or (ii) consent to or accept any cancellation or termination, in each case of subclauses (i) and (ii), other than:

(x) pursuant to the terms of such Collateral Obligation or any of such agreements; and

(y) such release is accompanied by the payment in full of such Collateral Obligation or the applicable portion thereof so cancelled or terminated;

(hh)    shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Indenture and the other Transaction Documents;

(ii)       if the Issuer owns any Affiliate Obligation, in connection with any vote, consent, waiver or similar action with respect to such Affiliate Obligation that does not materially and adversely benefit or harm any such lender (or Person acting in a similar capacity) disproportionately as compared to any other lender (or other Person acting in a similar capacity), the Issuer shall act in the same manner as a majority of the unaffiliated lenders or holders, as applicable, with respect to such Affiliate Obligation;

(jj)      shall not, in violation of any Sanctions applicable to any party hereto, (A) act on behalf of, and does not own and will not acquire any interests in, a Sanctioned Person; and (B) engage in any dealings or transactions in or involving a Sanctioned Country;

(kk)     shall give notice to the Liquidation Agent in writing (which writing may be in the form of an email) promptly upon (and in no event later than five (5) Business Days (or, in the case of an Event of Default, one (1) Business Day) after) the occurrence of any of the following:

(i)            the Issuer or the Investment Manager obtaining actual knowledge that any Adverse Proceeding has occurred;

(ii)          the Issuer or the Investment Manager obtaining actual knowledge that any Default or Event of Default has occurred; provided that the failure to provide such notice shall not itself result in a Default or an Event of Default hereunder;

(iii)          the Issuer or the Investment Manager obtaining actual knowledge that an event that it believes would constitute a Revaluation Event has occurred;

(iv)         the Issuer or the Investment Manager obtaining actual knowledge that any material adverse claim asserted against any of the Collateral Obligations, the Collateral Accounts or any other Collateral; or

(v)          any change in the information provided in the Beneficial Ownership Certification delivered to any Noteholder that would result in a change to the list of beneficial owners identified in such certification;

(ll)      shall not claim any credit on, or make any deduction from, the principal or interest payable or amounts distributable in respect of the Notes (other than amounts withheld in accordance with the Code or any other applicable law) or assert any claim against any present or future Noteholder by reason of the payment of any Taxes levied or assessed upon any part of the Collateral (other than Taxes levied in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the Notes);

(mm)      shall not become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, or hire any employees;

(nn)      shall not amend any Transaction Document other than in accordance with the terms thereof;

(oo)      shall not, other than agreements involving purchases and sales relating to the Collateral Portfolio having customary purchase and sale terms, enter into any agreement or contract with any Person unless such contract or agreement contains customary “non petition” and “limited recourse” provisions;

(pp)      shall not amend any provision of this Indenture or any other agreement entered into by the Issuer with respect to the transactions contemplated hereby, relating to (A) the institution of proceedings for the Issuer to be adjudicated as bankrupt or insolvent, (B) the consent of the Issuer to the institution of bankruptcy or insolvency proceedings against it, (C) the filing with respect to the Issuer of a petition or answer or consent seeking reorganization, arrangement, moratorium or liquidation proceedings, or other proceedings under the Bankruptcy Code or any similar laws, or (D) the consent of the Issuer to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or any substantial part of its property, respectively;

(qq)      shall not amend any limited recourse or non-petition provision of this Indenture or any limited recourse provision of any other agreement entered into by the Issuer with respect to the transactions contemplated hereby (which limited recourse or non-petition provision provides that the obligations of the Issuer are limited recourse obligations of the Issuer, payable solely from the Collateral in accordance with the terms of this Indenture and which non-petition provision provides that no party entering into an agreement with the Issuer will initiate insolvency or examinership proceedings against the Issuer); or

(rr)      shall not amend any non-petition provision of this Indenture or any non-petition provision of any other agreement entered into by the Issuer with respect to the transactions contemplated hereby.

Section 7.2      [Reserved]

Section 7.3      [Reserved].

Section 7.4      Maintenance of Office or Agency.

The Issuer hereby appoints the Trustee as a Paying Agent for the payment of principal and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange.

Section 7.5      Money for Security Payments to be Held in Trust.

All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer.

When the Issuer shall have a Paying Agent that is not also the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, no later than the tenth Business Day after each Regular Record Date, a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, the Issuer shall, on or before the Business Day preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee in writing to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any moneys deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying agents shall be as set forth in Section 7.4. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, however, that, such additional or successor Paying Agent must either (i) have a rating of “Aa2” or its equivalent by Moody’s and “AA” by S&P, (ii) agree not to hold any funds pursuant to this Indenture overnight or (iii) be acceptable to the Majority of the Noteholders. The Issuer shall not appoint any Paying Agent (other than an initial Paying Agent) that is not, at the time of such appointment, a depositary institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.5, that such Paying Agent will:

(A)            allocate all sums received for payment or distribution to the Holders of the Notes for which it acts as Paying Agent on each Payment Date or Redemption Date, as applicable, among such Holders in the proportion specified in the applicable report or statement in accordance herewith, in each case to the extent permitted by applicable law;

(B)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(C)            if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(D)            if such Paying Agent is not the Trustee, at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(E)            not, prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of the Notes, institute against the Issuer, or voluntarily join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar laws of any jurisdiction within or without the United States. Nothing in this subclause (E) shall preclude, or be deemed to stop, the Paying Agent (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Paying Agent, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with a Paying Agent and not previously returned that remains unclaimed for twenty Business Days shall be returned to the Trustee. Except as otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest or distribution on any Note and remaining unclaimed for two years after such principal, interest or distribution has become due and payable shall be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer, and all liability of the Trustee or such Paying Agent with respect to such trust money (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease.

Section 7.6      Existence of Issuer.

(a)            The Issuer shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members, except as required for tax purposes. The Issuer shall keep its principal place of business at the address specified in Section 14.3. The Issuer shall keep separate books and records and will not commingle its respective funds with those of any other Person. The Issuer shall, to the maximum extent permitted by applicable law, keep in full force and effect its rights and franchises as a limited liability company incorporated under the laws of the State of Delaware, shall comply with the provisions of its organizational documents, and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral.

(b)            The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored, will fail to correct any known misunderstanding regarding its existence, or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, the Issuer shall not (A) have any employees (other than members, managers and any other officers appointed in compliance with the Limited Liability Company Agreement), (B) engage in any transaction with any member (other than the issuance of the Issuer’s equity) that would constitute a conflict of interest (provided that the Limited Liability Company Agreement, the Collateral Administration Agreement, the Sale and Contribution Agreement and the Investment Management Agreement shall not be deemed to be such a transaction that would constitute a conflict of interest) or (C) pay dividends other than in accordance with Section 11.1 or Section 12.1 herein or any other provision of any Transaction Document that expressly permits dividends or other distribution (including, without limitation, a distribution of non-cash assets and Permitted RIC Distributions).

(c)            The Issuer shall (i) have a board of managers separate from that of any other person (although members of the board of managers of the Issuer may serve as managers of one or more Affiliates of the Issuer); (ii) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under applicable law; (iii) not commingle its assets with assets of any other person; (iv) conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (and all such formalities have been complied with since the Issuer’s formation); (v) maintain separate financial statements (it being understood that, if the Issuer’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating the Issuer’s separateness from any such Affiliates and that its assets are not available to pay the debts of such Affiliate); (vi) pay its own liabilities only out of its own funds; (vii) maintain an arm’s-length relationship with its Affiliates; (viii) not hold out its credit or assets as being available to satisfy the obligations of others; (ix) pay its fair and reasonable share of overhead for shared office space, if any; (x) use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being the Issuer’s agent); (xi) not pledge its assets as security for the obligations of any other person; (xii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; and (xiii) not take any Material Action without the unanimous affirmative vote of each member of its board of managers, including, in all cases, each of the Independent Managers.

Section 7.7      Protection of Collateral.

(a)            The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary to secure the rights and remedies of the Secured Parties hereunder and to:

(i)            Grant more effectively all or any portion of the Collateral;

(ii)            maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)            perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iv)            enforce any of the Pledged Obligations or other instruments or property included in the Collateral;

(v)            preserve and defend title to the Collateral and the rights therein of the Trustee and the Secured Parties in the Collateral and the Trustee against the claims of all persons and parties;

(vi)            pay any and all Taxes upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities; or

(vii)            give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Indenture or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Trustee to file a UCC financing statement listing ‘all assets of the debtor’ in the collateral description of such financing statement.

The Issuer hereby designates the Trustee as its agent and attorney-in-fact to file, upon Issuer Order, any financing statement, continuation statement or other instrument required pursuant to this Section 7.7; provided that such appointment shall not impose upon the Trustee any of the Issuer’s obligations under this Section 7.7. The Issuer shall cause to be filed one or more continuation statements under the applicable UCC (it being understood that the Issuer (and to the extent the Trustee takes any action, the Trustee) shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Sections 3.1(c) and 7.8, as to the need to file such financing statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)            The Trustee shall not (i) except in accordance with Section 10.6(a), (b) or (c), as applicable, remove any portion of the Collateral that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.8 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c), if no Opinion of Counsel has yet been delivered pursuant to Section 7.8) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

Section 7.8      Opinions as to Collateral. On or before September 6, 2028, the Issuer shall furnish to the Trustee an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Collateral remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.9      Performance of Obligations.

(a)            If an Event of Default shall have occurred and be continuing, the Issuer shall not take any action that would release any principal obligor from any of such principal obligor’s covenants or obligations under any Reference Instrument except in connection with the refinancing, restructuring, default, waiver or amendment of any Collateral; provided, that the Liquidation Agent shall have consented to such action.

(b)            The Issuer may contract with other Persons, including the Investment Manager and the Collateral Administrator, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Investment Management Agreement by the Investment Manager and the Collateral Administration Agreement by the Collateral Administrator. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer will punctually perform, and use its commercially reasonable efforts to cause the Investment Manager or such other Person to perform, all of their obligations and agreements contained in the Investment Management Agreement, the Collateral Administration Agreement or such other agreement.

Section 7.10      Collateral.

Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except as expressly permitted or required by this Indenture, the Investment Management Agreement and the other Transaction Documents.

Section 7.11      No Consolidation.

(a)            The Issuer shall not consolidate or merge with or into any other Person or, other than the security interest Granted to the Trustee pursuant to this Indenture, convey or transfer its properties and assets substantially as an entirety to any Person.

Section 7.12      [Reserved].

Section 7.13      No Other Business; Etc.

The Issuer shall not engage in any business or activity other than issuing the Notes pursuant to this Indenture and selling the Notes, and acquiring, owning, holding, selling, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and other Collateral in connection therewith and such other activities which are necessary, required or advisable to accomplish the foregoing; provided, however, that the Issuer shall be permitted to enter into any additional agreements not expressly prohibited by this Indenture.

Section 7.14      Compliance with Investment Management Agreement.

The Issuer agrees to perform all actions required to be performed by it, and to refrain from performing any actions prohibited under, the Investment Management Agreement. The Issuer also agrees to take all actions as may be necessary to ensure that all of the Issuer’s representations and warranties made pursuant to the Investment Management Agreement are true and correct, in all material respects, as of the date thereof and continue to be true and correct, in all material respects, for so long as any Notes are Outstanding. The Issuer further agrees not to authorize or otherwise to permit the Investment Manager to act in contravention of the representations, warranties and agreements of the Investment Manager under the Investment Management Agreement, which contravention would have a Material Adverse Effect on the rights of the Holders.

Section 7.15      Reporting.

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g-3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish, or cause to be furnished by the Trustee, Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, to another designee of such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Note by such Holder or beneficial owner. Upon request by the Issuer, the Trustee shall cooperate with the Issuer in mailing or otherwise distributing (at the expense of the Issuer) to such Holders or prospective purchasers, at and pursuant to the written direction of the Issuer, the foregoing materials prepared and provided by the Issuer; provided, however, that the Trustee shall be entitled to affix thereto or enclose therewith such disclaimers as the Trustee shall deem reasonably appropriate, at its discretion (such as, for example, a disclaimer to the effect that such Rule 144A Information was assembled by the Issuer and not by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to the sufficiency of such information under Rule 144A or for any other purpose).

Section 7.16      [Reserved].

Section 7.17      Certain Tax Matters.

(a)            The Issuer shall pay or cause to be paid any U.S. federal, state and local Taxes required to be paid and timely file, or cause to be filed, any tax returns and information statements and returns relating to the Issuer’s income and assets. The Issuer shall also provide, if required, a duly completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or any successor to such IRS form, to the payor with respect to any item included in the Collateral at the time such item is purchased or entered into.

(b)            To the extent that the Notes are treated as issued for U.S. federal income tax purposes, the Issuer and each Holder and beneficial owner of a Note, by acceptance of its Note, or any interest therein, shall be deemed to have agreed to treat, and shall treat, the Notes as debt of the Issuer (or the Equity Owner) for U.S. federal, state and local income tax purposes, unless otherwise required by law.

(c)            Upon the Issuer’s receipt of a request of a Subsequent Holder that has been issued for U.S. federal income tax purposes with more than de minimis “original issue discount” (as defined in Section 1273 of the Code) or written request of a Person certifying that it is an owner of a beneficial interest in a Note that has been issued with more than de minimis “original issue discount” for the information described in United States Treasury Regulation Section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Subsequent Holder or owner of a beneficial interest in such a Note all of such information. Any additional issuance of additional Notes shall be issued in a manner that will allow the Issuer with its Independent certified public accountants to accurately provide the information described in United States Treasury Regulation Section 1.1275-3(b)(1)(i). For the avoidance of doubt, the Trustee shall have no duty or responsibility to determine any original issuer discount.

(d)            Each Subsequent Holder by acceptance of its Note or its interest therein, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Equity Owner, the Trustee or any Paying Agent with the applicable U.S. federal income forms and tax certifications, including an IRS Form W-9 (or applicable successor form) in the case of a person that is a U.S. Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a U.S. Tax Person, may result in U.S. federal withholding or back-up withholding from payments in respect of such Note.

Section 7.18      Representations Relating to Security Interests in the Collateral.

(a)            The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder), with respect to the Collateral:

(i)            The Issuer owns and has good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or expressly permitted by, this Indenture or Permitted Liens.

(ii)            Other than the security interest Granted to the Trustee pursuant to this Indenture and other than any security interest granted in certain Collateral in connection with financing prior to the Closing Date (which security interest will be terminated as of the Closing Date), except as expressly permitted by this Indenture or Permitted Liens, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer, in each case, that would have a Material Adverse Effect.

(iii)            All Issuer Accounts constitute “securities accounts”.

(iv)            This Indenture creates a valid and continuing security interest (as defined in the UCC) in such Collateral in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as expressly permitted otherwise in this Indenture or Permitted Liens), and is enforceable as such against creditors of and purchasers from the Issuer, except (A) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)            The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder), with respect to Collateral that constitutes instruments:

(i)            Either (x) the Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the instruments granted to the Trustee, for the benefit and security of the Secured Parties, hereunder or (y)(A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the instruments that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)            The Issuer has received, or expects to receive, all consents and approvals required by the terms of the Collateral to the pledge hereunder to the Trustee of its interest and rights in the Collateral.

(c)            The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder), with respect to the Collateral that constitute Security Entitlements:

(i)            All of such Collateral has been and will have been credited to one of the Issuer Accounts which are securities accounts within the meaning of the UCC. The Issuer Account Securities Intermediary for each Issuer Account has agreed to treat all assets credited to such Issuer Account as “financial assets” within the meaning of the UCC.

(ii)            The Issuer has received, or expects to receive, all consents and approvals required by the terms of the Collateral to the pledge hereunder to the Trustee of its interest and rights in the Collateral.

(iii)            Either (x) the Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder or (y)(A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Issuer Account Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Issuer Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Issuer Accounts Securities Intermediary to identify in its records the Trustee as the person having a security entitlement against the Issuer Accounts Securities Intermediary in each of the Issuer Accounts.

(iv)            The Issuer Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Issuer Accounts Securities Intermediary’s compliance with entitlement orders of any Person other than the Trustee.

(d)            The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder), with respect to Collateral that constitutes general intangibles:

(i)            The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)            The Issuer has received, or expects to receive, all consents and approvals required by the terms of the Collateral to the pledge hereunder to the Trustee of its interest and rights in the Collateral.

(e)            The Issuer and the Trustee agree that the representations and warranties contained in this Section 7.18 may not be waived by any party, other than through amendment effected pursuant to Article VIII hereof.

Section 7.19      Certain Regulations.

The Issuer understands that Executive Orders issued by the President of the United States of America, Federal regulations administered by OFAC and other federal laws prohibit, among other things, U.S. persons or persons under jurisdiction of the United States from engaging in certain transactions with, the provision of certain services to, and making certain investments in, certain foreign countries, territories, entities and individuals, and that the lists of prohibited countries, territories, entities and individuals can be found on, among other places, the OFAC website at www.treas.gov/ofac. None of the Issuer or any of its Affiliates, owners, managers or officers is, or is acting on behalf of, a country, territory, entity or individual named on such lists, and none of the Issuer or any of their respective Affiliates, owners, managers or officers is a natural person or entity with whom dealings with U.S. persons or persons under the jurisdiction of the United States are prohibited under any OFAC regulation or other applicable federal law or acting on behalf of such a person or entity. The Issuer does not own and will not acquire any security issued by, or interest in, any country, territory, or entity whose direct ownership by U.S. persons or persons under the jurisdiction of the U.S. would be or is prohibited under any OFAC regulation or other applicable federal law.

Section 7.20      Section 3(c)(7) Procedures

(a)            [Reserved].

(b)            If Global Notes are issued in accordance with Section 2.2(d), the Issuer will direct DTC to take the following steps in connection with the Global Notes (or such other appropriate steps regarding legends of restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A as may be customary under DTC procedures at any given time):

(i)            The Issuer will direct DTC to include the “3c7” marker in the DTC 20-character security descriptor and the 48-character additional descriptor for the Rule 144A Global Notes or the Regulation S Global Notes, as applicable, in order to indicate that, in the case of Rule 144A Global Notes, transfers are limited to Qualified Purchasers that are Qualified Institutional Buyers, and in the case of Regulation S Global Notes, transfers are limited to Qualified Purchasers that are not U.S. Persons.

(ii)            The Issuer will direct DTC to cause each physical DTC deliver order ticket delivered by DTC to purchasers to contain the DTC 20-character security descriptor; and will direct DTC to cause each DTC deliver order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” indicator and a related user manual for participants, which will contain a description of the relevant restrictions.

(iii)            On or prior to the Closing Date, the Issuer will instruct DTC to send an Important Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv)            The Issuer will advise DTC that it is a Section 3(c)(7) issuer and will request DTC to include the Global Notes in DTC’s “Reference Directory” of Section 3(c)(7) offerings.

(v)            The Issuer will from time to time (upon the request of the Trustee, the Registrar or the Collateral Administrator) request DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

If the Global Notes are issued in accordance with Section 2.2, the Issuer shall from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions on the Global Notes. The Issuer shall cause each “CUSIP” number obtained for the Global Notes to have an attached “fixed field” that contains a “3c7” indicator.

Section 7.21      Unfunded Exposure. If on any date of determination there exists an Unfunded Exposure Shortfall, the Issuer shall (or shall cause the Equity Owner to) deposit cash (which cash may constitute an equity contribution from the Equity Owner) into the Unfunded Exposure Account or the Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts, as applicable, in an aggregate amount at least equal to the aggregate Unfunded Exposure Shortfall.

ARTICLE VIII.

SUPPLEMENTAL INDENTURES

Section 8.1      Supplemental Indentures.

Any provision of this Indenture may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective, and in each case as to which a Majority of the Noteholders has given its consent, not to be unreasonably withheld or delayed. Any purported amendment, modification or waiver that is not in compliance with this Section 8.1 will be void ab initio.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Issuer, shall provide to the Noteholders and the Investment Manager a copy of any proposed supplemental indenture.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.1, the Trustee, at the expense of the Issuer, shall provide to the Holders of the Notes and the Investment Manager a copy of such supplemental indenture. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.2      Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby the Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.3      Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.4      Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.5      Effect on the Investment Manager; Effect on the Collateral Administrator.

(a)            Unless the Investment Manager has been given prior written notice of such amendment and has consented thereto in writing, no supplemental indenture may (a) affect the obligations or rights of the Investment Manager under this Indenture or the Investment Management Agreement including, without limitation, modifying the restrictions on the purchases or sales of Collateral Obligations or expanding or restricting the Investment Manager’s discretion, (b) affect the amount or priority of any fees or other amounts payable to the Investment Manager under the Investment Management Agreement and this Indenture or (c) otherwise materially and adversely affect the Investment Manager.

(b)            Unless the Collateral Administrator has been given prior written notice of such amendment and has consented thereto in writing, no supplemental indenture may (a) affect the obligations or rights of the Collateral Administrator including, without limitation, expanding or restricting the Collateral Administrator’s discretion, (b) affect the amount or priority of any fees or other amounts payable to the Collateral Administrator under the Collateral Administration Agreement and this Indenture or (c) otherwise materially and adversely affect the Collateral Administrator.

ARTICLE IX.

REDEMPTION OF SECURITIES

Section 9.1      Optional Redemption.

(a)            Except as provided in this Section 9.1, Section 9.2 or Section 11.1, the Notes shall not be prepaid prior to their Stated Maturity.

(b)            The Issuer (at the direction of the Investment Manager) may optionally redeem the Notes in whole pursuant to this Section 9.1 on any Redemption Date after the Reinvestment Period subject to the following conditions:

(i)            any such prepayment of the Notes on any Redemption Date shall be in an Aggregate Outstanding Amount determined by the Investment Manager on behalf of the Issuer that is no less than the lesser of (x) U.S.$2,000,000 and (y) the Aggregate Outstanding Amount of the Notes at such time;

(ii)            such prepayment shall be paid from Principal Proceeds standing to the credit of the Principal Collection Account;

(iii)            such prepayment shall be paid to Holders ratably (such that each Holder shall receive an amount equal to the aggregate Redemption Price for the Aggregate Outstanding Amount of the Notes being so redeemed multiplied by a percentage equal to (x) the Aggregate Outstanding Amount of the Notes held by such Holder on the related Record Date divided by (y) the Aggregate Outstanding Amount of the Notes on the related Record Date);

(iv)            such prepayment shall result in the payment in full of all amounts payable pursuant to Section 11.1(a)(A)(i) - (iii)(a) that are unpaid as of such Redemption Date (subject to the limitations set forth therein);

(v)            in the case of any Optional Redemption, no Event of Default has occurred and is continuing at the time of such Optional Redemption;

(vi)            the Borrowing Base Test is satisfied immediately prior to or following any such Optional Redemption (unless such Optional Redemption is required to or will otherwise cause the Borrowing Base Test that is not satisfied immediately prior to such Optional Redemption to be satisfied immediately thereafter); and

(vii)            the Issuer, or the Investment Manager on its behalf, shall have confirmed in writing (which writing may be in the form of an email) to the Trustee confirming that the foregoing conditions are satisfied.

(c)            In the event of any redemption pursuant to this Section 9.1, the Issuer (or the Investment Manager on behalf of the Issuer) shall, at least two Business Days prior to the Redemption Date (or such shorter time as agreed to by the Trustee and the Liquidation Agent and provided that, if such redemption will cause the Borrowing Base Test that is not satisfied immediately prior to such Optional Redemption to be satisfied immediately thereafter, then such notice period may be reduced to the same Business Day), notify the Trustee and the Liquidation Agent in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price.

Section 9.2      Tax Redemption.

The Notes shall be redeemed in whole but not in part (any such redemption, a “Tax Redemption”) at the written direction (delivered to the Trustee, the Issuer and the Investment Manager no later than ten Business Days prior to the Redemption Date, or such shorter time as agreed to by the Trustee) of the Majority Holders following the occurrence and continuation of a Tax Event. Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall notify the Investment Manager and the Holders thereof pursuant to Section 9.3.

Section 9.3      Redemption Procedures.

(a)            In the event of any redemption pursuant to Section 9.1 or 9.2, the Issuer (or, upon an Issuer Order, the Trustee in the name and at the expense of the Issuer) shall give notice of redemption not later than two Business Days prior to the applicable Redemption Date (such shorter time as agreed to by the Liquidation Agent, and provided that, if such redemption will cause the Borrowing Base Test that is not satisfied immediately prior to such Redemption Date to be satisfied immediately thereafter, then such notice period may be reduced to the same Business Day), to each Holder of the Notes, being redeemed, at such Holder’s address in the Note Register. Notes called for redemption in whole must be surrendered at the office of any Paying Agent.

(b)            All notices of redemption delivered pursuant to Section 9.3(a) shall state:

(i)            whether such redemption is (A) an Optional Redemption or (B) a Tax Redemption;

(ii)            the applicable Redemption Date;

(iii)            the expected Redemption Prices of the Notes to be redeemed;

(iv)            that all (or the applicable portion) of the Notes to be redeemed are to be redeemed in full; and

(v)            in the case of an Optional Redemption or a Tax Redemption in whole of the Notes, the place or places where Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.4.

If the amount of contribution by the Equity Owner and/or the proceeds of any sale of the Collateral Obligations are not sufficient to pay the Redemption Price of the Notes (or the applicable portion thereof that would otherwise have been redeemed), including as a result of the failure of any sale of all or any portion of the Collateral Obligations to settle on the Business Day immediately preceding the applicable Redemption Date, (I) the Notes (or the applicable portion thereof that would otherwise have been redeemed) will be due and payable on such Redemption Date and the failure to pay the Redemption Price for such Notes shall constitute an Event of Default in accordance with and subject to Section 5.1(b) and (II) all available proceeds from the sale of the Collateral Obligations (net of any expenses incurred in connection with such sale) will be distributed in accordance with the Priority of Payments and the Aggregate Outstanding Amount of the Notes shall be reduced by the amount of such distribution.

Notice of redemption pursuant to Section 9.3(a) shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(c)            Notwithstanding anything to the contrary in Article 8, with respect to any redemption (or proposed redemption) of Notes hereunder, the provisions of this Article 9 may be waived or modified with the written consent of the Issuer, the Investment Manager and the Liquidation Agent. The Trustee shall be fully protected by relying solely on any such written consent (without the need to obtain an opinion of counsel described in Article 8).

(d)            Notwithstanding any provision of this Article 9, no amount shall be paid or distributed to the Holders of the Notes of any Bankruptcy Subordinated Class until each Note that is not part of a Bankruptcy Subordinated Class has been paid in full in accordance with this Indenture.

(e)            Following a partial redemption of the Notes, such portion of the Collateral with respect to the Collateral Obligations notified by the Issuer (or the Investment Manager) to the Liquidation Agent (with a copy to the Trustee) shall be immediately irrevocably and unconditionally released and discharged by the Trustee, and shall following such release and discharge no longer form part of the Collateral, provided that the Borrowing Base Test (after giving effect to such redemption of the Notes) will be satisfied after giving effect to such release and discharge.

Section 9.4      Notes Payable on Redemption Date.

Notice of redemption pursuant to Section 9.3 having been given as aforesaid, the Notes (or the applicable portion thereof) to be redeemed shall, on the Redemption Date, subject to Section 9.3(c) and the Issuer’s right to withdraw any notice of Optional Redemption pursuant to Section 9.3(b), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices ) all such Notes (or the applicable portion thereof) being so redeemed shall cease to be entitled to receive any further distribution of Interest Proceeds or Principal Proceeds on the Redemption Date. Upon final payment on a Note to be so redeemed in whole and not in part, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without such presentation or surrender, if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note. On each Redemption Date, the Trustee shall apply an amount equal to the Redemption Price from the Payment Account to the repayment of principal of the Notes being redeemed. Payments on Notes to be so redeemed which are payable on the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

If any Note called for redemption in full shall not be paid upon surrender thereof for redemption, the Holder thereof shall continue to have the right to receive its ratable share of all Interest Proceeds and Principal Proceeds payable to Holders pursuant to Section 11.1(a); provided that the reason for such non-payment is not the fault of the relevant Holder.

ARTICLE X.

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1      Collection of Money.

Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Trustee shall segregate and hold all such money and property received by it in the Issuer Accounts in trust for the Holders of the Notes and shall apply it as provided in this Indenture. If a default occurs in the making of any payment or performance in connection with any Collateral, the Trustee shall, subject to Section 6.13, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

The accounts established by the Trustee pursuant to this Indenture may include any number of sub-accounts deemed necessary by the Trustee or requested by the Investment Manager for convenience in administering the Accounts and the Collateral Obligations.

Each Issuer Account shall be established and maintained by the Issuer Account Securities Intermediary and all assets credited thereto shall be deposited with and held (a) with a federal or state-chartered depository institution with a short-term rating of at least “A-1” by S&P (or a long-term rating of at least “A+” by S&P if such institution has no short-term rating) and if such institution’s short-term rating falls below “A-1” by S&P (or its long-term rating falls below “A+” by S&P if such institution has no short-term rating), the assets held in such Account shall be transferred within 60 calendar days to another institution that has a short-term rating of at least “A-1” by S&P (or which has a long-term rating of at least “A+” by S&P if such institution has no short-term rating) or (b) with respect to securities accounts, in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b); provided that Computershare Trust Company, N.A., in its capacity as Issuer Account Securities Intermediary shall not be required to satisfy such ratings requirements so long as the assets credited to each Issuer Account are deposited with and held by an institution that does meet such ratings Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

All investment or application of funds in accordance with Section 10.3 shall be made pursuant to an Issuer Order (which may be in the form of standing instructions) executed by an Authorized Officer of the Investment Manager. The Issuer shall at all times direct the Trustee or the Issuer Accounts Securities Intermediary, as applicable to, and, upon receipt of such Issuer Order, the Trustee or the Issuer Accounts Securities Intermediary shall, invest or cause the investment of, pending application in accordance with Section 10.3, all funds received into the Issuer Accounts (other than the Payment Account) during a Due Period (except when such funds shall be required to be disbursed hereunder), and amounts received in prior Due Periods and retained in any Issuer Account, as so directed, in Eligible Investments. If, prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall invest and reinvest the funds held in such Issuer Account, as fully as practicable, in the Allspring Government MM Fund #3802 (WFFXX) (the “Standby Directed Investment”). After the occurrence and during the continuance of an Event of Default, the Trustee shall invest and reinvest, or cause the investment or reinvestment of, such monies as fully as practicable in Eligible Investments (as selected by the Investment Manager in a writing delivered to the Trustee) maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the third Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Payment Date. In the absence of any direction from the Investment Manager the Trustee shall invest amounts on deposit in each Issuer Account in the Standby Directed Investment. All interest and other income from such Eligible Investments shall be deposited into the applicable Issuer Accounts and transferred to the Interest Collection Account, and any gain realized from such investments shall be credited to the Interest Collection Account, and any loss resulting from such investments shall be charged to the Interest Collection Account. Except as otherwise provided herein, the Trustee shall not in any way be held liable by reason of any insufficiency of funds in any Issuer Account resulting from any loss relating to any such investment; and the Trustee shall not be under any obligation to invest any funds held hereunder except as otherwise expressly set forth herein.

For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Issuer Accounts is legally owned by the Issuer or its sole owner for U.S. federal income tax purposes. The Issuer is required to provide to the Bank, in its capacity as Trustee (i) an IRS Form W-9 for the Issuer’s sole owner for U.S. federal income tax purposes no later than the date hereof, and (ii) any other or additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by Applicable Law or upon the reasonable request of the Trustee as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Trustee to fulfil its tax reporting obligations under Applicable Law with respect to the Issuer Accounts or any amounts allocable to the Issuer Accounts that are paid to the Issuer. The Issuer is further required to report to the Trustee comparable information upon any change in the legal or beneficial ownership of the income allocable to the Issuer Accounts. For the avoidance of doubt, no funds shall be invested with respect to such Issuer Accounts absent the Trustee having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph.

Section 10.2      Interest Collection Account.

(a)            The Issuer shall, on or prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “FSSL Finance BB AssetCo LLC, subject to the lien of Computershare Trust Company, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Interest Collection Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Issuer shall, from time to time, deposit all Interest Proceeds (unless simultaneously reinvested in Collateral Obligations or in Eligible Investments) except as otherwise provided in Article X. In addition, the Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such monies in the Interest Collection Account as it deems, in its sole discretion, to be advisable. All monies deposited from time to time in the Interest Collection Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if a Trust Officer of the Trustee receives written notice or has actual knowledge that the Interest Collection Account or any funds on deposit therein, or otherwise to the credit of the Interest Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Interest Collection Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Interest Collection Account shall remain at an institution that satisfies the requirements of Section 10.1.

(b)            Subject to Section 10.3(c), all property in the Interest Collection Account, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Issuer Accounts Securities Intermediary in the Interest Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 10.2 and Section 10.3(c). The Trustee, within one Business Day after a Trust Officer of the Trustee receives written notice or has actual knowledge of the receipt of any Distribution or other Proceeds that is not Cash, shall so notify the Investment Manager on behalf of the Issuer and the Issuer shall, within 10 Business Days of receipt of such notice from the Trustee, sell such Distributions or other Proceeds for Cash in an arm’s length transaction and deposit the Proceeds thereof in the Interest Collection Account for investment pursuant to this Section 10.2; provided, however, that the Issuer need not sell such Distributions or other Proceeds if it delivers an Officer’s Certificate to the Trustee certifying that such Distributions or other Proceeds constitute Collateral Obligations or Eligible Investments and that all steps necessary to cause the Trustee to have a perfected lien therein that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, have been taken.

At any time when all of the Distribution Conditions are satisfied, the Issuer (or the Investment Manager on behalf of the Issuer), may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Interest Collection Account in an amount specified in the direction from the Investment Manager to make a distribution to the Equity Owner or a Person designated by the Equity Owner.

(c)            Collateral Account. The Issuer shall, on or prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “FSSL Finance BB AssetCo LLC, subject to the lien of Computershare Trust Company, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Collateral Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement into which the Issuer shall from time to time deposit Collateral. All Collateral deposited from time to time in the Collateral Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if a Trust Officer of the Trustee receives written notice or has actual knowledge that the Collateral Account or any funds on deposit therein, or otherwise to the credit of the Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Collateral Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Collateral Account shall remain at an institution that satisfies the requirements of Section 10.1.

At any time when all of the Distribution Conditions are satisfied, the Issuer (or the Investment Manager on behalf of the Issuer) may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Collateral Account in an amount specified in the direction from the Investment Manager to make a distribution to the Equity Owner or a Person designated by the Equity Owner.

Section 10.3      Principal Collection Account; Payment Account; and Expense Reserve Account.

(a)            Principal Collection Account. The Issuer shall, prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “FSSL Finance BB AssetCo LLC, subject to the lien of Computershare Trust Company, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Principal Collection Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Principal Collection Account shall be held in trust by the Trustee for the benefit of the Secured Parties. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if a Trust Officer of the Trustee receives written notice or has actual knowledge that the Principal Collection Account or any funds on deposit therein, or otherwise to the credit of the Principal Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Principal Collection Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Principal Collection Account shall remain at an institution that satisfies the requirements of Section 10.1.

(b)            All Cash contributions made from time to time to the Issuer, all such proceeds under the Master Repurchase Agreement that are designated by the Repo Seller to be deposited into the Issuer’s account, all contributions of Collateral Obligations made from time to time to the Issuer and all Principal Proceeds received that have not been reinvested in Substitute Collateral Obligations upon the receipt of such Principal Proceeds shall be deposited into the Principal Collection Account. All such funds, together with any Eligible Investments made with such funds, shall be held by the Issuer Accounts Securities Intermediary in the Principal Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 10.3(b) and Section 10.3(c). Any income or other gain realized from Eligible Investments in the Principal Collection Account shall be transferred to the Interest Collection Account and disbursed and withdrawn in accordance with Section 10.2 above.

During the Reinvestment Period, upon the receipt of an Issuer Order, the Issuer Accounts Securities Intermediary shall reinvest funds on deposit in the Principal Collection Account in Collateral Obligations as permitted under and in accordance with the requirements of Article XII and such Issuer Order.

Any unused proceeds remaining in the Principal Collection Account at the end of the Reinvestment Period shall be applied as Principal Proceeds on the First Payment Date following the end of the Reinvestment Period.

At any time when all of the Distribution Conditions are satisfied, the Issuer (or the Investment Manager on behalf of the Issuer) may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Account in an amount specified in the direction from the Investment Manager to make a distribution to the Equity Owner or a Person designated by the Equity Owner.

(c)            Payment Account. The Issuer shall, on or prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “FSSL Finance BB AssetCo LLC, subject to the lien of Computershare Trust Company, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Payment Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Section 11.1 and in this Section 10.3, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of and premium, if any, on the Notes in accordance with the provisions of this Indenture and, upon Issuer Order to pay Administrative Expenses and other amounts specified in the Priority of Payments in accordance with the Priority of Payments and Section 13.1. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if a Trust Officer of the Trustee receives written notice or has actual knowledge that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Payment Account shall remain at an institution that satisfies the requirements of Section 10.1.

The Issuer or the Investment Manager on behalf of the Issuer shall direct the Trustee in writing to, and upon the receipt of such written instructions, the Trustee shall, cause the transfer to the Payment Account, for application pursuant to Section 11.1(a), on the first Business Day preceding each Payment Date, or, in the event such funds are permitted to be available in the Interest Collection Account or the Principal Collection Account, as the case may be, on the Business Day preceding each Payment Date pursuant to Section 10.1 of any amounts then held in Cash in (i) the Interest Collection Account and (ii) the Principal Collection Account (other than Cash that the Investment Manager is permitted to and elects to retain in such account for subsequent reinvestment in Collateral Obligations), other than Proceeds received after the end of the Due Period with respect to such Payment Date.

(d)            Expense Reserve Account. The Issuer shall, on or prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “FSSL Finance BB AssetCo LLC, subject to the lien of Computershare Trust Company, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Expense Reserve Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement, into which the Issuer shall deposit the Expense Reserve Amount as required pursuant to Section 3.2(c)(ii). Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties. At the written direction of the Investment Manager or the Issuer, the Trustee may at any time withdraw funds deposited in the Expense Reserve Account solely to pay for any fees or expenses incurred by or on behalf of the Issuer in connection with the structuring and consummation of the issuance of the Notes (the “Reserved Expenses”). Amounts in the Expense Reserve Account will be invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Investment Manager (which may be in the form of standing instructions). At the written direction of the Investment Manager, the Trustee may at any time transfer amounts deposited in the Expense Reserve Account to the Interest Collection Account for application as Interest Proceeds and/or to the Principal Collection Account for application as Principal Proceeds so long as the Investment Manager has confirmed to the Trustee that there are sufficient funds remaining in the Expense Reserve Account after such transfer to pay for all accrued but unpaid Reserved Expenses. On the earlier of (i) the First Payment Date and (ii) the Business Day that the Investment Manager has confirmed to the Trustee that all Reserved Expenses have been paid by the Issuer, the Trustee shall transfer any amount remaining in the Expense Reserve Account to the Interest Collection Account and/or the Principal Collection Account (as directed by the Investment Manager) and close the Expense Reserve Account. Any amounts transferred from the Expense Reserve Account to the Principal Collection Account will be treated as Principal Proceeds and any amounts transferred from the Expense Reserve Account to the Interest Collection Account will be treated as Interest Proceeds. At all times, the Expense Reserve Account shall remain at an institution that satisfies the requirements of Section 10.1.

(e)            Unfunded Exposure Account. The Issuer shall, prior to the Closing Date, establish at the Issuer Accounts Securities Intermediary a segregated trust account in the name “FSSL Finance BB AssetCo LLC, subject to the lien of Computershare Trust Company, N.A., as Trustee on behalf of the Secured Parties,” which shall be designated as the Unfunded Exposure Account, which shall be held by the Issuer Accounts Securities Intermediary in accordance with the Securities Account Control Agreement. Any and all funds at any time on deposit in, or otherwise to the credit of, the Principal Collection Account shall be held in trust by the Trustee for the benefit of the Secured Parties. The Trustee agrees to give the Issuer notice as soon as practicable under the circumstances if a Trust Officer of the Trustee receives written notice or has actual knowledge of the Unfunded Exposure Account or any funds on deposit therein, or otherwise to the credit of the Unfunded Exposure Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Unfunded Exposure Account other than in accordance with the provisions of this Indenture and the Securities Account Control Agreement. At all times, the Unfunded Exposure Account shall remain at an institution that satisfies the requirements of Section 10.1. Amounts may be deposited into the Unfunded Exposure Account and/or deposited into the applicable Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts from time to time in accordance with Section 11.1(a). Unless an Event of Default has occurred and is continuing, the Issuer (or the Investment Manager on behalf of the Issuer) may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account and/or Unfunded Exposure Allocated Amounts (i) for the purpose of funding the Issuer’s unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans and (ii) for deposit into the applicable Collateral Account, so long as after giving effect to such release, an amount not lesser than the Unfunded Exposure Equity Amount remains (determined on a pro forma basis after giving effect to any Purchase or sale of, or funding of unfunded commitments under, any Collateral Obligations to be effected by the Issuer on such date) on deposit therein. Following the occurrence and continuance of an Event of Default at the written direction of the Liquidation Agent (with a copy to the Collateral Administrator), the Issuer Accounts Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account and/or Unfunded Exposure Allocated Amounts to the applicable Collateral Account to be applied pursuant to Section 11.1(a). Upon the direction of the Issuer by means of an instruction in writing to the Issuer Accounts Securities Intermediary (with a copy to the Collateral Administrator, the Trustee and the Liquidation Agent), any amounts on deposit in the Unfunded Exposure Account and/or Unfunded Exposure Allocated Amounts in excess of the Unfunded Exposure Equity Amount of the Issuer shall be released to the Principal Collections Account.

(f)            Permitted Non-USD Currency Account. On the Closing Date, the Issuer hereby directs the Issuer Accounts Securities Intermediary to open sub-accounts of the Interest Collection Accounts and the Principal Collections Accounts in respect of CAD, Euro and GBP. Such sub-accounts of any Interest Collection Account shall be considered to be Interest Collection Accounts for all intents and purposes under the Transaction Documents and such sub-accounts of any Principal Collection Accounts shall be considered to be Principal Collection Accounts for all intents and purposes under the Transaction Accounts. To the extent that any Interest Proceeds or Principal Proceeds are received in CAD, Euro or GBP, the Trustee shall cause such amounts to be deposited in the relevant Permitted Non-USD Currency Account established for such currency. Pursuant to an Issuer Order, the Issuer, or the Investment Manager on behalf of the Issuer, may from time to time direct the Trustee to exchange any such non-USD amounts on deposit in any Permitted Non-USD Currency Account for USD at the Spot Rate and for the proceeds of such conversion to be deposited in the Principal Collection Account for application pursuant to the terms and conditions set forth herein.

Section 10.4      Reports by Trustee.

The Trustee shall make available in a timely fashion to the Issuer and the Investment Manager any information regularly maintained by the Trustee and the Collateral Administrator that the Issuer or the Investment Manager may from time to time reasonably request with respect to the Pledged Obligations or the Issuer Accounts reasonably needed to complete the Valuation Report and the Monthly Report or to provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.5 or to permit the Investment Manager to perform its obligations under the Investment Management Agreement. The Trustee or the Collateral Administrator shall, in a timely fashion, forward to the Investment Manager copies of notices and other writings received by it, in its capacity as Trustee or the Collateral Administrator, as applicable, hereunder, from the obligor or other Person with respect to any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation advising the holders of such obligation of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof) as well as all periodic financial reports received from such obligor or other Person with respect to such obligation and Clearing Agencies with respect to such obligor. The Issuer and the Investment Manager shall likewise cooperate by providing in a timely fashion to the Trustee and the Collateral Administrator such information in such party’s possession as maintained or reasonably available to it hereunder in respect of the Pledged Securities or otherwise reasonably necessary to permit the Trustee or the Collateral Administrator, as applicable, to perform its duties hereunder and, with respect to the Collateral Administrator, under the Collateral Administration Agreement.

Nothing in this Section 10.4 shall be construed to impose upon the Trustee or the Collateral Administrator any duty to prepare any report or statement required under Section 10.5 or to calculate or compute information required to be set forth in any such report or statement other than information regularly maintained by the Trustee by reason of its acting as Trustee hereunder.

Section 10.5      Accountings.

If the Trustee shall not have received any accounting provided for in this Section 10.5 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee on behalf of the Issuer shall cause such accounting to be made by the applicable Payment Date.

(a)            Monthly. Commencing in September 2023, not later than the 12th Business Day after the end of such month, the Issuer (or the Investment Manager on its behalf) shall compile, or cause to be compiled, a report (the “Monthly Report”) and the Issuer shall then provide or make available such Monthly Report by facsimile, overnight courier or electronic mail to the Trustee, the Liquidation Agent, and the Collateral Administrator and, upon written request in the form of Exhibit D attached hereto, the Trustee shall deliver the same by first class mail or electronic mail to any other Noteholder (or its designee), provided that a Monthly Report may be provided to any such party by posting such Monthly Report on the Trustee’s website and providing access thereto to such parties. Such written request from a Noteholder (or its designee) may be submitted directly to the Trustee, and the Trustee shall forward such written request to the Issuer for processing. The Monthly Report shall contain the following information and instructions with respect to the Collateral, determined as of the Determination Date occurring immediately prior to the date of such Monthly Report:

(i)            With respect to the Collateral Portfolio:

(A)            the Aggregate Principal Amount of the Collateral Obligations and the Eligible Investments;

(B)            the Principal Balance, annual interest rate (including the basis for such rate), maturity date (including the later date if such maturity date is extended), issuer of each Collateral Obligation and Eligible Investment and where the issuer of each Collateral Obligation and Eligible Investment is organized, as the case may be;

(C)            the CUSIP, LIN or any other security identifier, if any, of each Collateral Obligation and Eligible Investment, as the case may be; and

(D)            an indication as to the classification of such Collateral Obligation (i.e., first lien, participation, etc.);

(ii)            the nature, source and amount of any Proceeds in each of the Issuer Accounts including the Interest Proceeds and Principal Proceeds (stating separately the amount of Sale Proceeds), received since the date of determination of the last Monthly Report;

(iii)            the number, identity and, if applicable, principal amount of any Collateral that was released for sale or other disposition (specifying the category under Article XII under which it falls) and the number, identity and, if applicable, par value of Collateral acquired by the Issuer and in which the Issuer, pursuant to this Indenture, has Granted an interest to the Trustee since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Closing Date);

(iv)            (a) the identity of each Collateral Obligation which became a Defaulted Obligation since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Closing Date) and the date on which such Collateral Obligation became a Defaulted Obligation, (b) the identity of each Collateral Obligation that is a Defaulted Obligation as of the date of determination of the current Monthly Report (or, in the case of the first Monthly Report, as of the Closing Date) and the date on which such Collateral Obligation became a Defaulted Obligation, and (c) the Aggregate Principal Amount of all Defaulted Obligations;

(v)            the purchase or sale price of each item of Collateral acquired by the Issuer and in which the Issuer, pursuant to this Indenture, has Granted an interest to the Trustee and each item of Collateral sold by the Issuer, in each case, since the date of determination of the last Monthly Report (or, in the case of the first Monthly Report, since the Closing Date) and the identity of the purchasers or sellers thereof, if any, which are Affiliated with the Issuer or the Investment Manager;

(vi)            (A) the identity and Principal Balance of each Collateral Obligation that was upgraded or downgraded since the most recent Monthly Report (or, in the case of the first Monthly Report, since the Closing Date) and (B) the Aggregate Principal Amount of Collateral Obligations that were (1) upgraded and (2) downgraded, respectively since the most recent Monthly Report (or, in the case of the first Monthly Report, since the Closing Date); and

(vii)            such other information as the Trustee, Investment Manager or the Majority of the Noteholders may reasonably request regarding the Notes and the Collateral therefor.

Upon receipt of each Monthly Report, the Trustee shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer and the Investment Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee in its records and detail any discrepancies. In the event that any discrepancy exists, the Trustee and the Issuer, or the Investment Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Issuer shall appoint, within five Business Days, an Independent accountant to review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.

(b)            Payment Date Accounting. The Issuer shall compile or cause to be compiled a report (the “Valuation Report”) and the Issuer shall then provide, or cause to be provided, such Valuation Report by facsimile, overnight courier or electronic mail to the Trustee (who shall make such Valuation Report available to any Holder of the Notes (or its designee) by access to its website or by first class mail upon written request therefor in the form of Exhibit D attached hereto) not later than one Business Day prior to the related Payment Date (or, with respect to the Stated Maturity of any Note, on the Payment Date). The Valuation Report shall contain the following information:

(i)            the Aggregate Principal Amount of the Collateral Obligations as of the close of business on such Determination Date, after giving effect to (A) Proceeds received on the Collateral Obligations with respect to the related Due Period and the reinvestment of such Proceeds in Substitute Collateral Obligations or Eligible Investments during such Due Period and (B) the release of any Collateral Obligations during such Due Period;

(ii)            the Aggregate Outstanding Amount of the Notes as a Dollar figure and as a percentage of the original Aggregate Outstanding Amount of the Notes at the beginning of the Due Period, the amount of principal payments to be made on the Notes on the next Payment Date, the Aggregate Outstanding Amount of the Notes as a Dollar figure and as a percentage of the original Aggregate Outstanding Amount of the Notes, in each case after giving effect to the principal payments, if any, for such Payment Date;

(iii)            [reserved];

(iv)            the amount of Principal Proceeds to be applied pursuant to Section 11.1(a)(B)(i) (in each case determined as of the related Determination Date);

(v)            the Administrative Expenses payable for such Payment Date on an itemized basis (determined as of the related Determination Date);

(vi)            for the Interest Collection Account:

(A)            the Balance on deposit in the Interest Collection Account at the end of the related Due Period;

(B)            the amounts payable from the Interest Collection Account (through a transfer to the Payment Account) pursuant to subclauses (i) through (iv) of Section 11.1(a)(A) for such Payment Date; and

(C)            the Balance remaining in the Interest Collection Account immediately after all payments and deposits to be made on such Payment Date (determined as of the related Determination Date);

(vii)            for the Principal Collection Account:

(A)            the Balance on deposit in the Principal Collection Account at the end of the related Due Period;

(B)            the amounts, if any, payable from the Principal Collection Account (through a transfer to the Payment Account) as Interest Proceeds pursuant to Section 11.1(a)(A) and as Principal Proceeds pursuant to Section 11.1(a)(B) for such Payment Date (in each case determined as of the related Determination Date); and

(C)            the Balance remaining in the Principal Collection Account immediately after all payments and deposits to be made on such Payment Date (determined as of the related Determination Date);

(viii)            the Investment Management Fee (determined as of the related Determination Date);

(ix)            the principal amount of any Notes after the Closing Date and the date of on which such principal amount is increased or decreased, as the case may be (determined as of the related Determination Date);

(x)            the Principal Payments received during the related Due Period;

(xi)            the Principal Proceeds received during the related Due Period;

(xii)            the Interest Proceeds received during the related Due Period;

(xiii)            the amounts payable pursuant to each subclause of Section 11.1(a)(A) and Section 11.1(a)(B) on the related Payment Date (in each case determined as of the related Determination Date);

(xiv)            the identity of each Collateral Obligation that became a Defaulted Obligation during the related Due Period;

(xv)            the identity of any Collateral Obligations that were released for sale or other disposition, indicating whether such Collateral Obligation is a Defaulted Obligation, a Withholding Tax Security or an Equity Security and whether such Collateral Obligation or an Equity Security was sold or disposed of pursuant to Section 12.1(a) since the last Valuation Report; and

(xvi)            such other information as the Trustee, Investment Manager or the Majority of the Noteholders may reasonably request regarding the Notes and the Collateral therefor.

(c)            Payment Date Instructions. Each Valuation Report shall contain instructions to the Trustee to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 11.1 and Article XIII.

(d)            Redemption Date Instructions. Not less than five Business Days after receiving an Issuer Request requesting information regarding a redemption of the Notes as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Issuer, the Collateral Administrator and the Investment Manager, and the Issuer, or, to the extent so received, the Investment Manager on behalf of the Issuer, shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Trustee:

(i)            The Aggregate Outstanding Amount of the Notes to be redeemed as of such Redemption Date;

(ii)            (a) in the case of an optional redemption under Section 9.1(a), the amounts payable to Holders of each Note (including the Redemption Price for the Notes), including the amount of accrued interest due on each Note to be redeemed, accrued to the Redemption Date; and

(iii)            The amount in the Issuer Accounts available for application to the redemption of the Notes.

To the extent the Trustee is required to provide any information or reports that it is not otherwise required to provide pursuant to this Section 10.5 as a result of the failure of the Issuer or the Investment Manager to provide such information or reports, the Trustee on behalf of the Issuer shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs for such Independent certified public accountant shall be payable by the Issuer as Administrative Expenses.

In the event the Trustee receives instructions from the Issuer or Investment Manager to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Trustee after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Issuer agrees that, absent specific request, such notifications shall not be provided by the Trustee hereunder, and in lieu of such notifications, the Trustee shall make available the reports in the manner required by this Indenture.

(e)            Valuation Report/Monthly Report. Notwithstanding any provision to the contrary contained in this Indenture, in the case of a month in which there is a Payment Date, the Issuer, or the Investment Manager on behalf of the Issuer, need not compile a separate Monthly Report and Valuation Report but may in lieu thereof compile a combined report that contains the information, determined as of the Determination Date, required by Section 10.5(a) and Section 10.5(b). Such combined report shall otherwise be subject to all of the requirements set forth in the first paragraphs of Section 10.5(a) and Section 10.5(b).

(f)            [Reserved].

(g)            Distribution of Reports. The Trustee will make the Monthly Report and the Valuation Report available via its internet website. The Trustee’s internet website shall initially be located at “www.ctslink.com”. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Valuation Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

Section 10.6      Custodianship and Release of Collateral.

(a)            Subject to Article XII, the Issuer may (but is not obliged to), by Issuer Order delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a Collateral Obligation (x) in the case of Defaulted Obligations, Warranty Transferred Assets, Zero Value Assets, Withholding Tax Securities, Equity Securities, direct the Trustee to release such Collateral Obligation and, upon receipt of such Issuer Order, the Trustee shall deliver any such Collateral Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such Collateral Obligation in physical form for examination in accordance with street delivery custom, or (y) if no Event of Default has occurred and is continuing, certify that (i) [reserved], (ii) during the Reinvestment Period, the sale of such Collateral Obligation and the proposed purchase and delivery of Substitute Collateral Obligations (if any) will comply with Section 3.4(a), (iii) the sale of such Collateral Obligation will comply with Section 12.1(a), or (iv) the sale of such Collateral Obligation is being effected in conjunction with a redemption pursuant to Section 9.1 or Section 9.2, and direct the Trustee to release such Collateral Obligation and, upon receipt of such Issuer Order, the Trustee shall deliver any such Collateral Obligation, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or against receipt of the sales price therefor as set forth in such Issuer Order; provided, however, that the Trustee may deliver any such Collateral Obligation in physical form for examination in accordance with street delivery custom.

(b)            Subject to Article XII, the Issuer may (but is not obliged to), by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Obligation or other item of Collateral and certifying that such Collateral Obligation is being redeemed or paid in full, direct the Trustee, or at the Trustee’s instructions, the Issuer Accounts Securities Intermediary, to deliver such Collateral Obligation, if in physical form, duly endorsed, to cause it to be presented, or otherwise appropriately deliver or present such security or debt obligation, to the appropriate Paying Agent therefor or other Person responsible for payment thereon on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof. Except with respect to Defaulted Obligations, Warranty Transferred Assets, Zero Value Assets, Withholding Tax Securities, Equity Securities, and any other Collateral Obligations that fail to satisfy all of the Eligibility Criteria, if an Event of Default has occurred and is continuing, at the time of such direction, the Trustee, if so directed by the Liquidation Agent, shall disregard such direction.

(c)            Subject to Article XII, the Issuer may, by Issuer Order, delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Obligation is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or, at the Trustee’s instructions, the Issuer Accounts Securities Intermediary, to deliver such security or debt obligation, if in physical form, duly endorsed, or, if such security is a Collateral Obligation for which a Security Entitlement has been created in an Issuer Account, to cause it to be delivered, or otherwise appropriately deliver or present such security or debt obligation, in accordance with such Issuer Order, in each case against receipt of payment therefor. Except with respect to Defaulted Obligations, Warranty Transferred Assets, Zero Value Assets, Withholding Tax Securities, Equity Securities, and any other Collateral Obligations that fail to satisfy all of the Eligibility Criteria, if an Event of Default has occurred and is continuing, at the time of such direction, the Trustee, if so directed by the Liquidation Agent, shall disregard such direction.

(d)            The Trustee shall deposit any proceeds received from the disposition of a Pledged Obligation in the Principal Collection Account and/or the Interest Collection Account, as the case may be, unless directed to simultaneously applied to the purchase of Substitute Collateral Obligations or Eligible Investments as permitted under and in accordance with this Article X and Article XII.

(e)            The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied (as evidenced by an Officer’s Certificate), release the Collateral from the lien of this Indenture.

Section 10.7      [Reserved].

Section 10.8      Additional Reports.

In addition to the information and reports specifically required to be provided pursuant to the terms of this Indenture, the Issuer or the Investment Manager on behalf of the Issuer, shall compile and the Trustee shall then provide the Holders of any Notes (upon (a) a request of a Majority of the Noteholders and (b) the prior written consent of the Issuer (or the Investment Manager on its behalf)), with all information or reports that have been delivered by the Issuer to the Trustee hereunder. Such a request from a Holder (or its designee) may be submitted directly to the Trustee and then such request shall be forwarded to the Issuer for processing and approval. Such request from a Holder (or its designee) shall be submitted to the Trustee by delivery of a written request in the form of Exhibit D attached hereto. Each Holder receiving any such information shall keep all non-public information herein confidential and shall not use such information for any purpose other than its evaluation of its investment in the Notes.

Section 10.9      Procedures Relating to the Establishment of Issuer Accounts Controlled by the Trustee.

(a)      (i)      Notwithstanding any term in this Indenture to the contrary and notwithstanding the terms of Part 5 of Article 8 of the UCC, to the extent applicable, with respect to Collateral Obligations delivered to the Trustee, any custodian acting on its behalf, or the Bank acting as Issuer Accounts Securities Intermediary pursuant to the provisions of this Indenture, the Trustee, any custodian acting on its behalf, or the Bank acting as, Issuer Accounts Securities Intermediary shall be obligated to receive and hold until released pursuant to the terms of this Indenture the items delivered or caused to be delivered to it by the Issuer or the Investment Manager, and to hold the same in its custody in accordance with the terms of this Indenture but shall have no further obligation with respect to, or be obligated to take (or to determine whether there has been taken) any action in connection with the delivery of such Collateral Obligations. Without limiting the foregoing, in no instance shall the Trustee, any such custodian or the Bank acting as Issuer Accounts Securities Intermediary be under any duty or obligation to examine the underlying credit agreement, loan agreement, participation agreement, indenture, trust agreement or similar instrument that may be applicable to any Collateral Obligation in order to determine (or otherwise to determine under applicable law) whether sufficient actions have been taken and documents delivered (including without limitation, any requisite obligor or agent bank consents, notices or filings) in order to properly assign, transfer, or otherwise convey title to such Collateral Obligations.

               (ii)     In connection with the delivery of any Collateral Obligation, the Issuer or the Investment Manager shall send to the Trustee and the Collateral Administrator a trade ticket or transmittal letter (in form and content mutually reasonably acceptable to them), which shall, at a minimum (in addition to other appropriate information with regard to the subject Collateral Obligation as may be mutually agreed upon between the Collateral Administrator and the Investment Manager), (i) specify the purchase price for such Collateral Obligation, and (ii) identify the Collateral Obligation and its material amount, payment and interest rate terms. Each of the Trustee, the Collateral Administrator, any custodian acting on its behalf and the Bank acting as Issuer Accounts Securities Intermediary shall be entitled to assume the genuineness, validity and enforceability of each such note, certificate, instrument and agreement delivered to it in connection with the delivery of a Collateral Obligation, and to assume that each is what it purports on its face to be, and to assume the genuineness and due authority of all signatures appearing thereon.

(b)            Nothing in this Section 10.9 shall impose upon the Issuer Accounts Securities Intermediary the duties, obligations or liabilities of the Trustee; and nothing herein shall impose upon the Trustee the duties, obligations or liabilities of the Issuer Accounts Securities Intermediary.

Section 10.10      Notices to Holders of the Notes.

To the extent not already stated in the definitive Notes or the Global Notes, each notice to the Holders of the Notes shall have attached to it a notice to the Holders of the Notes stating that (A) each Holder of a beneficial interest in the Notes shall be deemed to have (i) represented that the Holder is (x) with respect to Rule 144A Global Notes, both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser or (y) with respect to Regulation S Global Notes, (1) not a U.S. Person and (2) a Qualified Purchaser and (ii) made all other representations set forth in the legends of the applicable Notes, (B) the Issuer shall have the right to refuse to honor a transfer of the Notes to a person who does not satisfy the requirements set forth in subclause (A) of this Section 10.10 and (C) pursuant to Section 2.12, the Issuer may require a Non-Permitted Holder to transfer its interest in the Notes to a Person that is not a Non-Permitted Holder within 30 days of receiving notice to such effect from the Issuer and, if such Non-Permitted Holder fails to transfer its Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. To the extent a notice is sent to a Holder of Global Notes, the Trustee will request such Holder to send the notice to the beneficial owners of such Notes.

ARTICLE XI.

APPLICATION OF MONIES

Section 11.1      Disbursements of Monies from Payment Account.

(a)            Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and Section 13.1, on each Payment Date the Trustee shall disburse amounts transferred to the Payment Account from the Interest Collection Account and the Principal Collection Account pursuant to Section 10.2 and Section 10.3 as follows and for application by the Trustee in accordance with the following priorities (collectively, the “Priority of Payments”):

(A)            On each Payment Date and on the Stated Maturity, Interest Proceeds shall be applied as follows:

(i)            to the payment of Taxes of the Issuer, if any, and any governmental fee, including all filing, registration and annual return fees payable by the Issuer and to the payment of Permitted RIC Distributions;

(ii)            to the payment of accrued and unpaid Administrative Expenses constituting (x)(1) fees of the Trustee and (2) reimbursement of reasonable, documented and out-of-pocket expenses (including indemnity payments) of the Trustee pursuant to the terms of this Indenture and (y)(1) fees of the Collateral Administrator and the Bank and (2) reimbursement of reasonable, documented and out-of-pocket expenses (including indemnity payments) of the Collateral Administrator under the Collateral Administration Agreement and the Bank in each of its other capacities under the Transaction Documents; provided, however, that the total payments pursuant to subsections (x)(2) and (y)(2) of this subclause (ii) shall not exceed, on any Payment Date, an amount equal to $100,000 per annum (when taking into account any Administrative Expenses paid on any Payment Date during the prior year);

(iii)            to the payment (in the order set forth in the definition of Administrative Expenses), of (a) first, remaining accrued and unpaid Administrative Expenses (other than indemnity payments) of the Issuer including other amounts payable by the Issuer to the Investment Manager under the Investment Management Agreement (excluding any Investment Management Fee), and to the Trustee, Collateral Administrator and Bank in each of its capacities under the Transaction Documents constituting Administrative Expenses (other than indemnity payments) not paid pursuant to subclause (ii) above, and (b) second, remaining accrued and unpaid Administrative Expenses of the Issuer constituting indemnity payments; provided, however, that such payments pursuant to this subclause (iii), shall not exceed an amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or, in the case of the First Payment Date, the Closing Date) to $100,000 per annum;

(iv)            [reserved];

(v)            to the payment, first, pari passu, of any accrued and unpaid fees and expenses of the Trustee, Collateral Administrator and the Bank in each of its capacities under the Transaction Documents and second, in the order set forth in the definition of Administrative Expenses, of any accrued and unpaid Administrative Expenses of the Issuer (including, for the avoidance of doubt and without limitation, (1) indemnities and amounts payable by the Issuer to the Trustee, the Collateral Administrator and the Bank in each of its capacities under the Transaction Documents and (2) indemnities and amounts payable by the Issuer to the Investment Manager under the Investment Management Agreement (other than any Investment Management Fee)), in each case to the extent not paid pursuant to subclauses (ii) and (iii) above;

(vi)            to fund the applicable Unfunded Exposure Account(s) and/or fund the applicable Permitted Non-USD Currency Accounts with Unfunded Exposure Allocated Amounts, as applicable, up to the Unfunded Exposure Equity Amount;

(vii)            to the payment to the Investment Manager of, first, the current Investment Management Fee in accordance with the terms of the Investment Management Agreement and, then, any accrued and previously unpaid Investment Management Fee; and

(viii)            to the Principal Collection Account.

(B)            Without limiting any other applicable provisions of this Indenture, on each Payment Date and on the Stated Maturity, Principal Proceeds and any Interest Proceeds required to be distributed to the Principal Collection Account pursuant to subclause (viii) of clause (A) of this Section 11.1(a) will be distributed in the following order of priority:

(i)            to the payment of the amounts referred to in subclauses (i) through (iv) of clause (A) of this Section 11.1(a) (in the order of priority set forth therein), but only to the extent not paid in full thereunder;

(ii)            during the Reinvestment Period:

(1)            to the purchase of Collateral Obligations or to the Principal Collection Account for investment in Eligible Investments pending purchase of Collateral Obligations at a later date in accordance with Section 12.2;

(2)            if such Payment Date is a Redemption Date, to the payment of principal of the Notes, at the Redemption Price; or

(3)            to fund the applicable Unfunded Exposure Account(s) and/or fund the applicable Permitted Non-USD Currency Accounts with Unfunded Exposure Allocated Amounts, as applicable, up to the Unfunded Exposure Equity Amount;

(4)            either (x) to the extent the Distribution Conditions are satisfied on such Payment Date and at the direction of the Issuer, to the Issuer for distribution to the Equity Owner (or a Person designated by the Equity Owner, which may be the Repo Seller), or otherwise (y) to the Principal Collection Account;

(iii)            after the Reinvestment Period, to the payment of principal of the Notes, at the Redemption Price;

(iv)            after the Notes have been paid in full, to the amounts referred to in subclause (v) of clause (A) of this Section 11.1(a) (in the order of priority set forth therein), but only to the extent not paid in full thereunder;

(v)            to the payment to the Investment Manager of the current Investment Management Fee in accordance with the terms of the Investment Management Agreement and then, any accrued and previously unpaid Investment Management Fee, in each case, to the extent not paid pursuant to subclause (vii) of clause (A) of this Section 11.1(a); and

(vi)            the balance (such amount, the “Excess Waterfall Proceeds”) to the Issuer for distribution to the Equity Owner (or a Person designated by the Equity Owner), to the extent the Distribution Conditions are satisfied, as a dividend payment thereon or as a final distribution in redemption thereof, as applicable.

(C)            On each Payment Date that is a Redemption Date, pursuant to the procedures described in Article IX, Liquidation Proceeds shall be applied as follows:

(i)            to the payment of the amounts referred to in subclause (i) of clause (B) of this Section 11.1(a), in such order of priority;

(ii)            without duplication of the amounts paid above, to the payment of all or a portion of the Notes then Outstanding, as applicable, at the Redemption Price;

(iii)            with respect to the redemption in full of all of the Notes only, to the payment of the amount referred to in subclause (v) of Clause (A) of Section 11.1(a) (in the order of priority set forth therein);

(iv)            with respect to the redemption in full of all of the Notes only, to the payment to the Investment Manager of, first, the current Investment Management Fee in accordance with the terms of the Investment Management Agreement and, then, any accrued and previously unpaid Investment Management Fee; and

(v)            the balance of Liquidation Proceeds (A) to the Issuer for distribution to the Equity Owner (or a Person designated by the Equity Owner, which may be the Repo Seller) as a dividend payment thereon or to the Principal Collection Account, and (B) with respect to the redemption in full of all of the Notes only, to the Issuer for distribution to the Equity Owner as a final distribution in redemption thereof.

(D)            After an Event of Default has occurred and is continuing, all Interest Proceeds, Principal Proceeds and any other available funds in the Issuer Accounts will be distributed in the following order of priority:

(i)            to the payment of the amounts referred to in subclauses (i), through (iii) of Clause (A) of Section 11.1(a) (in the order of priority set forth therein);

(ii)            to the payment (1) first, of principal of the Notes, until the Notes have been paid in full, and (2) second, of the amount referred to in subclause (v) of Clause A of Section 11.1(a) (in the order of priority set forth therein);

(iii)            to the payment to the Investment Manager of the current Investment Management Fee in accordance with the terms of the Investment Management Agreement and then, any accrued and previously unpaid Investment Management Fee; and

(iv)            the balance of such funds, if any, to the Issuer for distribution to the Equity Owner (or a Person designated by the Equity Owner, which may be the Repo Seller) as a final distribution in redemption thereof, as applicable.

(b)            Not later than 12:00 noon, New York time, on the Business Day preceding each Payment Date, the Issuer shall, pursuant to Section 10.3(c), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c)            If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.6, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, to the extent funds are available therefor.

(d)            If an Event of Default has occurred and is continuing, the Liquidation Agent may in its sole discretion direct the Trustee to exchange amounts held in any Permitted Non-USD Currency Account for USD at the Spot Rate for application hereunder.

ARTICLE XII.

SALE OF COLLATERAL OBLIGATIONS; SUBSTITUTION

Section 12.1      Sales of Collateral Obligations.

(a)            The Investment Manager may direct the Trustee, on behalf of the Issuer, in writing to sell, and the Trustee shall sell, in each case, in the manner directed by the Investment Manager any Collateral Obligation at any time, in accordance with, and subject to, any applicable limitations on amounts and other requirements set forth herein for so long as, at the time of such sale, (i) no Event of Default has occurred and is continuing and (ii) (x) the Borrowing Base Test is satisfied or (y) such sale is made in accordance with Section 12.1(j) below and the other applicable requirements in this Section 12.

(b)            Notwithstanding the foregoing, the Aggregate Principal Amount of all Collateral Obligations (other than Warranty Transferred Assets) sold and/or contributed by the Equity Owner or any of its Affiliates (other than the Issuer or any of its Subsidiaries) to the Issuer or its Subsidiaries and later (x) sold or distributed pursuant hereto to the Equity Owner or any of its Affiliates (other than the Issuer or any of its Subsidiaries) or (y) released to the Equity Owner or any of its Affiliates (other than the Issuer or any of its Subsidiaries) pursuant to a dividend by the Issuer shall not in aggregate exceed 20% of the Equity Owner Purchased Loan Balance measured as of the date of such sale or dividend; provided, that the Aggregate Principal Amount of all Defaulted Obligations (other than Warranty Transferred Assets) consisting of Collateral Obligations sold and/or contributed by the Equity Owner or any of its Affiliates (other than the Issuer or any of its Subsidiaries) to the Issuer or its Subsidiaries and later (x) sold or distributed to the Equity Owner or any of its Affiliates (other than the Issuer or any of its Subsidiaries) or (y) released to the Equity Owner or any of its Affiliates (other than the Issuer or any of its Subsidiaries) pursuant to a dividend by the Issuer shall not exceed 10% of the Equity Owner Purchased Loan Balance measured as of the date of such sale or dividend.

(c)            Application of Sale Proceeds. During the Reinvestment Period, all Sale Proceeds shall be applied to purchase additional Collateral Obligations in accordance with Section 12.2 and Section 3.4(a), as applicable, or to purchase Eligible Investments, or shall, to the extent that such Sale Proceeds are in the form of Cash, be applied in accordance with the Priority of Payments applicable thereto on the next succeeding Payment Date. After the Reinvestment Period, no Principal Proceeds may be reinvested in Collateral Obligations at any time.

(d)            Sales of Eligible Investments. Except as otherwise expressly provided herein, none of the Issuer, the Investment Manager or the Trustee may at any time sell or permit the sale of any Eligible Investment prior to its maturity date if the Issuer or the Investment Manager, as the case may be, determines that such sale of such Eligible Investment will result in the Borrowing Base Test not being satisfied, unless (for so long as no Event of Default has occurred and is continuing) such sale is part of a plan to cure the non-satisfaction of such Borrowing Base Test.

(e)            Collateral Acquisition and Disposition Terms. Any transaction involving the purchase or sale of Collateral effected under this Indenture shall be conducted on terms no less favorable to the Issuer than terms prevailing in the market. All sales of Collateral Obligations or any portion thereof pursuant to this Section 12.1 shall be for Cash (or, with respect such sales to the Equity Owner or any of its Affiliates, for so long as the Borrowing Base Test will be satisfied immediately following such sale, Cash or (provided that, for the avoidance doubt, the Distribution Conditions are satisfied) non-Cash) on a non-recourse basis to the Issuer (other than recourse for breaches of customary representations and warranties, customary indemnification provisions and other customary provisions entered into in the ordinary course for such sales).

(f)            Sales Prior to Stated Maturity. On or prior to the date that is two (2) Business Days prior to the Stated Maturity of the last Outstanding Note, but no earlier than the date that is ninety (90) Business Days prior to the Stated Maturity of the last Outstanding Note, the Investment Manager shall direct the Trustee in writing to sell, and the Trustee shall sell, all Collateral Obligations and other securities to the extent necessary such that no Collateral Obligations or other securities will be expected to be held by the Issuer on or after such date, and the Trustee shall sell such Collateral Obligations and such other securities in accordance with the direction of the Investment Manager. The settlement dates for any such sales of Collateral Obligations and other securities shall be no later than two (2) Business Days prior to the Stated Maturity of the last Outstanding Note.

(g)            Reinvestment in Collateral Obligations. Whenever the Investment Manager is required to use commercially reasonable efforts to direct the reinvestment of Sale Proceeds on behalf of the Issuer under this Section 12.1, such reinvestment shall be subject to market conditions and the availability and suitability of available investments.

(h)            Following the occurrence and continuation of an Event of Default, the Investment Manager shall obtain the written consent of Liquidation Agent before acting on behalf of, or otherwise directing, the Issuer, the Trustee or any other person in connection with the sale of Collateral Obligations pursuant to any provision of this Indenture, other than the sale of Collateral Obligations pursuant to Section 12.1(j) below.

(i)            Without prejudice to any other provision of this Section 12.1, after the Issuer has notified the Trustee of an Optional Redemption or Tax Redemption of the Notes in accordance with Section 9.1 or 9.2, except to the extent that the Equity Owner has made one or more contributions to the Issuer on or prior to the relevant Redemption Date in an amount sufficient to ensure that the Issuer has sufficient funds to repay the Notes so redeemed at the applicable Redemption Price therefor, the Issuer (or the Investment Manager on the Issuer’s behalf) shall direct the Trustee to sell all or a portion of the Collateral Obligations, as determined by the Investment Manager in order that the proceeds from the sale of such Collateral Obligations, in the aggregate (together with all Cash and Eligible Investments (to the extent maturing before the applicable Redemption Date) credited to the Principal Collection Account), are sufficient to repay the Notes so redeemed; provided that the requirements of Article 9 are satisfied and the notice of such Optional Redemption is neither withdrawn nor deemed to have been withdrawn and the obligation to effect such Optional Redemption has not been terminated.

(j)            At any time the Borrowing Base Test is not satisfied, the Investment Manager shall obtain the written consent of Liquidation Agent before acting on behalf of, or otherwise directing, the Issuer, the Trustee or any other person in connection with the sale of a Collateral Obligation, unless:

(i) such sale is conducted on terms and conditions consistent with those of an arm’s length transaction for an amount no less than the Current Market Value of such Collateral Obligation as of the time of such sale; and

(ii) (x), if no Borrowing Base Cure Amounts are then owing by the Repo Seller under the Repurchase Agreement, after giving effect to sale of such Collateral Obligation or Collateral Obligations pursuant to this clause (j), such failure of the Borrowing Base Test would either be maintained or be reduced or (y), if Borrowing Base Cure Amounts are then owing by Repo Seller under the Repurchase Agreement, after giving effect to the combination of the sale of such Collateral Obligation or Collateral Obligations pursuant to this clause (j) (which sale is measured on the trade date of such sale) and the transfer of Eligible Margin (as defined in the Repurchase Agreement) by Seller (as defined in the Repurchase Agreement), the Borrowing Base Test would be satisfied.

Section 12.2      Trading Restrictions.

(a)            In connection with the purchase of a Collateral Obligation and prior to entering into a binding commitment or other agreement to acquire any Collateral Obligation (other than an Initial Collateral Obligation (as defined in the Margining Agreement)) be made by it or for its account (a “Purchase Commitment”), the Issuer, or the Investment Manager on behalf of the Issuer, shall comply with the following procedure:

(i)            each proposed purchase of a Collateral Obligation shall be submitted in writing for approval to the Liquidation Agent;

(ii)            [reserved];

(iii)            the Liquidation Agent shall each have the right to request (and upon receipt of such request, the Issuer (or the Investment Manager on the Issuer’s behalf) shall promptly provide) the following information with respect to the Collateral Obligation identified for purchase: (1) the Reference Instrument (including the collateral and security documents) relating to such Collateral Obligation; (2) any appraisal or valuation reports conducted by third parties; and (3) any other information customary and typical in performing a detailed credit analysis and as reasonably requested by Liquidation Agent, including (without limitation) corporate organization charts of the obligors (to the extent available to the Investment Manager) and information concerning the relationship of such obligor to the Issuer and the Investment Manager and their respective Affiliates, in each case of subclauses (1) to (3), to the extent actually available to the Investment Manager and subject to redaction of confidential or proprietary information (collectively, the “Diligence Information”); and

(iv)            upon receipt of the request for approval and any requested Diligence Information, as set forth in clauses (i) and (iii) above, the Liquidation Agent shall, within 5 Business Days, either (x) approve the purchase of such Collateral Obligation and, in connection with such approval, determine the Initial Market Value and the Current Market Value for such Collateral Obligation as of the approval date, or (y) reject the Purchase of such Collateral Obligation, in each case, by notifying the Issuer and the Investment Manager in writing (which writing may be in the form of an email).

For the avoidance of doubt, no Collateral Obligations shall be purchased by the Issuer unless consent of the Liquidation Agent has been obtained therefor.

(b)            In connection with the Issuer’s holding of a Collateral Obligation and for as long as such Collateral Obligation remains part of the Collateral Portfolio, the Issuer, or the Investment Manager on behalf of the Issuer, shall use commercially reasonable efforts to provide upon request, as soon as practically available, the Liquidation Agent with the Diligence Information referenced to in subclause (a)(iii) above.

(c)            Notwithstanding anything to the contrary herein, for the avoidance of doubt, there shall be no reinvestment in any Collateral Obligations after the end of the Reinvestment Period.

(d)            Notwithstanding anything to the contrary herein, the Issuer will not at any time enter into a binding commitment to purchase any Collateral Obligation unless at the time of such commitment the Issuer, in its commercially reasonable judgment, believes there is or will be an amount of funds on deposit in the Principal Collection Account and the Interest Collection Account or the Equity Owner has contributed or will contribute an amount that, in the aggregate, is equal to or greater than the full amount required by the Issuer to purchase such Collateral Obligation (and all other Collateral Obligations that the Issuer has committed to purchase but that have not yet settled).

(e)            For purposes of all calculations under the Transaction Documents, (x) any Collateral Obligation for which the Trade Date in respect of a Purchase thereof by the Issuer has occurred, but the Settlement Date for such sale has not occurred, shall be considered to be owned by the Issuer from and after such Trade Date unless such Collateral Obligation is a Delayed Settlement Asset (in which case, such Delayed Settlement Asset shall be considered to be owned by the Issuer as of the date of settlement of such Purchase by the Issuer), and (y) any Collateral Obligation for which the Trade Date in respect of a sale thereof by the Issuer has occurred, but the Settlement Date for such sale has not occurred, shall no longer be considered to be owned by the Issuer from and after such Trade Date unless such Collateral is a Delayed Settlement Asset (in which case, such Delayed Settlement Asset shall be considered to continue to be owned by the Issuer until the date of settlement of such sale by the Issuer).

Section 12.3      Affiliate Transactions. The Issuer will not have the right or ability to purchase Collateral Obligations from any Affiliate except for purchases from Affiliates conducted on terms and conditions consistent with those of an arm’s length transaction at fair market value.

ARTICLE XIII.

NOTEHOLDERS’ RELATIONS

Section 13.1      Subordination and Non-Petition.

(a)            Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer agrees for the benefit of the Holders of the Notes that the rights of the Equity Owner to distribution by the Issuer and in and to the Collateral, including any payment from Proceeds of Collateral, shall be subordinate and junior to the Notes, to the extent and in the manner set forth in this Indenture including, as set forth in Section 11.1 and hereinafter provided. If any Event of Default has occurred and has not been cured or waived, and notwithstanding anything contained in Section 11.1 to the contrary, principal of the Notes shall be paid in full in Cash (in order of priority) before any further payment or distribution is made on account of the Equity Owner.

(b)            In the event that notwithstanding the provisions of this Indenture, any Holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until either the Notes shall have been paid in full in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the Notes, as the case may be, in accordance with this Indenture; provided, however, that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)            The Issuer agrees with all Holders of the Notes that the Issuer shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture, including this Section 13.1. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

(d)            The Noteholders shall not have a right to receive from the Trustee or the Registrar a list of the Noteholders.

(e)            Each Holder agrees, for the benefit of all Holders, and each party to this Indenture (other than the Issuer) agrees, not to cause the filing of a petition in bankruptcy against the Issuer until the payment in full of all Notes (and any other debt obligations of the Issuer) and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full. In the event one or more Holders of Notes cause the filing of a petition in bankruptcy against the Issuer prior to the expiration of such period, any claim that such Holder(s) have against the Issuer or with respect to any Collateral (including any proceeds thereof) shall be fully subordinate in right of payment to the claims of each Holder of any Note that does not seek to cause any such filing, with such subordination being effective until each Note held by each Holder that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments set forth herein and Section 9 of this Indenture (after giving effect to such subordination). The foregoing sentence (the terms of which are referred to herein as the “Bankruptcy Subordination Agreement”) shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code, Title 11 of the United States Code, as amended. The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the foregoing, and the Issuer shall obtain a separate CUSIP for the Notes held by such Holder(s) (such Notes, the “Bankruptcy Subordinated Class”).

Section 13.2      Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.9, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV.

MISCELLANEOUS

Section 14.1      Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Authorized Officer of the Issuer or the Investment Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Investment Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, the Issuer, the Investment Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Investment Manager or such other Person, unless such Authorized Officer of the Issuer or the Investment Manager or such counsel knows that the certificate or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Officer of the Issuer or the Investment Manager, stating that the information with respect to such matters is in the possession of the Issuer or the Investment Manager, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2      Acts of the Noteholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)            The principal amount, notional amount and registered numbers of the Notes held by any Person, and the date of his holding the same, shall be proved by the Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any other Person in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3      Notices.

Except as otherwise expressly provided herein, any request, demand, authorization, direction, order, instruction, notice, consent, waiver or Act of the Noteholders or other documents provided or permitted by this Indenture to be made upon, given, delivered, emailed or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by first class mail, hand delivered, sent by overnight courier service guaranteeing next day delivery or by other electronic transmission in legible form at the following addresses:

(a)            to the Trustee, at the Corporate Trust Office;

(b)            to the Issuer, 201 Rouse Blvd., Philadelphia, PA 19112, Attention: Edward T. Gallivan, Jr., Chief Financial Officer; Telephone: (215) 495-1150; Email: portfolio.finance@fsinvestments.com; credit.notices@fsinvestments.com; FSEP_Team@fsinvestments.com;

(c)            to the Investment Manager or the Equity Owner, 201 Rouse Blvd., Philadelphia, PA 19112, Attention: Edward T. Gallivan, Jr., Chief Financial Officer; Telephone: (215) 495-1150; Email: portfolio.finance@fsinvestments.com; credit.notices@fsinvestments.com; FSEP_Team@fsinvestments.com;

(d)            to the Collateral Administrator, Computershare Trust Company, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: CLO Trust Services – FSSL Finance BB Assetco LLC; and

(e)            to the Liquidation Agent, Barclays Bank PLC, 745 7th Avenue, New York, NY 10019, Attention: Global Credit & Financing Solutions; Email: AmericasCreditFinancingSolutions@barclays.com.

Section 14.4      Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of the Notes of any event,

(a)            such notice shall be sufficiently given to Holders of the Notes if in writing and (i) mailed, first-class postage prepaid, to each Noteholder affected by such event, at the address of such Holder as it appears in the Register (or, in the case of Holders of Global Notes, emailed to DTC for distribution to each Holder affected by such event) or (ii) if a Holder is located overseas and so requests, faxed to such Holder, at the facsimile number of such Person as it appears in the Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)            such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing or possible electronic transmission.

The Trustee will deliver to the Holders of the Notes any notice requested to be so delivered by such Holder (at the expense of such requesting Holder); provided, that the Trustee may decline to deliver any such notice that it reasonably determines is contrary to any terms of this Indenture or any duty or obligation it may have, or that may expose it to liability or that may be contrary to law.

Neither the failure to mail (or otherwise furnish electronically) any notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Holders of the Notes. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impractical to give such notice by mail or facsimile, as the case may be, then such notification to Holders of the Notes as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5      Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6      Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not. Notwithstanding anything to the contrary set forth herein, except as set forth in Article VI hereof, the Trustee may not transfer any of its rights or obligations under this Indenture without the prior written consent of the Issuer and the Liquidation Agent, and the Liquidation Agent may not transfer any of its rights or obligations under this Indenture without the prior written consent of the Issuer.

Section 14.7      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8      Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person (other than the Investment Manager and the Collateral Administrator, who each shall be an express third party beneficiary of Section 8.5 and the Granting Clause of this Indenture, the parties hereto and their successors hereunder and the Holders of the Notes) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9      Governing Law.

THIS INDENTURE AND EACH SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 14.10      Submission to Jurisdiction.

THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE SECURITIES OR THIS INDENTURE, AND THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT. THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE ISSUER’S AGENT SET FORTH IN SECTION 7.4. THE ISSUER AND THE TRUSTEE AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 14.11      Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 14.12      Waiver Of Jury Trial.

THE TRUSTEE, THE LIQUIDATION AGENT, THE NOTEHOLDERS AND THE ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE ISSUER, THE TRUSTEE, THE LIQUIDATION AGENT AND THE NOTEHOLDERS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS INDENTURE.

Section 14.13      Legal Holiday.

In the event that the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 14.14      Confidential Information.

(a)            The Trustee, the Collateral Administrator and each Holder of Notes will maintain the confidentiality of and will not disclose the Confidential Information; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors trustees, officers, employees, agents, attorneys and Affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Article II hereof to which such Person sells or offers to sell any such Note or any part thereof or from whom such Person seeking financing on the Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.14); (v) any other Person from which such former Person offers to purchase any security of the Issuer (if such other Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.14); (vi) any Federal or State or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the investment portfolio of such person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.14; (viii) any Person with the prior written consent of the Issuer, the Investment Manager and the Liquidation Agent; or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless and to the extent such notice is prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) as required under any litigation to which such Person is a party upon prior notice to the Issuer (unless and to the extent such notice is prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction documents related thereto; and provided that delivery to Holders of the Notes by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders of the Notes shall not be a violation of this Section 14.14. Each Holder of Notes agrees, except as set forth in clauses (vi), (vii) and (ix) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.14. In the event of any required disclosure of the Confidential Information by such Holder, such Holder agrees, use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.14. Notwithstanding anything to the contrary in the foregoing, none of the Trustee, the Collateral Administrator, the Liquidation Agent, any of their respective Affiliates and the Holders of Notes may disclose the Confidential Information to any Competitor.

(b)            For the purposes of this Section 14.14, “Confidential Information” means information delivered to the Trustee, the Collateral Administrator, any other party to a Transaction Document or any Holder of Notes by or on behalf of the Issuer (or otherwise obtained by the Trustee, the Collateral Administrator, any other party to a Transaction Document or any Holder from the Issuer or the Investment Manager) in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator, or any Holder other than (x) through disclosure by or on behalf of the Issuer or the Investment Manager or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or the Investment Manager or a contractual duty to the Issuer or the Investment Manager; or (iv) is allowed to be treated as non-confidential by prior written consent of the Issuer (or the Investment Manager on its behalf).

ARTICLE XV.

ASSIGNMENT OF INVESTMENT MANAGEMENT AGREEMENT

Section 15.1      Assignment of Investment Management Agreement.

(a)            The Issuer, in furtherance of the covenants of this Indenture and as security for the Secured Obligations and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Investment Management Agreement (except as set forth in the second proviso of this Section 15.1(a)), including (i) the right to give all notices, consents and releases thereunder, (ii) the right to take any legal action upon the breach of an obligation of the Investment Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to execute any of the rights set forth in subclauses (i) through (iv) above or may otherwise arise as a result of the Grant until the occurrence and continuance of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived; provided, however, further, that the assignment made hereby does not include an assignment of the Issuer’s right to terminate the Investment Manager pursuant to Section 13 of the Investment Management Agreement or any other provision contained therein.

(b)            The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Investment Management Agreement, nor shall any of the obligations contained in the Investment Management Agreement be imposed on the Trustee.

(c)            Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Investment Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)            The Issuer represents that the Issuer has not executed any other assignment of the Investment Management Agreement.

(e)            The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify or as may be required to maintain the perfection of the lien of this Indenture.

(f)            The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Investment Manager in the Investment Management Agreement, to the following:

(i)            The Investment Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Investment Manager subject to the terms of the Investment Management Agreement.

(ii)            The Investment Manager acknowledges that, except as otherwise set forth in Section 15.1(a), the Issuer is assigning all of its right, title and interest in, to and under the Investment Management Agreement to the Trustee for the benefit of the Secured Parties.

(iii)            The Investment Manager shall deliver to the Trustee and the Collateral Administrator duplicate original copies of all material notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Investment Management Agreement.

(iv)            Neither the Issuer nor the Investment Manager will enter into any material agreement amending, modifying or terminating the Investment Management Agreement without (1) complying with the applicable provisions of the Investment Management Agreement, and (2) the consent of the Liquidation Agent.

(v)            Except as otherwise set forth herein and therein, the Investment Manager shall continue to serve as Investment Manager under the Investment Management Agreement notwithstanding that the Investment Manager shall not have received amounts due it under the Investment Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments. The Investment Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment of the Investment Management Fees, or other amounts payable by the Issuer to the Investment Manager under the Investment Management Agreement prior to the date which is one year and one day (or, if longer, the applicable preference period) after the payment in full of all the Notes issued under this Indenture; provided, however, nothing in this Section 15.1 shall preclude, or be deemed to stop, the Investment Manager (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Investment Manager or its Affiliates or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)            The Investment Manager irrevocably submits to the non-exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Notes or this Indenture, and the Investment Manager irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such federal or New York state court. The Investment Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding. The Investment Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing or delivery of copies of such process to it at the office of the Investment Manager set forth in Section 14.3. The Investment Manager agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

FSSL Finance BB AssetCo LLC,
as Issuer

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Barclays-FS – Signature Page to Indenture]

Computershare trust company, n.a.,
as Trustee

By:	/s/ Michael J. Baker
Name: Michael J. Baker
Title: Vice President

[Barclays-FS – Signature Page to Indenture]

BARCLAYS BANK PLC,
as Liquidation Agent

By:	/s/ Kevin Plattenburg
Name: Kevin Plattenburg
Title: Managing Director

[Barclays-FS – Signature Page to Indenture]

Solely for the purposes of Sections 5.19 and 5.20,

FS ENERGY AND POWER FUND,
as Investment Manager

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Barclays-FS – Signature Page to Indenture]

Schedule A

Collateral Obligations

[Intentionally Omitted]

Schedule B

Eligibility Criteria

1.	Such obligation has been approved by the Liquidation Agent in accordance with the procedures set forth in Section 12.2(a) of the Indenture (it being understood that the Liquidation Agent shall be deemed to have approved each of the Collateral Obligations set forth on Schedule A on the Closing Date);

2.	Such obligation (a) is a First Lien Liquid Asset, First Lien Illiquid Asset, Second Lien Liquid Asset, Second Lien Illiquid Asset, Unsecured Liquid Asset, Junior Illiquid Asset, Unsecured Illiquid Asset, Permitted Equity Security or Legacy Energy & Power Asset, or in each case, to the extent any of the foregoing is a Loan, a Participation Interest therein and (b) is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation or a Letter of Credit or an interest therein.

3.	Such obligation does not require the making of any future advance or payment by the Issuer to the issuer thereof or any related counterparty unless (a) such obligation is a Delayed Funding Term Loan or a Revolving Loan and (b) the Issuer has deposited cash into the Unfunded Exposure Account or the Permitted Non-USD Currency Accounts as Unfunded Exposure Allocated Amounts, as applicable, in an aggregate amount at least equal to the Unfunded Exposure Equity Amount in respect thereof.

4.	Such obligation is eligible to be (x) entered into by, sold or assigned to (or in the case of a Participation Interest, transferred to) the Issuer, (y) pledged to the Trustee and (z) assigned to (or in the case of a Participation Interest, transferred to) the Liquidation Agent and the Trustee (subject to any required consents or acknowledgments from the administrative agent in respect of such obligation (or a person acting in a similar capacity) and the obligor thereof).

5.	Such obligation is denominated and payable in an Eligible Currency.

6.	Such obligation is issued by a Person organized in an Eligible Jurisdiction.

7.	Such obligation has been, or immediately following the acquisition thereof will be, Delivered to the Trustee.

8.	Such obligation (x) is not a Defaulted Obligation or subject to a written and public proposal or offer by the obligor of such obligation for a Restructuring in which all or a portion of the principal balance due would be reduced or forgiven and (y) the Reference Instruments of such obligation have not been amended, waived or otherwise modified in a manner that is materially adverse to the Issuer or the Noteholders, as determined by the Liquidation Agent in its sole discretion.

9.	Such obligation is not subject to non-credit-related risk (including, without limitation, reputational risk) as determined by the Liquidation Agent in its sole discretion.

10.	Such obligation is not the subject of a tender or exchange offer other than a tender or exchange offer pursuant to the terms of which the offeror offers to acquire such obligation in exchange for consideration consisting of no less than the full face amount of such obligation plus any accrued and unpaid interest.

11.	Except with respect to Permitted Equity Securities, such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.

12.	Such obligation provides for periodic payments of interest thereon in cash at least semi-annually and, if such obligation is a Partial Deferrable Obligation, the portion of interest payable thereon on each payment or distribution date that is required to be paid in cash shall be not less than the applicable reference rate in respect of such Partial Deferrable Obligation plus 3.50% per annum.

13.	Except with respect to Permitted Affiliate Obligations, such obligation is not an Affiliate Obligation.

14.	Such obligation will not cause the Issuer or the pool of Collateral to be required to register as an investment company under the Investment Company Act.

15.	The ownership of such obligation would not involve a Sanctioned Person or otherwise be prohibited under Sanctions.

16.	Except with respect to Permitted Equity Securities, such obligation shall have a stated maturity less than 8.0 years following the Trade Date for the acquisition or origination thereof by the Issuer.

17.	If such obligation is a Participation Interest, (a) it is a Closing Date Participation Interest or (b) a Participation Interest approved by the Liquidation Agent in its sole discretion (such Participation Interest in clause (b), a “Permitted Non-CD Participation Interest”).

Any of the foregoing Eligibility Criteria may be waived if agreed in writing between the Liquidation Agent and the Issuer (or the Investment Manager on its behalf).